Exhibit 10.1

________________________________________________________

LOAN AGREEMENT

________________________________________________________

Dated as of July 24, 2020

Among

EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO,
individually and/or collectively, as the context may require, as Borrower

and

COLUMN FINANCIAL, INC.,
as Lender

Table of Contents

ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1.	Definitions

Section 1.2.	Principles of Construction

ARTICLE 2 GENERAL TERMS

Section 2.1.	Loan Commitment; Disbursement to Borrower

Section 2.2.	The Loan

Section 2.3.	Disbursement to Borrower

Section 2.4.	The Note and the other Loan Documents

Section 2.5.	Interest Rate

Section 2.6.	Loan Payments

Section 2.7.	Prepayments

Section 2.8.	Intentionally Omitted

Section 2.9.	Release of Individual Property

Section 2.10.	Withholding and Indemnified Taxes

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

Section 3.1.	Legal Status and Authority

Section 3.2.	Validity of Documents

Section 3.3.	Litigation

Section 3.4.	Agreements

Section 3.5.	Financial Condition

Section 3.6.	Disclosure

Section 3.7.	No Plan Assets

Section 3.8.	Not a Foreign Person

Section 3.9.	Intentionally Omitted

Section 3.10.	Business Purposes

Section 3.11.	Borrower’s Principal Place of Business

Section 3.12.	Status of Property

Section 3.13.	Financial Information

Section 3.14.	Condemnation

Section 3.15.	Separate Lots

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Section 3.16.	Insurance

Section 3.17.	Use of Property

Section 3.18.	Leases and Rent Roll

Section 3.19.	Filing and Recording Taxes

Section 3.20.	Management Agreement

Section 3.21.	Illegal Activity/Forfeiture

Section 3.22.	Taxes

Section 3.23.	Permitted Encumbrances

Section 3.24.	Third Party Representations

Section 3.25.	Non-Consolidation Opinion Assumptions

Section 3.26.	Federal Reserve Regulations

Section 3.27.	Investment Company Act

Section 3.28.	Fraudulent Conveyance

Section 3.29.	Embargoed Person

Section 3.30.	Anti-Money Laundering and Economic Sanctions

Section 3.31.	Organizational Chart

Section 3.32.	Bank Holding Company

Section 3.33.	Ground Lease Representations

Section 3.34.	Property Document Representations

Section 3.35.	No Change in Facts or Circumstances; Disclosure

ARTICLE 4 BORROWER COVENANTS

Section 4.1.	Existence

Section 4.2.	Legal Requirements

Section 4.3.	Maintenance and Use of Property

Section 4.4.	Waste

Section 4.5.	Taxes and Other Charges

Section 4.6.	Litigation

Section 4.7.	Access to Property

Section 4.8.	Notice of Default

Section 4.9.	Cooperate in Legal Proceedings

Section 4.10.	Performance by Borrower

Section 4.11.	Intentionally Omitted

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Section 4.12.	Books and Records

Section 4.13.	Estoppel Certificates

Section 4.14.	Leases and Rents

Section 4.15.	Management Agreement

Section 4.16.	Payment for Labor and Materials

Section 4.17.	Performance of Other Agreements

Section 4.18.	Debt Cancellation

Section 4.19.	ERISA

Section 4.20.	No Joint Assessment

Section 4.21.	Alterations

Section 4.22.	Property Document Covenants

Section 4.23.	Ground Lease Covenants

ARTICLE 5 ENTITY COVENANTS

Section 5.1.	Single Purpose Entity/Separateness

Section 5.2.	Independent Director

Section 5.3.	Change of Name, Identity or Structure

Section 5.4.	Business and Operations

ARTICLE 6 NO SALE OR ENCUMBRANCE

Section 6.1.	Transfer Definitions

Section 6.2.	No Sale/Encumbrance

Section 6.3.	Permitted Equity Transfers

Section 6.4.	Lender’s Rights

Section 6.5.	Economic Sanctions, Anti-Money Laundering and Transfers

ARTICLE 7 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1.	Insurance

Section 7.2.	Casualty

Section 7.3.	Condemnation

Section 7.4.	Restoration

ARTICLE 8 RESERVE FUNDS

Section 8.1.	Immediate Repair Funds

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Section 8.2.	Replacement Reserve Funds

Section 8.3.	Leasing Reserve Funds

Section 8.4.	Ground Rent Funds

Section 8.5.	Excess Cash Flow Funds

Section 8.6.	Tax and Insurance Funds

Section 8.7.	Environmental Remediation Funds

Section 8.8.	Unfunded Obligations Funds

Section 8.9.	Special Reserve Funds

Section 8.10.	The Accounts Generally

Section 8.11.	Letters of Credit

ARTICLE 9 CASH MANAGEMENT

Section 9.1.	Establishment of Certain Accounts

Section 9.2.	Deposits into the Restricted Account

Section 9.3.	Disbursements from the Cash Management Account

Section 9.4.	Withdrawals from the Debt Service Account

Section 9.5.	Payments Received Under this Agreement

ARTICLE 10 EVENTS OF DEFAULT; REMEDIES

Section 10.1.	Event of Default

Section 10.2.	Remedies

ARTICLE 11 SECONDARY MARKET

Section 11.1.	Securitization

Section 11.2.	Disclosure

Section 11.3.	Reserves/Escrows

Section 11.4.	Servicer

Section 11.5.	Rating Agency Costs

Section 11.6.	Mezzanine Option

Section 11.7.	Conversion to Registered Form

Section 11.8.	Uncross of Properties

Section 11.9.	Syndication

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ARTICLE 12 INDEMNIFICATIONS

Section 12.1.	General Indemnification

Section 12.2.	Mortgage and Intangible Tax Indemnification

Section 12.3.	ERISA Indemnification

Section 12.4.	Duty to Defend, Legal Fees and Other Fees and Expenses

Section 12.5.	Survival

Section 12.6.	Environmental Indemnity

ARTICLE 13 EXCULPATION

Section 13.1.	Exculpation

ARTICLE 14 NOTICES

Section 14.1.	Notices

ARTICLE 15 FURTHER ASSURANCES

Section 15.1.	Replacement Documents

Section 15.2.	Recording of Security Instrument

Section 15.3.	Further Acts

Section 15.4.	Changes in Tax, Debt, Credit and Documentary Stamp Laws

ARTICLE 16 WAIVERS

Section 16.1.	Remedies Cumulative; Waivers

Section 16.2.	Modification, Waiver in Writing

Section 16.3.	Delay Not a Waiver

Section 16.4.	Waiver of Trial by Jury

Section 16.5.	Waiver of Notice

Section 16.6.	Remedies of Borrower

Section 16.7.	Marshalling and Other Matters

Section 16.8.	Intentionally Omitted

Section 16.9.	Waiver of Counterclaim

Section 16.10.	Sole Discretion of Lender

ARTICLE 17 MISCELLANEOUS

Section 17.1.	Survival

Section 17.2.	Governing Law

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Section 17.3.	Headings

Section 17.4.	Severability

Section 17.5.	Preferences

Section 17.6.	Expenses

Section 17.7.	Cost of Enforcement

Section 17.8.	Schedules Incorporated

Section 17.9.	Offsets, Counterclaims and Defenses

Section 17.10.	No Joint Venture or Partnership; No Third Party Beneficiaries

Section 17.11.	Publicity

Section 17.12.	Limitation of Liability

Section 17.13.	Conflict; Construction of Documents; Reliance

Section 17.14.	Entire Agreement

Section 17.15.	Liability

Section 17.16.	Duplicate Originals; Counterparts

Section 17.17.	Brokers

Section 17.18.	Set-Off

Section 17.19.	Contributions and Waivers

Section 17.20.	Cross Default; Cross-Collateralization

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of July 24, 2020 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“CF”; and together with any other Co-Lender under the Loan and each of their respective successors and/or assigns, “Lender”), and EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO, each having its principal place of business at 38 Washington Square, Newport, Rhode Island 02840 (individually and/or collectively, as the context may require, together with their respective successors and/or assigns, “Borrower”).

RECITALS:

Borrower desires to obtain the Loan (defined below) from Lender.

Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1.         Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable LLC” shall mean a limited liability company formed under Delaware law which has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company.

“Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts in the Accounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) through (iii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

“Accounts” shall mean the Cash Management Account, the Debt Service Account, the Restricted Account, the Tax Account, the Insurance Account, the Replacement Reserve Account, the Immediate Repair Account, the Leasing Reserve Account, the Environmental Remediation Account, the Unfunded Obligations Account, the Excess Cash Flow Account, the Ground Rent Account and any other account established by this Agreement or the other Loan Documents.

“Act” is defined in Section 5.1 hereof.

“Affected Property” shall have the meaning set forth in Section 11.8 hereof.

“Affiliate” shall mean, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person and/or (b) is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any managing agent of any Individual Property in which Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, five percent (5%) or more of the aggregate legal, beneficial or economic interest or which is Controlled by Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities.

“AFT” shall mean American Finance Trust, Inc., a Maryland corporation.

“AFT Shareholder” means a Person whose indirect interest in Borrower and/or any SPE Component Entity and/or direct or indirect interest in Guarantor and/or any Affiliated Manager is derived solely from its ownership of shares of stock in AFT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange.

“Agent” shall have the meaning set forth in Section 11.9 hereof.

“Aggregate Square Footage” shall mean the aggregate rentable square footage of the Properties (but excluding the rentable square footage of each Released Property that shall have been released from the lien of the related Security Instrument pursuant to Section 2.9 hereof prior to the date of determination).

“Allocable Principal Balance” shall have the meaning set forth in Section 17.19 hereof.

“Allocated Loan Amount” shall mean the portion of the principal amount of the Loan allocated to any applicable Individual Property as set forth on Schedule V hereof.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Alteration Threshold” shall mean, with respect to each Individual Property, an amount equal to 5% of the outstanding principal amount of the Allocated Loan Amount attributable to such Individual Property.

“Anti-Corruption Laws” shall mean any laws, rules and regulations of any Governmental Authority applicable to Borrower, Guarantor or any of their direct or indirect members, partners or owners concerning bribery or corruption, including the United Stated Foreign Corrupt Properties Act of 1997 (15 U.S.C.§8 78d Jan/et seq.).

“Anti-Money Laundering Laws” shall mean any laws, rules and regulations of any Governmental Authority applicable from time to time to Borrower, Guarantor or any of their direct or indirect partners, members or owners related to money laundering or terrorist financing.

“Appraisal” shall mean an appraisal prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Individual Property is located, who meets the requirements of FIRREA and USPAP and who is otherwise reasonably satisfactory to Lender.

“Approved Accounting Method” shall mean (i) GAAP, (ii) federal tax basis accounting (consistently applied) or (iii) such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 4.12 hereof.

“Approved Bank” means (a) a bank or other financial institution which has the Required Rating, (b) if a Securitization has not occurred, a bank or other financial institution acceptable to Lender, or (c) if a Securitization has occurred, a bank or other financial institution with respect to which Lender shall have received a Rating Agency Confirmation. Each of BMO Harris and KeyBank National Association, a national banking association shall be deemed to be an Approved Bank for so long as such institution (x) has ratings from each Rating Agency equal to or greater than the ratings each such institution has as of the Closing Date or (y) is otherwise approved by each Rating Agency.

“Approved Extraordinary Expense” shall mean an operating or capital expense of the applicable Individual Property not set forth on the Approved Annual Budget but approved by Lender in writing (which such approval shall not be unreasonably withheld, conditioned or delayed).

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall be deemed Approved ID Providers unless and until disapproved by any Rating Agency and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent reasonably approved in writing by Lender and approved in writing by the Rating Agencies.

“Approved Operating Expense” shall mean an Operating Expense or capital expense of the applicable Individual Property set forth on the Approved Annual Budget, provided, however, that the amount of any management fees to be included as an Approved Operating Expense shall not exceed an amount equal to (x) in the case of any Affiliated Manager, two percent (2%) of Gross Rents or (y) in the case of any other Manager, three percent (3%) of Gross Rents regardless of the amount set forth for management fees on the Approved Annual Budget.

“Assignment and Assumption” shall have the meaning set forth in Section 11.9 hereof.

“Assignment of Management Agreement” shall mean, individually and/or collectively, those certain Conditional Assignments of Management Agreement each dated as of the date hereof among Lender, Borrower and the applicable Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bank” shall be deemed to refer to the bank or other institution maintaining the Restricted Account pursuant to the Restricted Account Agreement.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code and/or any Creditors Rights Laws; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code and/or any Creditors Rights Laws, or such Person soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code and/or any Creditors Rights Laws, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of any Individual Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, any Creditors Rights Laws and/or any other applicable law, (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets, (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due or (h) such Person takes any action in furtherance of any of the foregoing.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Bankruptcy Event” shall mean the occurrence of any one or more the of the following: (i) Borrower or any SPE Component Entity shall commence any case, proceeding or other action (A) under the Bankruptcy Code and/or any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets; (ii) Borrower or any SPE Component Entity shall make a general assignment for the benefit of its creditors; (iii) Borrower, any SPE Component Entity, Guarantor or Affiliated Manager (and/or Person owning an interest (directly or indirectly) in Borrower, any SPE Component Entity, Guarantor or Affiliated Manager, but excluding any AFT Shareholder (other than an Excluded AFT Shareholder)) files, or joins or colludes in the filing of, (A) an involuntary petition against Borrower or any SPE Component Entity under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition under the Bankruptcy Code or any other Creditors Rights Laws against Borrower or any SPE Component Entity or (B) any case, proceeding or other action under the Bankruptcy Code or any other Creditors Rights Laws seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of Borrower’s or any SPE Component Entity’s assets; (iv) Borrower or any SPE Component Entity files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition from any Person against Borrower or any SPE Component Entity; (v) Borrower, any SPE Component Entity, Guarantor or Affiliated Manager (and/or Person owning an interest (directly or indirectly) in Borrower, any SPE Component Entity, Guarantor or Affiliated Manager, but excluding any AFT Shareholder (other than an Excluded AFT Shareholder)) consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, any SPE Component Entity or any portion of the Property; and (vi) Borrower or any SPE Component Entity admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Benefitted Borrower” shall have the meaning set forth in Section 17.19 hereof.

“Blackout Window” shall mean the period commencing on the Closing Date and ending on the earlier of (a) the 30th day following the final settlement of the Securitization of 100% of the Loan (less any amount retained by Lender to comply with risk retention requirements applicable to Lender, to the extent Lender does not satisfy such requirements through the retention of securities issued in connection with a Securitization), and (b) the 180th day following the Closing Date.

“Borrower Party” and “Borrower Parties” shall mean each of Borrower, any SPE Component Entity and Guarantor.

“Borrower Tax Period” shall mean, with respect to any Waived Tax Deposit Property, a period commencing, with respect to each Waived Tax Deposit Property, on the earlier to occur of: (i) the date the applicable Lease with respect to such Waived Tax Deposit Property as of the Closing Date is no longer in effect (unless Borrower shall enter into a replacement Lease with respect to such Waived Tax Deposit Property in accordance with the terms and conditions hereof and such replacement Lease provides that the Tenant thereunder is obligated to pay all Taxes and Other Charges), or (ii) if the Lease with respect to such Waived Tax Deposit Property as of the Closing Date (or a replacement Lease entered into pursuant to the parenthetical clause of clause (i) of this definition) is in effect, the date on which the Tenant under such Lease shall have failed to pay all Taxes and Other Charges under such Lease prior to delinquency and ending on the date a new Lease meeting the requirements set forth in the parenthetical clause of clause (i) above is entered into or the applicable Tenant pays all delinquent Taxes and Other Charges (including any penalties and/or fees associated therewith).

“Business Day” shall mean a day on which commercial banks are not authorized or required by applicable law to close in New York, New York.

“Cash Flow Adjustments” shall mean adjustments made by Lender in its calculation of Underwritable Cash Flow and the components thereof, in each case, based upon Lender underwriting criteria, which shall be customary and consistent with loans similar to the Loan and which such adjustments shall include, without limitation, adjustments (A) for (i) items of a non-recurring nature, (ii) a credit loss/vacancy allowance equal to actual vacancy and (iii) imminent liabilities and/or other expense increases (including, without limitation, imminent increases to Taxes and Insurance Premiums), provided that to the extent any such imminent liabilities and/or other expense increases are reimbursable by a Tenant pursuant to the terms of its Lease, Operating Income shall be increased to account for any such amounts; (B) to exclude rental income attributable to any Tenant (1) in bankruptcy that has not affirmed its Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction (unless such Tenant is an Investment Grade Tenant and is paying full, unabated rent to Borrower during such bankruptcy), (2) which is in monetary default beyond notice and cure periods under its Lease, (3) that has stated in writing that it is not renewing or is terminating, canceling and/or rejecting its applicable Lease (provided, that, with respect to any Lease pursuant to which Tenant is paying to Borrower full and unabated rent after it has delivered such notification to Borrower, Lender shall continue to include such rental income in its calculation of Underwritable Cash Flow until the first to occur of (I) with respect to a non-renewal, the date required under such Lease for Tenant to exercise its notice of renewal and (II) with respect to a termination, cancellation or rejection, three (3) months prior to the termination date, cancellation date and/or rejection date of the Lease) and/or (4) whose tenancy at the Property is month-to-month and (C) to reflect only those Properties that have not been released from the liens of the Security Instruments at the time of such calculation of Underwritable Cash Flow.

“Cash Management Account” shall have the meaning set forth in Section 9.1 hereof.

“Cash Management Agreement” shall have the meaning set forth in Section 9.1 hereof.

“Cash Management Bank” shall have the meaning set forth in Section 9.1 hereof.

“Casualty” shall have the meaning set forth in Section 7.2.

“Casualty Consultant” shall have the meaning set forth in Section 7.4 hereof.

“Casualty/Condemnation Prepayment” shall have the meaning set forth in Section 7.4 hereof.

“Cause” shall mean, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute systematic, persistent or willful disregard of, or bad faith or gross negligence with respect to, such Independent Director's duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) such Independent Director no longer satisfies the requirements set forth in the definition thereof.

“CF” shall have the meaning set forth in the preamble hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Closing Date Debt Yield” shall mean a Debt Yield of 11.6%.

“Co-Lender” shall have the meaning set forth in Section 11.9 hereof.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Individual Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 7.3(b) hereof.

“Condominium” shall mean each condominium regime created pursuant to the Condominium Documents.

“Condominium Act” shall mean (i) with respect to the DaVita Baltimore Property, the Maryland Condominium Act, Title 11 of the Real Property Article of the Maryland Code, as amended and as it may be further amended from time to time, and (ii) with respect to the Conway NH Property, the New Hampshire Condominium Act, New Hampshire Revised Statutes, Chapter 356-B, as amended and as it may be further amended from time to time.

“Condominium Common Charges” shall mean all common charges, maintenance fees and other assessments imposed pursuant to the Condominium Documents, including, without limitation, water rates and sewer rates.

“Condominium Documents” shall mean (i) with respect to the DaVita Baltimore Property, the declaration, articles of incorporation and by-laws and rules and regulations of a condominium association and any and all other documentation related to the proper formation and operation of the condominium regime established at the DaVita Baltimore Property under the laws of the State of Maryland as more specifically described on Schedule XIII-A hereto, and (ii) with respect to the Conway NH Property, the declaration, articles of incorporation and by-laws and rules and regulations of a condominium association and any and all other documentation related to the proper formation and operation of the condominium regime established at the Conway NH Property under the laws of the State of New Hampshire as more specifically described on Schedule XIII-B hereto.

“Contribution” shall have the meaning set forth in Section 17.19 hereof.

“Contribution Payment” shall have the meaning set forth in Section 17.19 hereof.

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Conway NH Borrower” shall mean ARG DI51PCK001, LLC, a Delaware limited liability company.

“Conway NH Property” shall mean the Individual Property located at 21B Poloquin Drive, Conway, New Hampshire.

“Covered Disclosure Information” shall have the meaning set forth in Section 11.2 hereof.

“Covered Rating Agency Information” shall mean any Provided Information furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities.

“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“DaVita Baltimore Borrower” shall mean ARG DI51PCK001, LLC, a Delaware limited liability company.

“DaVita Baltimore Property” shall mean the Individual Property located at 6609 Reisterstown Road, Suite 100, Baltimore, Maryland.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents (including, without limitation, the Yield Maintenance Premium and all costs and expenses payable to Lender thereunder).

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments hereunder.

“Debt Service Account” shall have the meaning set forth in Section 9.1 hereof.

“Debt Yield” shall mean the ratio of (i) the Underwritable Cash Flow as of the date of calculation to (ii) the outstanding principal balance of the Loan as of the date of calculation.

“Deemed Approval Requirements” shall mean, with respect to any matter, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all information and documentation required to be delivered pursuant to this Agreement (or, if no specific deliverables are required pursuant to this Agreement, such information and documentation as is reasonably necessary) in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following (or substantially similar) language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; (iii) Lender shall have failed to approve or disapprove the matter identified in the Initial Notice within the aforesaid time-frame; (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following (or substantially similar) language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; and (v) Lender shall have failed to approve or disapprove the matter identified in the Second Notice within the aforesaid time-frame. For purposes of clarification, Lender may request in writing additional and/or clarified information provided such request for information is delivered within five (5) Business Days of Lender’s receipt of the Initial Notice, provided, however, notwithstanding the foregoing, Lender shall still be required to approve or disapprove any request within the timeframes set forth above in this paragraph. From and after the date on which the Loan shall have been securitized, any and all notices and other correspondence described in this definition shall be sent to the Person last identified to Borrower in writing as the Servicer.

“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) four percent (4%) above the Interest Rate.

“Default Release” shall have the meaning set forth in Section 2.9 hereof.

“Defaulting Borrower” shall have the meaning set forth in Section 17.19 hereof.

“Deferred Rental Agreements” shall mean, collectively, (i) each agreement set forth on Schedule XVII attached hereto (each of which has been approved by Lender as of the Closing Date), and (ii) any other written agreement which (a) provides the Tenant under a Lease with a deferral of its rental obligations, (b) does not result in an overall decrease in the amount of rent payable by such Tenant over the entire term of the applicable Lease, and (c) is otherwise entered into in accordance with the provisions of Section 4.14 hereof.

“Disclosure Documents” shall mean, collectively and as applicable, any offering circular, free writing prospectus, prospectus, prospectus supplement, private placement memorandum, term sheet or other offering document, in each case, provided to prospective investors and the Rating Agencies in connection with a Securitization.

“Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to a plan of division or otherwise), including, without limitation and to the extent applicable, pursuant to §18-217 of the Delaware Limited Liability Company Act.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management or advisement) in excess of $1,000,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $400,000,000 and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties) or corporate credit loans, or operating commercial properties.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state-chartered depository institution or trust company which (a) complies with the definition of Eligible Institution, (b) has a combined capital and surplus of at least $50,000,000 and (c) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for thirty (30) days or less) and (ii) the long term unsecured debt obligations of which are rated at least “A+” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for more than thirty (30) days), (b) such other depository institution otherwise approved by the Rating Agencies from time-to-time or (c) KeyBank National Association in its capacity as Restricted Account Bank and as Cash Management Bank; provided that, with respect to this clause (c), KeyBank National Association (x) has ratings from each Rating Agency equal to or greater than the ratings such institution has as of the Closing Date or (y) is otherwise approved by each of the Rating Agencies.

“Embargoed Person” shall have the meaning set forth in Section 3.29 hereof.

“Emergency Alterations” shall have the meaning set forth in Section 4.21 hereof.

“Emergency Expenditures” shall mean any payments required to be made to (i) avoid or minimize the imminent threat of either (a) loss or impairment of life or (b) damage to any Property, or (ii) without limiting the generality of the preceding clause (i), make any repairs or capital improvements or take other action required in order to avoid a penalty by reason of failure of compliance with any laws, orders, rules regulations and other requirements enacted, imposed or enforced by any Governmental Authority.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“Environmental Remediation” shall have the meaning set forth in Section 4.11 hereof.

“Environmental Remediation Account” shall have the meaning set forth in Section 8.7 hereof.

“Environmental Remediation Funds” shall have the meaning set forth in Section 8.7 hereof.

“Environmental Reports” shall mean those certain Phase I environmental site assessments with respect to Properties delivered to Lender in connection with the closing of the Loan.

“Equity Collateral” shall have the meaning set forth in Section 11.6 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or shall be amended, restated, replaced or otherwise modified.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 9.3 hereof.

“Excess Cash Flow Account” shall have the meaning set forth in Section 8.5 hereof.

“Excess Cash Flow Funds” shall have the meaning set forth in Section 8.5 hereof.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Exchange Act Filing” shall have the meaning set forth in Section 11.1 hereof.

“Excluded AFT Shareholder” means an AFT Shareholder who or which (a) is an officer, director, member and/or employee of Borrower, any SPE Component Entity, Guarantor, any Affiliated Manager and/or their respective Affiliates, (b) owns a five percent (5%) or greater interest in AFT through its ownership of shares of stock in AFT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange and/or (c) Controls Borrower, any SPE Component Entity, Guarantor, any Affiliated Manager and/or their respective Affiliates.

“Excluded Taxes” shall mean any of the following Section 2.10 Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Section 2.10 Taxes imposed on or measured by net income (however denominated), franchise Section 2.10 Taxes, and branch profits Section 2.10 Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Section 2.10 Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender originates or acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Section 2.10 Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Section 2.10 Taxes attributable to such Recipient’s failure to comply with Section 2.10(f), and (d) any U.S. federal withholding taxes imposed under FATCA.

“Exculpated Parties” shall have the meaning set forth in Section 13.1 hereof.

“FATCA” shall mean Sections 1471 through 1474 of the IRS Code, as of the date of this Agreement (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRS Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the IRS Code.

“Fee Estate” shall mean the fee interest of the lessor under a Ground Lease in the Land and the Improvements demised under such Ground Lease.

“Fee Owner” shall mean the owner of the lessor’s interest in a Ground Lease and the related Fee Estate.

“First Monthly Payment Date” shall mean September 6, 2020.

“Fitch” shall mean Fitch, Inc.

“Flood Insurance Acts” shall have the meaning set forth in Section 7.1 hereof.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Full Recourse Lien” shall have the meaning set forth in Section 13.1 hereof.

“Full Recourse Transfer” shall have the meaning set forth in Section 13.1 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Government Lists” shall mean (i) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrowers in writing is now included in “Government Lists”, (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce, the United Nations, the European Union, any European Union member state, the United Kingdom or any other Governmental Authority or (iv) any similar lists maintained pursuant to any Executive Order of the President of the United States of America that Lender notified Borrowers in writing is now included in “Government Lists”.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Rents” shall mean an amount equal to annual rental income reflected in a current rent roll for (i) all Tenants paying rent (other than Tenants which are not Investment Grade Tenants who are paying rent but who have ceased operations (i.e., “gone dark”) in the space demised under their Leases unless such Tenants have ceased operations in order to comply with applicable Legal Requirements) and (ii) all Tenants who are open for business and in actual physical occupancy of their respective space demised under their Leases but who are benefitting from a free rent period (provided that rental income will only be included in Gross Rents for any Tenant benefitting from (I) with respect to a Lease with a term of five (5) years or less, an amount not to exceed six (6) months of free rent and (II) with respect to a Lease with a term greater than five (5) years, an amount not to exceed twelve (12) months of free rent), in each instance pursuant to Leases which are in full force and effect.

“Ground Lease” shall mean, collectively, (i) the “Ground Lease” as defined in each applicable Security Instrument and (ii) the Ground Lease Estoppels.

“Ground Lease Estoppel” shall mean, collectively, each ground lease estoppel as set forth on Schedule XI attached hereto.

“Ground Rent” shall mean the ground rent, and other sums and amounts payable to Fee Owner, by Borrower under each Ground Lease.

“Ground Rent Account” shall have the meaning set forth in Section 8.4 hereof.

“Ground Rent Funds” shall have the meaning set forth in Section 8.4 hereof.

“Guarantor” shall mean American Finance Operating Partnership, L.P., a Delaware limited partnership, and any successor to and/or replacement of any of the foregoing Person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

“Guarantor Control Condition” shall mean a condition which shall be deemed satisfied to the extent that Borrower and, if applicable, each SPE Component Entity is, in each case, Controlled directly or indirectly by a current Guarantor (as distinguished from any prior Guarantor that has been replaced in accordance with the applicable terms and conditions of the Loan Documents).

“Guaranty” shall mean that certain Limited Recourse Guaranty executed by Guarantor and dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Immediate Repair Account” shall have the meaning set forth in Section 8.1 hereof.

“Immediate Repair Funds” shall have the meaning set forth in Section 8.1 hereof.

“Immediate Repairs” shall mean the repairs at the Property as set forth on Schedule II-A hereto.

“Immediate Tenant Repairs” shall mean the repairs at the Property as set forth on Schedule II-B, which repairs are the sole responsibility of the applicable Tenant at an Individual Property pursuant to the terms of the related Lease.

“Improvements” shall mean, individually and/or collectively (as the context requires), the “Improvements” as defined in each applicable Security Instrument.

“Indebtedness” shall mean, for any Person, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contract, operation of law or otherwise), including, without limitation, (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person pursuant to a guaranty, (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

“Indemnified Person” shall mean Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan on behalf of Lender, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded, any Person who may hold or acquire or will have held a full or partial direct interest in the Loan secured hereby as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties as well as the respective directors, officers, shareholders, partners, employees, agents, representatives of any and all of the foregoing (including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business) and any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding.

“Indemnified Taxes” shall mean (a) Section 2.10 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnifying Person” shall mean Borrower and/or Guarantor, as applicable.

“Independent Director” shall have the meaning set forth in Section 5.2 hereof.

“Individual Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the applicable Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the applicable Security Instrument and referred to therein as the “Property.”

“Information” shall have the meaning set forth in Section 11.9 hereof.

“Insurance Account” shall have the meaning set forth in Section 8.6 hereof.

“Insurance Payment Date” shall mean, with respect to any applicable Policies, the date occurring 30 days prior to the date the applicable Insurance Premiums associated therewith are due and payable.

“Insurance Premiums” shall have the meaning set forth in Section 7.1 hereof.

“Interest Accrual Period” shall mean the period beginning on (and including) the sixth (6th) day of each calendar month during the term of the Loan and ending on (and including) the fifth (5th) day of the next succeeding calendar month.

“Interest Bearing Accounts” shall mean the following Reserve Accounts: the Replacement Reserve Account, the Immediate Repair Account, the Excess Cash Flow Account, the Leasing Reserve Account, the Environmental Remediation Account and the Unfunded Obligations Account.

“Interest Rate” shall mean a rate per annum equal to 3.743%.

“Interest Shortfall” shall have the meaning set forth in Section 2.7 hereof.

“Investment Grade Ratings” shall mean, as applicable, a long-term unsecured debt rating of “BBB-” or higher by S&P or Fitch or “Baa3” or higher by Moody’s.

“Investment Grade Tenant” shall mean either (i) a Tenant that, as of the date of determination, has an Investment Grade Rating, (ii) a Tenant whose Lease is guaranteed by a lease guarantor that, as of the date of determination, has an Investment Grade Rating, or (iii) a Tenant which is a subsidiary of FedEx Corporation provided that, as of the date of determination, FedEx Corporation has an Investment Grade Rating.

“Investor” shall mean any investor in the Loan (or any portion thereof or interest therein) in connection with any Secondary Market Transaction.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

“Land” shall mean, individually and/or collectively (as the context requires), the “Land” as defined in each applicable Security Instrument.

“Landlord Alterations” shall have the meaning set forth in Section 4.21.

“Lease” shall have the meaning set forth in the Security Instrument.

“Leasing Reserve Account” shall have the meaning set forth in Section 8.3 hereof.

“Leasing Reserve Cap” shall mean, for each date of determination, an amount equal to the Aggregate Square Footage multiplied by two dollars and twenty-five cents ($2.25).

“Leasing Reserve Funds” shall have the meaning set forth in Section 8.3 hereof.

“Leasing Reserve Monthly Deposit” shall mean, for each date of determination, one-twelfth (1/12th) of the amount equal to the Aggregate Square Footage multiplied by seventy-five cents ($0.75).

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or any Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower or any Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to any Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender Affiliate” shall have the meaning set forth in Section 11.2 hereof.

“Lender Group” shall have the meaning set forth in Section 11.2 hereof.

“Letter of Credit” shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Approved Bank. Borrower’s delivery of any Letter of Credit hereunder shall, at Lender’s option, be conditioned upon Lender’s receipt of either an update to the Non-Consolidation Opinion reasonably acceptable to Lender and acceptable to the Rating Agencies or a New Non-Consolidation Opinion relating to such Letter of Credit.

“Liabilities” shall have the meaning set forth in Section 11.2 hereof.

“Lien” shall mean, with respect to each Individual Property, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, on or affecting any Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances on such Individual Property.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Bifurcation” shall have the meaning set forth in Section 11.1 hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Post-Closing Agreement and all other documents executed and delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the outstanding principal amount of the Loan as of the date of such calculation to (b) the fair market value of the Properties (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value), as determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust.

“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, fines, penalties, charges, amounts paid in settlement, litigation costs and attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards (but excluding consequential, special, indirect and/or punitive damages or lost profits except to the extent Lender or its Affiliates are responsible therefor to third parties).

“Major Lease” shall mean (i) any Lease with Versacold USA, Inc., a Minnesota corporation (f/k/a Atlas Cold Storage US Inc. and successor by merger to Atlas Cold Storage America LLC) and/or its affiliates, (ii) any Lease which accounts for more than 3% of the Gross Rent at all Properties, (iii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of any Individual Property, (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of clause (i), (ii) and/or (iii) above, (v) any Lease which is entered into during the continuance of an Event of Default. In connection with the requirement to obtain Lender’s consent or approval pursuant to Section 4.14 hereof with respect to any matters pertaining to a Major Lease, if at the time of such request, Borrower is seeking similar consents and/or approvals with respect to multiple Leases which do not individually constitute Major Leases, but which, when aggregated with all other Leases with the same Tenant or an Affiliate thereof for which such similar consents and/or approvals are pending, accounts for more than 4.8% the Gross Rent at all Properties, each such Lease shall be deemed to be a Major Lease notwithstanding that it does not independently constitute a Major Lease hereunder.

“Management Agreement” shall mean individually and/or collectively (as the context may require), (i) Property Management Agreement, dated as of October 23, 2013, by and between ARC AMWNRKY001, LLC, as owner, and CBRE, Inc., as manager, (ii) that certain Property Management and Leasing Agreement, dated as of the date hereof, by and among each Borrower other than ARC AMWNRKY001, LLC, collectively as owner, and American Finance Properties, LLC as manager, and (iii) each Qualified Management Agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Properties or any portion thereof, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Manager” shall mean (i) with respect to that certain Individual Property located at 1919 Rolling Hills Lane, Winchester, Kentucky, CBRE, Inc., a Delaware corporation, (ii) with respect to each other Individual Property, American Finance Properties, LLC, or (iii) such other Person selected as the manager of any applicable Individual Property in accordance with the terms of this Agreement or the other Loan Documents.

“Master Lease” shall mean, individually and/or collectively, as the context may require, those certain Leases listed on Schedule X attached hereto together with any replacements, amendments, modifications, renewals or supplements thereto in accordance with the terms and conditions of this Agreement, including, without limitation, any replacement Lease entered into in accordance with the terms and conditions of this Agreement with respect to any space demised under a Master Lease.

“Material Adverse Effect” shall mean a material adverse effect on (i) any Individual Property, (ii) the business, management, operations or condition (financial or otherwise) of any Borrower, Guarantor, or any Individual Property, (iii) the enforceability, validity, perfection or priority of the lien of any Security Instrument or the enforceability of the other Loan Documents, or (iv) the ability of any Borrower and/or Guarantor to perform its obligations under the related Security Instrument or the other Loan Documents.

“Maturity Date” shall mean the Stated Maturity Date or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” is defined in Section 5.1 hereof.

“Mezzanine Borrower” shall have the meaning set forth in Section 11.6 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 11.6 hereof.

“Minimum Debt Yield (Full Trigger)” shall mean a Debt Yield equal to 8.2%.

“Minimum Debt Yield (Partial Trigger)” shall mean a Debt Yield equal to 9.3%.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Minor Repairs” shall mean, for any Individual Property, routine repairs and/or maintenance performed in the ordinary course of business and in compliance with this Agreement in an aggregate amount not to exceed $10,000.00 and which would not be reasonably anticipated to result in a Material Adverse Effect.

“Monthly Debt Service Payment Amount” shall mean for each Monthly Payment Date, a payment equal to the amount of interest which has accrued during the preceding Interest Accrual Period computed at the Interest Rate.

“Monthly Ground Rent Deposit” shall have the meaning set forth in Section 8.4 hereof.

“Monthly Insurance Deposit” shall have the meaning set forth in Section 8.6 hereof.

“Monthly Payment Date” shall mean the First Monthly Payment Date and the sixth (6th) day of every calendar month occurring thereafter during the term of the Loan.

“Monthly Tax Deposit” shall have the meaning set forth in Section 8.6 hereof.

“Moody’s” shall mean Moody’s Investor Service, Inc.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to any Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 7.4 hereof.

“Net Sales Proceeds” shall mean, in connection with any Sales Contract Release, the total value of all cash consideration received by or on behalf of Borrower in connection with the applicable sale of the related Individual Property less all reasonable, out-of-pocket costs and expenses actually incurred by Borrower in favor of third parties in connection with the negotiation and consummation of the applicable sale of the Individual Property, which costs shall be substantiated to Lender’s reasonable satisfaction.

“New Manager” shall mean any Person replacing or becoming the assignee of the then current Manager, in each case, in accordance with the applicable terms and conditions hereof.

“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by outside counsel reasonably acceptable to Lender and acceptable to the Rating Agencies or a bring down of or an update to the Non-Consolidation Opinion and, in either case, otherwise in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies.

“Non-Conforming Policy” shall have the meaning set forth in Section 7.1 hereof.

“Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion delivered to Lender by Greenberg Traurig, LLP in connection with the closing of the Loan.

“Non-Discretionary Expenses” shall mean (i) all payments required to be made under this Agreement or any other Loan Document, including, without limitation, in respect of interest, principal, servicing fees, and required escrows, (ii) Emergency Expenditures, (iii) expenditures required pursuant to any Legal Requirement, and (iv) expenditures required to pay real estate taxes and other governmental impositions, utilities, insurance premiums or other similar non-discretionary expenses.

“Non-discretionary Substitution Property” shall mean the Individual Properties identified on Schedule XVIII attached hereto.

“Note” shall mean, individually and/or collectively, as the context may require, Note A-1 and Note A-2.

“Note A-1” shall mean that certain Replacement Consolidated Amended and Restated Promissory Note A-1, dated the date hereof, in the principal amount of $464,750,000.00 made by Borrower in favor of CF.

“Note A-2” shall mean that certain Replacement Consolidated Amended and Restated Promissory Note A-2, dated the date hereof, in the principal amount of $250,250,000.00 made by Borrower in favor of CF.

“OFAC” shall have the meaning set forth in Section 3.30 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by Responsible Officer of Borrower.

“Op Ex Monthly Amount” shall mean an amount equal to the sum of (i) Approved Operating Expenses and Approved Extraordinary Expenses to be incurred by Borrower for the then current Interest Accrual Period, and (ii) without duplication of any amounts previously remitted to Borrower, any Non-Discretionary Expenses which do not constitute Approved Operating Expenses or Approved Extraordinary Expenses actually incurred by Borrower for the immediately preceding Interest Accrual Period (as identified to Lender in a written request therefor).

“Open Prepayment Period” shall have the meaning set forth in Section 2.7(a) hereof.

“Operating Expenses” shall mean for any period the total of all expenditures, computed in accordance with the Approved Accounting Method, of whatever kind relating to the ownership, operation, maintenance and management of the Properties, including without limitation, (and without duplication) utilities, ordinary repairs and maintenance, insurance, license fees, ground rent, property taxes and assessments, advertising expenses, payroll and related taxes, computer processing charges, assumed management fees (equal to the greater of (x) two percent (2.0%) of Gross Rents or (y) actual management fees payable under the Management Agreement), operational equipment or other lease payments as approved by Lender, but specifically excluding (i) depreciation, (ii) Debt Service, (iii) non-recurring or extraordinary expenses, and (iv) deposits into the Reserve Funds.

“Operating Income” shall mean all income, computed in accordance with the Approved Accounting Method, derived from the ownership and operation of the Properties from whatever source, including, but not limited to common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries and other miscellaneous income, but excluding rental income taxes, sales, use and occupancy taxes or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income, insurance proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds. Operating Income shall not be diminished as a result of the Security Instruments or the creation of any intervening estate or interest in the Properties or any part thereof. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, “Gross Rents” and “Operating Income” shall be calculated hereunder without duplication of one another or of any individual item contained within the definitions thereof.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against any Individual Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to any Recipient, Section 2.10 Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Section 2.10 Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Section 2.10 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Section 2.10 Taxes that are Other Connection Taxes imposed with respect to an assignment or Section 2.10 Taxes that are the result of Barclays being a foreign lender with a loan made in the United States.

“Overpaying Borrower” shall have the meaning set forth in Section 17.19 hereof.

“Overpayment Amount” shall have the meaning set forth in Section 17.19 hereof.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws with respect to the same subject matter.

“Patriot Act Offense” shall mean any violation of the criminal laws of any Governmental Authority, or that would be a criminal violation if committed within the jurisdiction of the United States of America, any of the several states or any Governmental Authority, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

“Permits” shall mean all necessary certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under applicable Legal Requirements for the operation of each Individual Property and the conduct of Borrower’s business (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).

“Permitted Encumbrances” shall mean, with respect to each Individual Property, collectively, (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the applicable Title Insurance Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) such other title and survey matters as Lender has approved or may approve in writing in Lender’s sole discretion and (e) easements entered into in the ordinary course of owning real property for use, access, water and sewer lines, telephone lines, electrical service lines, other utility lines or for other similar purposes provided that such easements (individually and in the aggregate) do not result in a Material Adverse Effect.

“Permitted Fund Manager” means any Person that on the date of determination is not subject to a case under the Bankruptcy Code and/or any Creditors Rights Laws and is an entity that is a Qualified Lender pursuant to clauses (v)(A), (B), (C) or (D) of the definition thereof.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(a)               obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year, provided that with respect to any such obligation guaranteed by any agency or instrumentality of the U.S. government, such agency or instrumentality must be either (i) rated by S&P and have a rating equal to at least the minimum eligible rating by S&P or (ii) are specifically approved by S&P as having the creditworthiness of the senior obligations equal to that of the U.S. government;

(b)               federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as confirmed in a Rating Agency Confirmation and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;

(c)               deposits that are fully insured by the Federal Deposit Insurance Corp.;

(d)               commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;

(e)               any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (a) above, (b) has net assets of not less than $5,000,000,000, and (c) has an S&P rating of “AAAm” or better and the highest rating obtainable from Moody’s and Fitch; and

(f)                such other investments as to which each Rating Agency shall have delivered a Rating Agency Confirmation.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with a qualified rating symbol (or any other Rating Agency’s corresponding symbol) attached to the rating, as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the IRS Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Pledge” shall mean a pledge of the direct and/or indirect interests in AFT or Guarantor provided that (i) such pledge is made to a Qualified Lender, (ii) such pledge is made to secure a parent-level (i.e., a direct or indirect owner of Borrower which has substantial assets other than its interest in the Property) corporate credit facility issued by such Qualified Lender, (iii) the collateral for such pledge consists primarily of collateral other than indirect interests in the Property, and (iv) the repayment of such corporate credit facility is not tied specifically to the cash flow of the Property.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any other entity and, in each case, any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall mean, individually and/or collectively (as the context requires), the “Personal Property” as defined in each applicable Security Instrument.

“Physical Conditions Report” shall mean those certain reports delivered to Lender in connection with the closing of the Loan regarding the physical condition of the Properties.

“PLL Policy” shall have the meaning set forth in Section 7.1 hereof.

“Policies” shall have the meaning specified in Section 7.1 hereof.

“Post-Closing Agreement” shall mean that certain Post-Closing Obligations Agreement by and between Borrower and Lender and dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time

“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof.

“Projections” shall have the meaning set forth in Section 11.9 hereof.

“Property” and “Properties” shall mean, individually and/or collectively (as the context requires), each Individual Property which is subject to the terms hereof and of the other Loan Documents.

“Property Document” shall mean, individually or collectively (as the context may require), each document comprising the REA.

“Property Document Event” shall mean any event with respect to a violation of a Property Document which would, directly or indirectly, cause a termination right, right of first refusal, first offer or any other similar right, cause any termination fees to be due or would cause a Material Adverse Effect to occur with respect to a particular Individual Property under any Property Document (in each case, beyond any applicable notice and cure periods under the applicable Property Document); provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same.

“Provided Information” shall mean any information provided by or on behalf of any Borrower Party to Lender in writing (including by e-mail or electronic means) in connection with the Loan, the Properties (or any portion thereof) and/or such Borrower Party.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, (A) if permitted by legal requirements relating to any REMIC Trust formed pursuant to a Securitization maintaining its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable legal requirements relating to any REMIC Trust formed pursuant to a Securitization maintaining its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code applicable to such matter, would be acceptable to a prudent lender of securitized commercial mortgage loans similar to the Loan.

“Qualified Equityholder” shall mean (i) AFT, (ii) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (ii) that such Person (x) has total assets (in name or under management) in excess of $1,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $400,000,000 (in both cases, exclusive of the Properties), and (y) is regularly engaged in the business of owning and operating comparable properties, or (iii) any other Person reasonably approved by Lender.

“Qualified Insurer” shall have the meaning set forth in Section 7.1 hereof.

“Qualified Lender” shall mean (i) CF, (ii) any Affiliate of CF, or (iii) one or more of the following (in each of clauses (A) through (F), either acting (1) for itself or (2) as agent for itself and other lenders, provided that at least fifty percent (50%) of such lenders pursuant to this clause (2) are Qualified Lenders):

(A)              a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

(B)              an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C)               an institution substantially similar to any of the foregoing entities described in clause (iii)(A), (iii)(B) or (iii)(E), or any other Person which is subject to supervision and regulation by the insurance or banking department of any state or of the United States, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation or by any successor hereafter exercising similar functions, in each case, that satisfies the Eligibility Requirements;

(D)              any entity Controlled by, Controlling or under common Control with any of the entities described in clause (iii)(A), (iii)(B) or (iii)(C) above or clause (iii)(E) below;

(E)              an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or Qualified Lender (other than pursuant to this clause (iii)(E)) acts as general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following: a Qualified Lender under paragraph (A), (B), (C) or (D) above or (F) below, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Exchange Act, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the fifty percent (50%) test set forth above in this clause (E) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements; or

(F)               following a Securitization, any Person for which the Rating Agencies have issued a Rating Agency Confirmation.

“Qualified Management Agreement” shall mean a management agreement with a Qualified Manager with respect to the applicable Individual Property providing for a management fee not in excess of (x) in the case of any Affiliated Manager, two percent (2%) of Gross Rents or (y) in the case of any other Manager, three percent (3%) of Gross Rents attributable to the applicable Individual Property and which is otherwise approved by Lender in writing (which such approval is not to be unreasonably withheld, conditioned or delayed except that it may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such management agreement) and for which Lender shall have received an assignment and subordination of management agreement in substantially the form of the Assignment of Management Agreement or otherwise reasonably acceptable to Lender and executed by Borrower and the Qualified Manager thereunder.

“Qualified Manager” shall mean a Person approved by Lender in writing (which such approval is not to be unreasonably withheld, conditioned or delayed except that may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such Person).

“Qualified Replacement Guarantor” shall mean a Person who (a) (i) is a United States citizen and lives year round in the United States or (ii) is (to the extent such Person is a corporation) incorporated or is (to the extent such Person is a limited partnership or limited liability company) formed in the United States and, in each instance, domiciled with its principal place of business in the United States, (b)(i) has net worth of not less than $655,000,000.00 (exclusive of the Properties) and (ii) liquidity of $30,000,000.00, each as reasonably determined by Lender, (c) is one hundred percent (100%) owned and Controlled by, or is, a Qualified Equityholder, and (d) (A) such Person has not been the subject of a voluntary or involuntary bankruptcy proceeding in the previous seven (7) years, (B) such Person has not been, and is not controlled by any party which has ever been, convicted of a capital offense or fraud, embezzlement or other financial crime felony, and (C) such Person has never been, and is not affiliated with any person which has been, indicted or convicted for a Patriot Act offense, is not on any anti-terrorism list and for which Lender has otherwise received Satisfactory Search Results.

“Rating Agency” shall mean S&P, Moody’s, Fitch, Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. or any other nationally-recognized statistical rating agency which has assigned a rating to the Securities (and any successor to any of the foregoing), but only to the extent any of the foregoing have been engaged by one or more Lenders or their Affiliates in connection with and/or in anticipation of any Securitization.

“Rating Agency Condition” shall be deemed to exist if (i) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects (orally or in writing) not to consider any applicable matter or (ii) Lender (or its Servicer) is not required to and/or elects not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to any applicable matter, in each case, pursuant to and in compliance with any pooling and servicing agreement(s) or similar agreement(s), in each case, relating to the servicing and/or administration of the Loan.

“Rating Agency Confirmation” shall mean (i) prior to a Securitization or if the Rating Agency Condition exists, that Lender has (in consultation with the Rating Agencies (if reasonably required by Lender)) approved the matter in question in writing based upon Lender’s good faith determination of applicable Rating Agency standards and criteria and (ii) from and after a Securitization (to the extent the Rating Agency Condition does not exist), a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“REA” shall mean, individually or collectively (as the context requires), each reciprocal easement or similar agreement affecting the Properties (or any portion thereof) as more particularly described on Schedule IV hereto (if any), any amendment, restatement, replacement or other modification thereof, any future reciprocal easement or similar agreement affecting the Properties (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof and any amendment, restatement, replacement or other modification thereof.

“Recipient” shall mean any Lender and Agent, as applicable.

“Register” shall have the meaning set forth in Section 11.9 hereof.

“Registrar” shall have the meaning set forth in Section 11.7 hereof.

“Registration Statement” shall have the meaning set forth in Section 11.2 hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Rejected Substitution” shall mean, with respect to any Non-discretionary Substitution Property, that (i) Lender shall have rejected or otherwise failed to approve a proposed Substitute Property in connection with a proposed Property Substitution pursuant to Section 2.8 hereof, and (ii) the tenant under the related Master Lease shall have exercised its rights to terminate the related Master Lease as a result of such rejection or failure by Lender.

“Related Loan” shall mean a loan to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan (or any portion thereof or interest therein).

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to the Properties (or any portion thereof).

“Release” shall have the meaning set forth in Section 2.9 hereof.

“Release Amount” shall have the meaning set forth in Section 2.9 hereof.

“Release Approval Item” shall have the meaning set forth in Section 2.9 hereof.

“Release Notice Date” shall have the meaning set forth in Section 2.9 hereof.

“Release Price” shall mean (I) in connection with the Release pursuant to Section 2.9 of this Agreement of any Individual Property which is not a Vacated Individual Property, (A) with respect to any such Release to a Person that is not an Affiliate of Borrower, any SPE Component Entity, Affiliated Manager and/or Guarantor (i) an amount equal to 110% of the Allocated Loan Amount with respect to such Individual Property until the then outstanding principal balance of the Loan is equal to $643,500,000, and (ii) following such time as the then outstanding principal balance of the Loan is equal to $643,500,000, an amount equal to 115% of the Allocated Loan Amount with respect to such Individual Property, and (B) with respect to any such Release to a Person that is an Affiliate of Borrower, any SPE Component Entity, Affiliated Manager and/or Guarantor, (i) an amount equal to 120% of the Allocated Loan Amount with respect to such Individual Property until the then outstanding principal balance of the Loan is equal to $643,500,000, and (ii) following such time as the then outstanding principal balance of the Loan is equal to $643,500,000, an amount equal to 125% of the Allocated Loan Amount with respect to such Individual Property, (II) in connection with the Release pursuant to Section 2.9 of this Agreement of any Vacated Individual Property, an amount equal to 100% of the Allocated Loan Amount with respect to such Vacated Individual Property, (III) solely in connection with a Release of an Individual Property for which a Rejected Substitution has occurred, 100% of the Allocated Loan Amount of such Individual Property, or (IV) in connection with a Sales Contract Release, an amount equal to 100% of the Net Sales Proceeds. With respect to the foregoing clause (I), as an example for illustration purposes only, to the extent that a prepayment of the Loan in connection with a Release pursuant to Section 2.9 of this Agreement to a Person that is not an Affiliate of Borrower, any SPE Component Entity, Affiliated Manager and/or Guarantor would result in the then outstanding principal balance of the Loan (after taking into account such prepayment of the Loan) to be both below and above $643,500,000, the Release Price of 110% of the Allocated Loan Amount shall apply to such portion of the Allocated Loan Amount which results in the then outstanding principal balance of the Loan being equal to $643,500,000 and the Release Price of 115% of the Allocated Loan Amount shall apply to such portion of the Allocated Loan Amount which results in the then outstanding principal balance of the Loan being less than $643,500,000.

“Released Property” shall have the meaning set forth in Section 2.9 hereof.

“Remaining Loan” shall have the meaning set forth in Section 11.8 hereof.

“Remaining Loan Documents” shall have the meaning set forth in Section 11.8 hereof.

“REMIC Trust” shall mean any “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan.

“Rent Loss Proceeds” shall have the meaning set forth in Section 7.1 hereof.

“Rent Roll” shall have the meaning set forth in Section 3.18 hereof.

“Rents” shall have the meaning set forth in the Security Instrument.

“Replacement Reserve Account” shall have the meaning set forth in Section 8.2 hereof.

“Replacement Reserve Cap” shall mean, for each date of determination, an amount equal to the Aggregate Square Footage multiplied by sixty cents ($0.60).

“Replacement Reserve Funds” shall have the meaning set forth in Section 8.2 hereof.

“Replacement Reserve Monthly Deposit” shall mean, for each date of determination, one-twelfth (1/12th) of the amount equal to the Aggregate Square Footage multiplied by twenty cents ($0.20).

“Replacements” for any period shall mean replacements and/or alterations to any Individual Property; provided, that, the same are (i) required to be capitalized according to the Approved Accounting Method and (ii) if a Trigger Period is then continuing and such Replacements are not contained in an Approved Annual Budget, reasonably approved by Lender.

“Reporting Failure” shall have the meaning set forth in Section 4.12 hereof.

“Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.

“Required Rating” means (i) a rating of not less than “A-1” (or its equivalent) from each of the Rating Agencies if the term of such Letter of Credit is no longer than three (3) months or if the term of such Letter of Credit is in excess of three (3) months, a rating of not less than “A+” (or its equivalent) from each of the Rating Agencies, which rating in each instance shall exclude a qualified rating symbol (or any other Rating Agency’s corresponding symbol) attached to the rating or (ii) such other rating with respect to which Lender shall have received a Rating Agency Confirmation.

“Reserve Accounts” shall mean the Tax Account, the Insurance Account, the Replacement Reserve Account, the Immediate Repair Account, the Leasing Reserve Account, the Excess Cash Flow Account, the Environmental Remediation Account, the Unfunded Obligations Account, the Ground Rent Account, and any other escrow account established by this Agreement or the other Loan Documents (but specifically excluding the Cash Management Account, the Restricted Account and the Debt Service Account).

“Reserve Funds” shall mean the Tax and Insurance Funds, the Replacement Reserve Funds, the Immediate Repair Funds, the Leasing Reserve Funds, the Excess Cash Flow Funds, the Environmental Remediation Funds, the Unfunded Obligations Funds, the Ground Rent Funds and any other escrow funds established by this Agreement or the other Loan Documents.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person reasonably acceptable to Lender.

“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of any Individual Property (or any portion thereof), the completion of the repair and restoration of any Individual Property (or applicable portion thereof) as nearly as possible to the condition such Individual Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Retainage” shall have the meaning set forth in Section 7.4 hereof.

“Restoration Threshold” shall mean, with respect to each Individual Property, an amount equal to 5% of the outstanding principal amount of the Allocated Loan Amount attributable to such Individual Property.

“Restricted Account” shall have the meaning set forth in Section 9.1 hereof.

“Restricted Account Agreement” shall mean that certain Restricted Account Agreement by and among Borrower, Lender and KeyBank National Association dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.

“Sales Contract Release” shall mean a Release occurring during the continuance of an Event of Default, provided that the related Individual Property is being transferred to a non- Affiliated third-party pursuant to a written contract of sale that was entered into in accordance with this Agreement prior to the occurrence of an Event of Default.

“Sanctioned Person” shall mean any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country that is subject to any Sanctions.

“Sanctions” shall mean any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof, or (d) Her Majesty’s Treasury of the United Kingdom.

“Satisfactory Search Results” shall mean the results of Lender’s customary “know your customer”, credit history check, litigation, lien, OFAC, Patriot Act, anti-money laundering and other similar searches, bankruptcy and judgment searches with respect to the applicable transferee and its applicable affiliates that control the applicable transferee and/or have a twenty percent (20%) or greater (or, with respect to any Person not domiciled in the United States, ten percent (10%)) direct or indirect interest in such transferee, in each case, (i) revealing no matters which would have a Material Adverse Effect and (ii) yielding results which are otherwise acceptable to Lender in its reasonable discretion. Borrower shall pay all of Lender’s reasonable out of pocket costs, fees and expenses in connection with the foregoing.

“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof.

“Section 2.10 Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Securities” shall have the meaning set forth in Section 11.1 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 11.1 hereof.

“Security Instrument” and “Security Instruments” shall mean individually and/or collectively (as the context requires), each first priority Mortgage / Deed of Trust/Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated the date hereof, executed and delivered by each Borrower as security for the Loan and encumbering each Individual Property, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Security Instrument Taxes” shall have the meaning set forth in Section 15.2 hereof.

“Servicer” shall have the meaning set forth in Section 11.4 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(d) hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Single Purpose Entity” shall mean an entity whose structure and organizational and governing documents are otherwise in form and substance in compliance with Article 5 hereof.

“SPE Component Entity” shall have the meaning set forth in Section 5.1 hereof.

“Special Member” is defined in Section 5.1 hereof.

“State” shall mean the applicable state in which the applicable Individual Property is located.

“Stated Maturity Date” shall mean the Monthly Payment Date in August 2025.

“Substitute Property” shall mean each real property added as collateral for the Loan in connection with a Property Substitution pursuant to Section 2.8 hereof.

“Survey” shall mean, individually or collectively (as the context requires), each survey of each Individual Property certified and delivered to Lender in connection with the closing of the Loan.

“Syndication” shall have the meaning set forth in Section 11.9 hereof.

“Tax Account” shall have the meaning set forth in Section 8.6 hereof.

“Tax and Insurance Funds” shall have the meaning set forth in Section 8.6 hereof.

“Tax Payment Date” shall mean, with respect to any applicable Taxes, the date occurring 30 days prior to the date the same are due and payable.

“Taxes” shall mean all taxes, assessments, water rates, sewer rents, and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of any Individual Property under a Lease or other occupancy agreement.

“Tenant Direction Notice” shall have the meaning set forth in Section 9.2 hereof.

“Title Insurance Policy” shall mean those certain ALTA mortgagee title insurance policies issued with respect to each Individual Property and insuring the lien of the Security Instruments.

“Trigger Period” shall mean, as applicable, a Trigger Period (Full) or a Trigger Period (Partial).

“Trigger Period (Full)” shall mean a period (A) commencing upon the earliest to occur of:

(i) an Event of Default,

(ii) the Debt Yield falling below the Minimum Debt Yield (Full Trigger), or

(iii) the occurrence of a Bankruptcy Action with respect to Borrower or Manager; and, (A) with respect to any involuntary Bankruptcy Action with respect to Borrower or any Bankruptcy Action with respect to Manager, which Bankruptcy Action shall not have been discharged or dismissed, or (B) with respect to any Bankruptcy Action with respect to Manager, Borrower shall not have entered into a Qualified Management Agreement with a Qualified Manager pursuant to the terms hereof, in each case, within sixty (60) days following the filing thereof; and

(B) expiring upon:

(x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such Event of Default,

(y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the Debt Yield being equal to or exceeding the Minimum Debt Yield (Full Trigger) for two (2) consecutive calendar quarters; or

(z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, either (x) the discharge or dismissal of the applicable Bankruptcy Action or (y) in the case of a Bankruptcy Action with respect to Manager, Borrower has replaced such Manager with a Qualified Manager in accordance with the provisions of Section 4.15 hereof.

Notwithstanding the foregoing, a Trigger Period (Full) shall not be deemed to expire in the event that a Trigger Period (Full) pursuant to any of clauses (A)(i) through (iii) above has occurred and is continuing.

“Trigger Period (Partial)” shall mean any period (A) commencing upon the Debt Yield falling below the Minimum Debt Yield (Partial Trigger) and (B) expiring upon the Debt Yield being equal to or exceeding the Minimum Debt Yield (Partial Trigger) for two (2) consecutive calendar quarters.

Notwithstanding the foregoing, (i) if at any time (including during the continuance of a Trigger Period (Partial)) the Debt Yield falls below the Minimum Debt Yield (Full Trigger), a Trigger Period (Full) shall commence and continue until the expiration of such Trigger Period (Full) in accordance with the definition thereof, and (ii) the cure of any Trigger Period (Full) shall not be deemed constitute a cure of any Trigger Period (Partial) unless such cure shall also constitute a cure of such Trigger Period (Partial) pursuant to the terms of this definition.

“TRIPRA” shall have the meaning set forth in Section 7.1 hereof.

“True Up Payment” shall mean a payment into the applicable Reserve Account of a sum which, together with any applicable monthly deposits into the applicable Reserve Account, will be sufficient to discharge the obligations and liabilities for which such Reserve Account was established as and when reasonably appropriate. The amount of the True Up Payment shall be determined by Lender in its reasonable discretion and shall be final and binding absent manifest error.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Unaffected Property” shall have the meaning set forth in Section 11.8 hereof.

“Uncrossed Loan” shall have the meaning set forth in Section 11.8 hereof.

“Uncrossed Loan Documents” shall have the meaning set forth in Section 11.8 hereof.

“Uncrossing Event” shall have the meaning set forth in Section 11.8 hereof.

“Underwritable Cash Flow” shall mean an amount calculated by Lender on a monthly basis equal to the sum of Gross Rents plus the trailing twelve (12) months Operating Income, less the trailing twelve (12) months Operating Expenses, each of which shall be subject to Lender’s application of the Cash Flow Adjustments. Lender’s calculation of Underwritable Cash Flow (including determination of items that do not qualify as Operating Income or Operating Expenses) shall be calculated by Lender in good faith based upon Lender’s reasonable determination of Rating Agency criteria and shall be final absent manifest error.

“Underwriter Group” shall have the meaning set forth in Section 11.2 hereof.

“Unfunded Obligations” shall have the meaning set forth in Section 8.8 hereof.

“Unfunded Obligations Account” shall have the meaning set forth in Section 8.8 hereof.

“Unfunded Obligations Funds” shall have the meaning set forth in Section 8.8 hereof.

“Updated Information” shall have the meaning set forth in Section 11.1 hereof.

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRS Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.10 hereof.

“Vacated Individual Property” shall mean any Individual Property where each applicable Tenant has vacated its premises at such Individual Property.

“Waived Tax Deposit Property” shall mean those certain Individual Properties listed on Schedule VIII attached hereto.

“Withholding Agent” shall mean Borrower and Agent.

“Work Charge” shall have the meaning set forth in Section 4.16 hereof.

“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through (and including) the first day of the Open Prepayment Period determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the first day of the Open Prepayment Period. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

“Zoning Reports” shall mean those certain zoning assessment reports provided to Lender in connection with the closing of the Loan.

Section 1.2.         Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to “the Property or any portion thereof” and words of similar import shall be deemed to refer, as applicable, to any portion of the Property taken as a whole (including any Individual Property) and any portion of any Individual Property.

ARTICLE 2.

GENERAL TERMS

Section 2.1.         Loan Commitment; Disbursement to Borrower. Except as expressly and specifically set forth herein or in the other Loan Documents, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower. Borrower hereby waives any right Borrower may have to make any claim to the contrary.

Section 2.2.         The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

Section 2.3.         Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

Section 2.4.         The Note and the other Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement and the other Loan Documents.

Section 2.5.         Interest Rate.

(a)               Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof.

(b)               Intentionally Omitted.

(c)               In the event that, and for so long as, any Event of Default shall have occurred and be continuing, (i) the then outstanding principal balance of the Loan and shall accrue interest at the Default Rate, calculated from the date the applicable Event of Default occurred, (ii) without limitation of any rights or remedies contained herein and/or in any other Loan Document, any interest accrued at the Default Rate in excess of the interest component of the Monthly Debt Service Payment Amount shall, to the extent not already paid and/or due and payable hereunder, be due and payable on each Monthly Payment Date and (iii) all references herein and/or in any other Loan Document to the “Interest Rate” shall be deemed to refer to the Default Rate (except with respect to interest paid at the Interest Rate pursuant to clause (a) immediately above prior to the occurrence and continuance of an Event of Default (and, as applicable, after the cure of any Event of Default in accordance with the terms and conditions hereof)).

(d)               Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Accrual Period immediately prior to such Monthly Payment Date. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan.

(e)               This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.6.         Loan Payments.

(a)               Borrower shall make a payment to Lender of interest only on the Closing Date for the period from (and including) the Closing Date through (but excluding) the sixth (6th) day of either (i) the month in which the Closing Date occurs (if such Closing Date is after the first day of such month, but prior to the sixth (6th) day of such month) or (ii) if the Closing Date is after the sixth (6th) day of the then current calendar month, the month following the month in which the Closing Date occurs; provided, however, if the Closing Date is the sixth (6th) day of a calendar month, no such separate payment of interest shall be due. Borrower shall make a payment to Lender of interest in the amount of the Monthly Debt Service Payment Amount on the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter to and including the Maturity Date. Provided no Event of Default is continuing, each payment shall be applied first to accrued and unpaid interest and the balance to principal and each payment shall be applied to each Note on a pro rata basis. During the continuance of an Event of Default, each payment may be applied by Lender to the Debt and/or the Notes in such order and priority as Lender may determine in its sole discretion.

(b)               Intentionally Omitted.

(c)               Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

(d)               If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due (after giving effect to all applicable notice and cure periods), Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents.

(e)

(i)                 Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 p.m. New York City time (or, with respect to any payment or prepayment made in connection with a release of an Individual Property pursuant to this Agreement, 5:00 p.m. New York City time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(ii)              Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.

(iii)            All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.7.         Prepayments.

(a)               Except as otherwise provided in this Agreement (including, without limitation, Section 2.9 and Section 7.4 hereof), Borrower shall not have the right to prepay the Loan in whole or in part. Prior to the Monthly Payment Date occurring in April 2025 (such period from and after the Monthly Payment Date occurring in April 2025, the “Open Prepayment Period”), Borrower may, at its option and upon thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its reasonable discretion), prepay the Debt in whole or in part on any Business Day together with payment to Lender of the Yield Maintenance Premium. On and after the first Business Day of the Open Prepayment Period, Borrower may, at its option and upon ten (10) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its reasonable discretion or as otherwise may be provided herein), prepay the Debt in whole or in part on any Business Day without payment of any prepayment premium or penalty (including, without limitation, any Yield Maintenance Premium) except as required pursuant to Section 2.7(c) hereof during the continuance of an Event of Default. In addition, Borrower on any Business Day may, at its option and upon thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion or as may otherwise be provided herein), prepay the Debt in part in accordance with the express terms and conditions of this Section 2.7 and Section 2.9 hereof in connection with a Release of an Individual Property. Borrower shall have the right to make a prepayment in accordance with the terms and conditions of this Section 2.7(a) in order to cure a Trigger Period pursuant to clause (A)(ii) in the definition of Trigger Period (Full) or to cure a Trigger Period (Partial), but subject to the terms and conditions of the definition of Trigger Period (Full) and Trigger Period (Partial), as applicable, and other provisions of this Agreement. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the end of the Interest Accrual Period during which such payment is made (such amounts, the “Interest Shortfall”) and such amounts (i.e., principal and interest prepaid by Borrower) shall be held by Lender as collateral security for the Loan in an interest bearing Eligible Account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower; such amounts prepaid shall be applied to the Loan on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.

(b)               On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration or otherwise remit such Net Proceeds to Borrower pursuant to Section 7.4 hereof, then either (I) Lender shall remit such Net Proceeds to Borrower and Borrower shall prepay the Debt or (II) Lender shall apply such Net Proceeds as a prepayment of the Debt, in each instance in an amount up to the Release Price associated with the Individual Property to which such Net Proceeds relate together with any applicable Interest Shortfall, if any. In the event that Net Proceeds are sufficient to pay the Release Price associated with the Individual Property to which such Net Proceeds relate together with any applicable Interest Shortfall, if any, Lender shall release such Individual Property upon delivery by Borrower to Lender of a release or assignment of lien for execution and delivery by Lender in form and substance consistent with that set forth in Section 2.9(b) hereof. All Net Proceeds in excess of such Release Price and the applicable Interest Shortfall, if any, shall (i) if an Event of Default has occurred and is continuing, be held and applied by Lender in accordance with the terms of this Agreement and the other Loan Documents and (ii) if no Event of Default has occurred and is continuing, any remaining Net Proceeds shall be deposited into the Cash Management Account and applied in accordance with Section 9.3 of this Agreement. Borrower shall make the payment pursuant to Section 7.3(b) hereof as and to the extent required therein. No prepayment premium or penalty (including, without limitation, any Yield Maintenance Premium) shall be due in connection with any prepayment made pursuant to this Section 2.7(b) (including, without limitation, in connection with any payment pursuant to Section 7.3(b) hereof). Any prepayment received by Lender pursuant to this Section 2.7(b) on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing, Eligible Account at an Eligible Institution, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.

(c)               After the occurrence and during the continuance of an Event of Default and notwithstanding any acceleration of the Debt in accordance with the applicable terms and conditions hereof, the Yield Maintenance Premium shall, in all cases, be deemed a portion of the Debt due and owing hereunder and under the other Loan Documents. Without limitation of the foregoing, if, after the occurrence and during the continuance of an Event of Default, (i) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure or any other Person, (ii) Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise) or (iii) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, the Yield Maintenance Premium, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents, shall be deemed due and payable hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any prepayment of the Debt after an Event of Default has occurred and is continuing shall be applied to the Debt in such order and priority as may be determined by Lender in its sole discretion.

Section 2.8.         Substitution of Property.

(a)               Subject to the terms of this Section 2.8 and Lender’s consent, provided no Event of Default is then continuing or would result therefrom, Borrower may at any time, other than during a Blackout Window, replace one of more Individual Properties (individually, a “Replaced Property” and collectively, the “Replaced Properties”, provided, however, in no event shall the Replaced Properties include any of the Individual Properties set forth on Schedule XIV, and Borrower shall not be permitted to replace any of the Individual Properties set forth on Schedule XIV) with one or more Substitute Properties (each, a “Property Substitution”), in which case Lender shall release the lien of the applicable Security Instrument (and related Loan Documents) with respect to the Replaced Properties, provided, in the case of each Property Substitution, the following conditions are met:

(i)                the aggregate Allocated Loan Amounts of all Replaced Properties during the term of the Loan shall not exceed $107,250,000.00 in the aggregate;

(ii)               Borrower shall have delivered all information reasonably required by Lender to underwrite the proposed Substitute Property and Lender shall have approved the Substitute Property in its sole discretion;

(iii)              Lender shall have received current Appraisals of the applicable Substitute Property and the applicable Replaced Property, demonstrating that the as-is market value of such Substitute Property is equal to or greater than the greater of (x) the as-is market value of such Replaced Property at the time of substitution and (y) the appraised value of such Replaced Property as of the Closing Date;

(iv)              Lender shall be reasonably satisfied that the removal of the Replaced Property and the addition of the Substitute Property do not adversely impact (A) the geographic diversity of the Property as security for the Loan, (B) the diversity of the Tenant mix at the Property, or (C) the diversity of the property-use types of the Property as security for the Loan;

(v)               Borrower shall deliver to Lender an Officer’s Certificate certifying that (i) as of the date of such Property Substitution, the representations and warranties contained in this Agreement are true and correct with respect to both the Borrower acquiring the applicable Substitute Property (to the extent such Person was not a “Borrower” as of the Closing Date) and the applicable Substitute Property (and any exceptions to such representations and warranties shall be specified in an exhibit to such Officer’s Certificate and shall be reasonably acceptable to Lender) and (ii) such Property Substitution does not result in a Material Adverse Effect;

(vi)              the acquisition of the applicable Substitute Property shall not result in the incurrence of any Indebtedness that is not permitted under the terms of this Agreement, the existence of any liens on any collateral for the Loan that do not constitute not Permitted Encumbrances, or otherwise cause a Default or Event of Default to occur;

(vii)             if the Loan is included in a REMIC Trust, the Loan-to-Value Ratio (as determined by Lender using any commercially reasonable method permitted to a REMIC Trust) shall not exceed 125% immediately after the substitution of the applicable Replaced Property;

(viii)            after giving effect to such Property Substitution, the Debt Yield, recalculated to include only income and expense attributable to the remaining Properties (including the applicable Substitute Property, based on operating statements and rent rolls certified as true and correct by an officer of Borrower), shall not be less than the greater of (i) the Closing Date Debt Yield and (ii) the Debt Yield immediately prior to the Property Substitution;

(ix)               Lender shall have received reasonably satisfactory environmental reports and engineering reports regarding the applicable Substitute Property showing no structural, environmental or other issues that are not reasonably acceptable to Lender; and, if corrective measures are recommended therein, Borrower shall have deposited into a reserve account with Lender an amount equal to one hundred ten percent (110%) of the amount required to fund such corrective measures;

(x)                Lender shall have received an Officer’s Certificate reasonably satisfactory to Lender specifying any and all material unfunded obligations (including, without limitation, unpaid tenant allowances, leasing commissions and free rent) to be paid by Borrower to third parties in connection with the applicable Substitute Property, and, to the extent such amounts exceed the Unfunded Obligations Threshold (defined below), Borrower shall have made a deposit into the Unfunded Obligations Reserve Account in an amount equal to the amount of such obligations in excess of the Unfunded Obligations Threshold, which funds shall be available to Borrower in accordance with the provisions of Section 8.8 hereof to pay for such unfunded obligations at the Substitute Property; for purposes hereof, the “Unfunded Obligations Threshold” shall mean an amount equal to (i) $100,000.00 with respect to an individual Substitute Property and/or (ii) an amount which, when aggregated with all other then outstanding unfunded obligations at all Properties, is equal to $300,000.00;

(xi)               Lender shall have received the following, in each case in form and content reasonably satisfactory to Lender: (A) a current rent roll, (B) current results from operations, and (C) such other financial information as Lender shall reasonably request with respect to the applicable Borrower and/or the Property;

(xii)              the applicable Individual Borrower shall have executed, acknowledged and delivered to Lender a Security Instrument with respect to each Substitute Property in form and substance of the Security Instruments delivered on the Closing Date with such changes as are required to comply with applicable Legal Requirements and are reasonably acceptable to Lender, and Borrower shall have authorized the filing of (and Lender shall file) applicable Uniform Commercial Code financing statements, in each case with such state-specific modifications as shall be reasonably recommended by counsel admitted to practice in such state and reasonably selected by Lender;

(xiii)             Lender shall have received a Title Insurance Policy in respect of the Substitute Property, listing only Permitted Encumbrances and such other exceptions as are reasonably satisfactory to Lender;

(xiv)            A Borrower or a Person that has been added as a “Borrower” in connection with the Property Substitution shall own the fee interest (as opposed to the interest of a ground lessee) of each Substitute Property;

(xv)             Lender shall have received a Survey with respect to the Substitute Property showing no encroachments or other issues that are reasonably objectionable to Lender;

(xvi)            Lender shall have received evidence reasonably satisfactory to Lender that the Substitute Property is in compliance in all material respects with all applicable zoning requirements which evidence shall be in the form of a reasonably acceptable zoning endorsement to the applicable Title Insurance Policy and a zoning report from a third party consultant acceptable to Lender, and Lender shall have received a copy of all material permits for the use and operation of each Substitute Property and the certificate(s) of occupancy, if required and obtainable, for each Substitute Property;

(xvii)           Guarantor shall deliver to Lender a ratification of its obligations under the Guaranty and the Environmental Indemnity, in each case confirming that the Substitute Property will thereafter be a Property for all purposes thereunder and that the Property Substitution does not affect Guarantor’s obligations under the Guaranty and the Environmental Indemnity;

(xviii)          Lender shall have received from counsel reasonably satisfactory to Lender legal opinions as to the applicable Borrower, and the Loan Documents delivered in connection with the Property Substitution, that are in form and substance substantially similar to those delivered to Lender on the Closing Date, including a New Non-Consolidation Opinion;

(xix)             Lender shall have received from counsel reasonably satisfactory to Lender an opinion that the Property Substitution does not cause a tax to be imposed on the Securitization Vehicle or, if the Securitization Vehicle is a REMIC, an opinion that the Property Substitution does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, and that the Property Substitution does not constitute a “significant modification” of the Loan as such term is defined in the Treasury Regulations Section 1.860G-2(b) if the Loan is included in a REMIC Trust, or if the Loan is included in a grantor trust, as such term is defined in Treasury Regulations Section 1.1001-3;

(xx)              Lender shall have received the then-current annual budget with respect to the applicable Substitute Property;

(xxi)             Lender shall have received true and complete copies of all Leases in respect of the applicable Substitute Property;

(xxii)            Borrower shall have requested estoppel certificates from each tenant at the Substitute Property on the form heretofore agreed by Lender or on the form set forth in each applicable tenant’s Lease and shall have delivered to Lender true and complete copies of each estoppel certificate received back from any Tenant, which shall at a minimum include estoppel certificates reasonably satisfactory to Lender from tenants comprising at least 70% of gross rental income from such Substitute Property;

(xxiii)           Lender shall have received certificates of insurance (on ACORD Form 28, where available) demonstrating insurance coverage in respect of the Substitute Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement;

(xxiv)           if the Property Substitution requires the addition of a Person as a “Borrower” hereunder, such Person shall be a Single Purpose Entity and have executed an assumption agreement in form and substance reasonably satisfactory to Lender assuming all obligations of Borrower under the Loan Documents, and Lender shall have received (A) all documents reasonably requested by Lender relating to the existence of such new Borrower and the due authorization of such new Borrower to assume the obligations of Borrower and to execute and deliver the documents described in this Section 2.8, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of such Person, together with all amendments thereto, and certificates of good standing or existence for such Person issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register, (B) reports of Uniform Commercial Code, credit, tax lien, bankruptcy and judgment searches, in such jurisdictions as Lender shall request, conducted by a nationally recognized search firm with respect to the Substitute Property and such Person and showing no liens, claims or encumbrances against such Person or the Substitute Property that are not reasonably approved by Lender, and (C) all other information reasonably requested by Lender for satisfaction of Lender’s “know-your-customer requirements” with respect to such Person;

(xxv)            Borrower shall have obtained a Rating Agency Confirmation from the Rating Agencies with respect the Property Substitution;

(xxvi)           Borrower shall have reimbursed Lender for all of its reasonable out of pocket costs and expenses relating to the Property Substitution (including any reasonable and customary fees charged by the Servicer and Rating Agencies in connection with such substitution); and

(xxvii)          if such Property Substitution results in the release of the Individual Property owned by ARG 1CBHGNJ001, LLC and/or another Borrower whose tax identification number has been assigned to the Restricted Account and/or the Cash Management Account, Borrower shall have delivered to Lender evidence reasonably acceptable to Lender that each of the Restricted Account and the Cash Management Account have been assigned the tax identification number of a Borrower whose related Individual Property and/or Properties is secured by the Security Instruments after giving effect to such Property Substitution;

(xxviii)         in connection with each Property Substitution, Borrower shall have paid to Lender a fee in an amount equal to $10,000.00 per Individual Property which has been released and replaced with a Substitute Property;

(xxix)           Borrower shall have delivered to Lender such other documents, instruments and agreements as Lender may reasonably require relating to such Property Substitution; and

(xxx)            Borrower shall give Lender at least forty-five (45) days’ prior written notice of any Property Substitution, identifying the proposed Replaced Property or Replaced Properties, the proposed Substitute Property or Substitute Properties and the proposed date of the Property Substitution (which date may be extended provided that Borrower gives Lender reasonable prior written notice). If such Property Substitution does not occur on such date (as same may have been extended), without duplication of amounts to be paid pursuant to clause (xxvi) above, Borrower shall pay to Lender all reasonable out-of-pocket expenses actually incurred by Lender in connection therewith (including to the extent such Property Substitution does not occur).

(b)               Upon the occurrence of any Property Substitution in accordance herewith, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender releasing and discharging each Replaced Property from the liens of, and the applicable Individual Borrower from any obligations under, the Loan Documents subject to obligations stated to survive.

Notwithstanding anything to the contrary contained in this Section 2.8, with respect to any Lender approval or similar discretionary rights over any matters contained in this Section 2.8, Lender agrees to use commercially reasonable efforts to promptly respond to requests relating to any such approval or discretionary matters.

Section 2.9.         Release of Individual Property. Provided no Event of Default shall have occurred and be continuing (except as expressly permitted otherwise in connection with a Default Release or a Sales Contract Release as set forth below), Borrower shall have the right at any time prior to the Maturity Date to obtain the release (the “Release”) of one or more Individual Properties (each such Individual Property, collectively, the “Released Property”) from the lien of the applicable Security Instrument thereon (and related Loan Documents) and the release of Borrower’s and, to the extent permitted pursuant to the express terms and conditions of the Guaranty, the Environmental Indemnity and this Agreement, Guarantor’s, obligations under the Loan Documents with respect to such Released Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions precedent:

(a)               Borrower shall provide Lender with thirty (30) days (or a shorter period of time if permitted by Lender in its sole discretion) prior written notice of the proposed Release (the date of Lender’s receipt of such notice shall be referred to herein as the “Release Notice Date”);

(b)               Borrower shall submit to Lender, not less than ten (10) days prior to the date of such Release, a release or assignment of lien (and related Loan Documents) and release of obligations under the Loan Documents for the Released Property for execution by Lender. Such release or assignment shall be in a form appropriate in each jurisdiction in which the Released Property is located and shall contain reasonable and customary provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide an Officer’s Certificate certifying that all documentation in connection with such Release (i) is in compliance with all applicable Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released). Any assignments made by Lender shall be without recourse, representation or warranty by Lender (except Lender shall represent and warrant that (1) it is the holder of the lender’s interest under the Loan Documents, (2) there are no pledges, liens or encumbrances on Lender’s interest being so assigned, (3) the execution and delivery of such assignments has been duly authorized by Lender and (4) the Person signing on behalf of Lender has been duly authorized to execute and delivery such assignments) and comply with all applicable law. Notwithstanding the foregoing, Lender and Borrower will cooperate in implementing different requirements or procedures on such an assignment of the Security Instrument to the extent (but only to the extent) necessary to accommodate any Legal Requirements enacted or interpreted in a new manner subsequent to the date hereof at the time of such release if and to the extent a reasonably prudent Lender would implement such requirements or procedures;

(c)               Either (i) the Released Property shall be conveyed to a Person that is not Borrower, any SPE Component Entity, Affiliated Manager and/or Guarantor or an Affiliate of Borrower, any SPE Component Entity, Affiliated Manager and/or Guarantor or (ii) the Released Property shall be conveyed to a Person that is an Affiliate of Borrower, any SPE Component Entity, Affiliated Manager and/or Guarantor provided that in the case of this clause (ii) only Borrower has delivered to Lender (A) a New Non-Consolidation Opinion addressing such conveyance and (B) evidence reasonably satisfactory to Lender that the transfer to such Affiliate of Borrower, any SPE Component Entity, Affiliated Manager and/or Guarantor is on commercially reasonable terms and otherwise complies with Borrower’s obligations pursuant to Article 5 hereof;

(d)               As of each of the Release Notice Date and as of the date of consummation of the Release, after giving effect to the release of the lien of the Security Instrument(s) encumbering the Released Property, the Debt Yield with respect to the remaining Individual Properties shall be equal to or greater than the greater of (1) the Debt Yield of all Individual Properties encumbered by the Security Instruments immediately prior to the consummation of the Release and (2) the Closing Date Debt Yield;

(e)               Borrower shall (A) partially prepay the Debt in accordance with Section 2.7 hereof in an amount equal to the Release Price for the Released Property (the “Release Amount”), (B) pay any applicable Interest Shortfall due hereunder in connection therewith and (C) pay to Lender the Yield Maintenance Premium to the extent that such prepayment occurs at any time other than during the Open Prepayment Period;

(f)                Borrower shall deliver (or cause to be delivered) to Lender an opinion of counsel in form and substance reasonably acceptable to Lender that such Release would not cause a “significant modification” of the Loan, as such term is defined in Treasury Regulations Section 1.860G-2(b);

(g)           If the Released Property is subject to a Master Lease, either (i) Borrower shall modify the applicable Master Lease in a manner reasonably acceptable to Lender to remove the Released Property from the premises demised pursuant to such Master Lease or (ii) cause all other Individual Properties that are subject to the applicable Master Lease to be simultaneously released from the lien of the applicable Security Instrument in accordance with the terms and conditions of this Section 2.9, in each case, in order to prevent a Master Lease which demises any interest in the Property that is collateral for the Loan from demising any property or interests that do not comprise a portion of the Property that is collateral for the Loan;

(h)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan-to-Value Ratio (as Borrower shall have established to Lender’s reasonable satisfaction based upon valuations obtained by Borrower at its sole cost and expense using any commercially reasonable valuation method permitted to a REMIC Trust (which may include an existing or updated appraisal or other written determination of value using a commercially reasonable valuation method reasonably satisfactory to Lender)) (expressed as a percentage) exceeds or would exceed 125% immediately after giving effect to the release of the applicable Individual Property, no release under any provision of this Agreement will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (i) the applicable Release Price for the Released Property or (ii) the least of the following amounts: (A) only if the Released Property is sold to an unrelated Person, the net proceeds of an arm’s length sale of the Released Property to an unrelated Person, (B) the fair market value of the Released Property at the time of the Release and (C) an amount such that the Loan-to-Value Ratio (as so determined by Lender in accordance with the provisions of this clause (h)) after giving effect to the Release of the applicable Released Property is not greater than the Loan-to-Value Ratio immediately prior to such Release, unless Lender receives an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code as a result of the Release (provided, however, that any such prepayment shall be deemed a voluntary prepayment but shall not be subject to the Yield Maintenance Premium or to any other premium or penalty);

(i)            If such Release is a Release of the Individual Property owned by ARG 1CBHGNJ001, LLC and/or another Borrower whose tax identification number has been assigned to the Restricted Account and/or the Cash Management Account, Borrower shall have delivered to Lender evidence reasonably acceptable to Lender that each of the Restricted Account and the Cash Management Account have been assigned the tax identification number of a Borrower whose related Individual Property and/or Properties is secured by the Security Instruments after giving effect to such Release; and

(j)            Borrower shall pay all reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with the Release, including, without limitation, reasonable legal fees of outside counsel.

In addition, Borrower shall have the right, but not the obligation, to cause the release of any Individual Property (I) in order to cure a Default or an Event of Default related to an Individual Property provided that Lender has delivered a default notice with respect thereto and either (A) such Default or Event of Default was not caused by the intentional acts of Borrower, Guarantor, AFT, or any Affiliate of any of the foregoing, and Borrower has demonstrated in good faith to Lender that it has used commercially reasonable efforts to cure such Default or Event of Default, or (B) such Default or Event of Default relates to an environmental condition existing at an Individual Property (in each case of clause (A) or clause (B), a “Default Release”), or (II) in connection with a Sales Contract Release. In connection with any Default Release or Sales Contract Release, Borrower shall be required to satisfy all conditions set forth in this Section 2.9 (including, without limitation, the payment of the Release Price, any Interest Shortfall and any Yield Maintenance Premium applicable thereto).

Notwithstanding anything to the contrary contained in this Section 2.9, the parties hereto hereby acknowledge and agree that after the Securitization of the Loan (or any portion thereof or interest therein), with respect to any Lender approval or similar discretionary rights over any matters contained in this Section 2.9 (any such matter, an “Release Approval Item”), such rights shall be construed such that Lender shall only be permitted to withhold its consent or approval with respect to any Release Approval Item if the same fails to meet the Prudent Lender Standard.

Section 2.10.     Withholding and Indemnified Taxes.

(a)           Defined Terms. For purposes of this Section 2.10, the term “applicable law” includes FATCA and references to Agent only apply in the event of Syndication pursuant to Section 11.9.

(b)           Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Section 2.10 Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Section 2.10 Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Section 2.10 Taxes is an Indemnified Tax, then the sum payable by Borrower to Lender shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by Borrower. Without duplication, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that if such Indemnified Taxes were not correctly or legally imposed or asserted by the relevant Governmental Authority then Borrower shall have the right to recover such amounts or to sue the Governmental Authority therefore for reimbursement thereof and be subrogated to the rights of Lender. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent, on its own behalf or on behalf of a Co-Lender, shall be conclusive absent manifest error.

(e)           Evidence of Payments. As soon as practicable after any payment of Section 2.10 Taxes by Borrower to a Governmental Authority pursuant to this Section 2.10, Borrower shall deliver to Lenders or, following a Syndication, Agent, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such recipient.

(f)            Status of Agent and Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of any Section 2.10 Taxes imposed through withholding with respect to payments made under any Loan Document shall deliver to Borrower and Agent on the Closing Date and at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements and to satisfy any such requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)	any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRS Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRS Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRS Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRS Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRS Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRS Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Agent shall deliver to Borrower, on or prior to the date on which Agent becomes an Agent under this Agreement (and from time to time thereafter upon the reasonable request of Borrower) such properly completed and executed documentation reasonably requested by Borrower as will permit payments to be made under any Loan Document to Agent without withholding. In addition, Agent, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Agent is subject to information reporting requirements and to satisfy any such requirements. Without limiting the generality of the foregoing, Agent shall deliver to Borrower (A) executed originals of IRS Form W-9 certifying that Agent is exempt from U.S. federal backup withholding tax or (B) executed originals of IRS Form W-8IMY certifying that Agent is acting as a “qualified intermediary” or a “nonqualified intermediary” and accompanied by any required attachments (including certification documents from each beneficial owner). For purposes of this Section 2.10(f)(iii), “Agent” shall mean Agent in its capacity as such and not in any other capacity (such as a Lender).

Agent and each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.10 Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Section 2.10 Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Section 2.10 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund less any Taxes payable by such party with respect to such interest). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a materially less favorable net after-tax position than the indemnified party would have been in if the Section 2.10 Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Section 2.10 Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Section 2.10 Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(h)           Survival. Each party’s obligations under this Section 2.10 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as of the Closing Date that:

Section 3.1.      Legal Status and Authority. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State in which such Borrower’s Individual Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the applicable Individual Properties. Each Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the related Individual Properties pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instruments and the other Loan Documents on Borrower’s part to be performed.

Section 3.2.      Validity of Documents. (a) The execution, delivery and performance of this Agreement, the Note, the Security Instruments and the other Loan Documents by Borrower and Guarantor and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Properties or any portion thereof, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of each Security Instrument in appropriate land records in each applicable State and UCC financing statements in Delaware), (b) this Agreement, the Note, the Security Instrument and the other Loan Documents have been duly executed and delivered by Borrower and Guarantor and (c) this Agreement, the Note, the Security Instruments and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and Guarantor. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect to the Loan Documents.

Section 3.3.      Litigation. There is no action, suit, proceeding or governmental investigation, in each case, judicial, administrative or otherwise, pending or, to the best of Borrower’s knowledge, threatened or contemplated against Borrower or Guarantor or against or affecting any Individual Property or any portion thereof that could reasonably be expected to have a Material Adverse Effect.

Section 3.4.       Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Properties (or any portion thereof) is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Properties (or any portion thereof) is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties (including, without limitation, obligations under any Ground Lease), and (b) obligations under this Agreement, the Security Instruments, the Note and the other Loan Documents. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations hereunder or under the Note to an obligation owed to another party.

Section 3.5.       Financial Condition.

(a)           Each Borrower is solvent and each Borrower has received reasonably equivalent value for the granting of the related Security Instrument. No proceeding under Creditors Rights Laws with respect to any Borrower Party has been initiated.

(b)           In the last ten (10) years, no (i) petition in bankruptcy has been filed by or against any Borrower Party and (ii) Borrower Party has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

(c)           No Borrower Party is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower Party.

(d)           With respect to any loan or financing in which any Borrower Party or any Affiliate thereof has been directly or directly obligated for or has, in connection therewith, otherwise provided any guaranty, indemnity or similar surety, none of such loans or financings has ever been (i) more than 30 days in default or (ii) transferred to special servicing.

Section 3.6.       Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact, in each case of which Borrower has knowledge, that could cause any representation or warranty made herein to be materially misleading.

Section 3.7.       No Plan Assets. As of the date hereof and until the Debt is repaid in accordance with the applicable terms and conditions hereof, (a) neither Borrower nor Guarantor is or will be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, or a “plan” as defined in and subject to Section 4975 of the IRS Code, (b) neither Borrower nor Guarantor is or will be, or be acting on behalf of or with assets of, a “governmental plan” within the meaning of Section 3(32) of ERISA, and (c) none of the assets of Borrower or Guarantor constitutes or will constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. As of the date hereof, none of Borrower, Guarantor, or any member of a “controlled group of corporations” or trade or business treated as a “single employer” together with the Borrower or Guarantor (each within the meaning of Section 414 of the IRS Code), maintains, sponsors or contributes to, or otherwise any liability in respect of a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.8.       Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.

Section 3.9.      Master Leases. Each Master Lease is in full force and effect, and neither Borrower nor, to Borrower’s knowledge, any other party to a Master Lease is in default beyond applicable notice and cure periods thereunder. No Master Lease demises premises that does not comprise a portion of the Property that is collateral for the Loan.

Section 3.10.    Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 3.11.     Borrower’s Principal Place of Business. Each Borrower’s principal place of business and its chief executive office as of the date hereof is 38 Washington Square, Newport, Rhode Island 02840. Each Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Each Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is as set forth on Schedule I attached hereto. Each Borrower’s federal tax identification number is as set forth on Schedule I attached hereto. No Borrower is subject to back-up withholding taxes.

Section 3.12.    Status of Property.

(a)           Borrower has obtained all Permits if any are required for the operation of Borrower’s business, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(b)           Except as set forth in the Zoning Reports and the Environmental Reports, each Individual Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Legal Requirements.

(c)           Each Individual Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and each Individual Property has accepted or is equipped to accept such utility service.

(d)           All public roads and streets necessary for service of and access to each Individual Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. Each Individual Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of an easement or similar agreement inuring in favor of Borrower and any subsequent owners of the applicable Individual Property.

(e)           Each Individual Property is served by public water and sewer systems and/or individual well water and septic systems.

(f)            Each Individual Property is free from damage caused by fire or other casualty. Except as disclosed in the applicable Physical Condition Report, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, subject to reasonable wear and tear; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(g)           All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. Except as shown on the Title Insurance Policies, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable Legal Requirements could give rise to any such liens) affecting any Individual Property which are or may be prior to or equal to the lien of the related Security Instrument.

(h)           Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Properties, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instruments and the other Loan Documents.

(i)            Except as shown in the Physical Condition Reports and/or the Environmental Reports, all liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

(j)            Except as shown on the Survey, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts. Except as shown on the Survey, no part of any Individual Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

(k)           Except as set forth in the Title Insurance Policies or the Survey, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.

(l)            To Borrower’s knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that could reasonably be expected to result in such special or other assessments.

(m)          Except for certain striping of parking spaces as set forth in the Post Closing Agreement, Borrower has not (i) made, ordered or contracted for any construction, repairs (other than Minor Repairs existing as of the Closing Date), alterations or improvements to be made on or to any Individual Property which have not been completed and paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full or (iii) attached any fixtures to any Individual Property which have not been paid for in full. Except for certain striping of parking spaces as set forth in the Post Closing Agreement, (x) there is no such construction, repairs, alterations or improvements ongoing at any Individual Property as of the Closing Date (other than Minor Repairs existing as of the Closing Date) and (y) there are no outstanding or disputed claims for any Work Charges and there are no outstanding liens or security interests in connection with any Work Charges.

(n)           No Borrower has any direct employees.

Section 3.13.    Financial Information. All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Guarantor and/or each Individual Property (a) are true, complete and correct in all material respects as of the date set forth on each item of financial data, (b) accurately represent the financial condition of Borrower, Guarantor or such Individual Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Guarantor from that set forth in said financial statements.

Section 3.14.    Condemnation. Except as disclosed in writing to Lender with respect to the Individual Property located at 5725 Heisley Road, Mentor, Ohio, the Individual Property located at 2155 Buford Dam Road, Buford, Georgia and the Individual Property located at 6201 Peterson Road, Lake Park, Georgia (which matters will not constitute a Material Adverse Effect), no Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of the access to any Individual Property.

Section 3.15.    Separate Lots. Each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with any Individual Property or any portion thereof.

Section 3.16.    Insurance. Borrower has obtained and has delivered to Lender certified copies of all Policies (or such other evidence reasonably acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. There are no present claims of any material nature under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 3.17.    Use of Property. Each Individual Property is used exclusively as retail space (including, without limitation, bank branches) and/or commercial office space, industrial space, warehouse space and other appurtenant and related uses.

Section 3.18.    Leases and Rent Roll. Except as disclosed in the rent roll for the each Individual Property delivered to, certified to and approved by Lender in connection with the closing of the Loan and attached hereto on Schedule IX hereto (the “Rent Roll”) and except as set forth on Schedule XV attached hereto, (a) each applicable Borrower is the sole owner of the entire lessor’s (or, in the case of the Ground Leases, sub-lessor’s) interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) Borrower has not delivered or received written notice stating, and to Borrower’s knowledge, no party under any Lease is in default under any Lease beyond any applicable notice and cure periods set forth therein; (e) all Rents due have been paid in full (except pursuant to the Deferred Rental Agreements) and no Tenant is in arrears in its payment of Rent (except pursuant to the Deferred Rental Agreements); (f) the terms of all alterations, modifications and amendments to the Leases have been disclosed to Lender in writing; (g) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated except pursuant to the Loan Documents; (h) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (i) the premises demised under the Leases have been completed, all improvements, repairs, alterations or other work required to be furnished on the part of Borrower under the Leases have been completed, the Tenants under the Leases have accepted the premises demised thereunder and have taken possession of the same on a rent-paying basis and any payments, credits or abatements required to be given by Borrower to the Tenants under the Leases as of the date hereof have been made in full; (j) Borrower has not received written notice from Tenant asserting, and to Borrower’s knowledge there exist no, offsets or defenses to the payment of any portion of the Rents, and, other than the Unfunded Obligations, Borrower has no monetary obligation to any Tenant under any Lease; (k) Borrower has not received written notice from any Tenant challenging the validity or enforceability of any Lease; (l) there are no agreements with the Tenants under the Leases other than expressly set forth in each Lease; (m) except as set forth on Schedule VII hereto, no Tenant is entitled to any free rent, rent credits or other monetary credits or other similar monetary obligations of landlord under the applicable Lease to such Tenants; (n) no Lease contains an option to purchase, right of first refusal to purchase, right of first offer to purchase or other similar provision that applies to a foreclosure of any Individual Property, a deed-in-lieu of foreclosure with respect to any Individual Property or any other exercise of Lender’s rights and remedies hereunder and under the other Loan Documents; (o) no Person has any possessory interest in, or right to occupy, any Individual Property except under and pursuant to a Lease; (p) all security deposits relating to the Leases are reflected on the Rent Roll and have been collected by Borrower; (q) no brokerage commissions or finders fees are due and payable regarding any Lease; (r) each Tenant is in actual, physical occupancy of the premises demised under its Lease; (s) to Borrower’s knowledge, there are no actions or proceedings (voluntary or otherwise) pending against any Tenants or guarantors under Leases, in each case, under bankruptcy or similar insolvency laws or regulations; (t) no event exists which gives any Tenant the right to cease operations at its leased premises (i.e., “go dark”), terminate its Lease or pay reduced or alternative Rent to Borrower under any of the terms of such Lease, such as a co-tenancy provision, and (u) the Deferred Rental Agreements will not result in a Material Adverse Effect.

Section 3.19.    Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Security Instruments, the Note and the other Loan Documents have been paid or will be paid, and, under current Legal Requirements, the Security Instruments and the other Loan Documents are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.20.    Management Agreement. Each Management Agreement is in full force and effect and there is no default thereunder after expiration of applicable notice and cure periods by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the date hereof, no management fees under the Management Agreement are due and payable.

Section 3.21.     Illegal Activity/Forfeiture.

(a)           No portion of any Individual Property has been or will be purchased, improved, equipped or furnished by Borrower with proceeds of any illegal activity and to Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at any Individual Property.

(b)           There has not been committed by Borrower or its Affiliates or, to Borrower’s knowledge, by any other Person in occupancy of or involved with the operation or use of any Individual Property and there shall never be committed by Borrower or its Affiliates, any act or omission affording the federal government or any state or local government the right of forfeiture as against such Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under this Agreement, the Note, the Security Instruments or the other Loan Documents. Borrower hereby covenants and agrees not to commit any act or omission affording such right of forfeiture.

Section 3.22.     Taxes. Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it as of the date hereof and has paid all taxes and related liabilities which have become due and payable on or prior to the date hereof pursuant to such returns or pursuant to any assessments received by it. Borrower has no actual knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 3.23.    Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially and adversely affects the value or marketability of any Individual Property, materially impairs the use or the operation of any Individual Property or materially impairs Borrower’s ability to pay and/or perform its obligations in a timely manner.

Section 3.24.    Third Party Representations. Each of the representations and the warranties made by Guarantor in the other Loan Documents (if any) are true, complete and correct in all material respects.

Section 3.25.    Non-Consolidation Opinion Assumptions. All of the factual assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and/or certificates delivered in connection therewith, are true, complete and correct in all material respects.

Section 3.26.    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement, the Security Instruments, the Note or the other Loan Documents.

Section 3.27.    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 3.28.    Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 3.29.    Embargoed Person. As of the date hereof, (a) none of the funds or other assets of any Borrower Party or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Person or government that is subject to trade restrictions or economic sanctions under U.S. law, including, but not limited to, the Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law (including, without limitation, Executive Order 13224 issued on September 24, 1001) with the result that transactions involving or the investment in any such Borrower Party or any such Affiliated Manager (whether directly or indirectly) is prohibited by applicable law or the Loan made by Lender is in violation of applicable law (“Embargoed Person”); (b) none of the funds or other assets of any Borrower Party or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (c) no Embargoed Person has any interest of any nature whatsoever in any Borrower Party or any Affiliated Manager, with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; and (d) none of the funds of any Borrower Party or any Affiliated Manager have been derived from, or are the proceeds of, any unlawful activity with the result that transactions involving or the investment in any such Borrower Party or any such Affiliated Manager (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; provided, that, the representations and warranties above are made only to Borrower’s knowledge with respect to the direct and/or indirect ownership of any shares of stock in AFT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange. Any violation of the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.

Section 3.30.    OFAC Compliance. No Borrower nor Guarantor nor any partner or officer, director or employee of any Borrower or Guarantor nor member of such partner nor any other owner of a direct or indirect interest in any Borrower or Guarantor (a) is listed on any Government Lists, (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving any Patriot Act Offense, (d) has engaged in any activity or conduct that would breach any Anti-Corruption Laws or Anti-Money Laundering Laws, (e) is currently under investigation by any Governmental Authority for alleged criminal activity relating to OFAC, Patriot Act Offenses, Anti-Corruption Laws or Anti-Money Laundering Laws, or (f) is a Sanctioned Person. Each Borrower has instituted and maintains policies and procedures designed to cause compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. No part of the proceeds of the Loan will be used, directly or indirectly, in violation of Sanctions or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended; provided, that, the representations and warranties above are made only to Borrower’s knowledge with respect to the direct and/or indirect ownership of any shares of stock in AFT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange.

Section 3.31.    Organizational Chart. The organizational chart attached as Schedule III hereto (the “Organizational Chart”), relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

Section 3.32.    Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 3.33.     Ground Lease Representations.

(a)           (i) Each Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever except by amendment previously provided to Lender, (ii) there are no defaults under any Ground Lease by Borrower, or, to Borrower’s knowledge, the applicable landlord thereunder, and, to the best of Borrower’s knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default under any Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease have been paid in full, (iv) neither Borrower nor the landlord under any Ground Lease has commenced any action or given or received any notice terminating any Ground Lease, (v) each Fee Owner, as debtor in possession or by a trustee for such Fee Owner, has not given any notice of, and Borrower has not consented to, any attempt to transfer any Fee Estate free and clear of the Ground Lease under section 363(f) of the Bankruptcy Code, and (vi) to Borrower’s knowledge, each Fee Owner under each Ground Lease is not subject to any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding and the applicable Fee Estate under each Ground Lease is not an asset in any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding;

(b)           Each Ground Lease or a memorandum thereof has been duly recorded, each Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Security Instrument and does not restrict the use of the related Individual Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Security Instrument and there has not been any modifications, amendments or other changes in the terms of any Ground Lease since its recordation other than those that have been previously provided to Lender;

(c)              Except as indicated in the related Title Insurance Policy, the applicable Borrower’s interest in each Ground Lease is not subject to any lien superior to, or of equal priority with, the related Security Instrument;

(d)              Each Ground Lease itself provides and/or the related Fee Owner has agreed in a writing for the benefit of Lender, its successors and assigns that such Ground Lease may not be amended, modified, canceled, surrendered or terminated without the prior written consent of Lender and that any such action without such consent is not binding on Lender, its successors or assigns;

(e)               Borrower’s interest in each Ground Lease is assignable upon notice to, but without the consent of, the related Fee Owner and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of, the related Fee Owner;

(f)               Each Ground Lease requires the related Fee Owner to give notice of any default by Borrower to Lender and each Ground Lease further provides that notice of default or termination given under such Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in such Ground Lease, and requires that the related Fee Owner will supply an estoppel certificate to Lender in form and substance acceptable to Lender;

(g)              Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under each Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any default before the related Fee Owner may terminate such Ground Lease;

(h)              Each Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date (including any extensions thereof in accordance with the terms and conditions of this Agreement);

(i)               Each Ground Lease requires the related Fee Owner to enter into a new lease upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

(j)               Under the terms of each Ground Lease and the applicable Loan Documents, taken together, any Net Proceeds will be applied either to the Restoration of all or part of the related Individual Property, with Lender or a trustee appointed by Lender having the right to hold and disburse such Net Proceeds as the Restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon; and

(k)              Each Ground Lease does not impose restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

Section 3.34.       Property Document Representations.

(a)               With respect to each Property Document, Borrower hereby represents that (a) each Property Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein or as set forth in an amendment provided to Lender prior to the date hereof), (b) to Borrower’s knowledge, there are no defaults beyond any applicable notice and cure periods under any Property Document by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Property Document, and (c) no party to any Property Document has commenced any action or given or received any notice for the purpose of terminating any Property Document.

Section 3.35.       No Change in Facts or Circumstances; Disclosure.

(a)               As of the date hereof, there has been no material adverse change in any condition, fact, circumstance or event that would make any written financial information provided to Lender inaccurate, incomplete or otherwise misleading in any material respect or that otherwise have a Material Adverse Effect.

(b)               Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

Section 3.36.       Condominium.

(a)               To Borrower’s knowledge, the Condominium Documents are in full force and effect, and each Condominium is validly existing under the applicable Condominium Act.

(b)               Borrower has not received written notice that either the DaVita Baltimore Borrower or the Conway NH Borrower is in default under the applicable Condominium Documents.

(c)               All Condominium Common Charges payable by each of the DaVita Baltimore Borrower and the Conway NH Borrower have been paid to the extent they are payable on or prior to the date hereof.

(d)              Borrower has no right to appoint any voting members of any applicable Condominium board or any officers of any applicable Condominium.

Section 3.37.      Waived Tax Deposit Properties. Borrower represents and warrants that the applicable Tenant is responsible for the full payment of Taxes with respect to each Waived Tax Deposit Property.

ARTICLE 4.

BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Security Instruments, the Note and the other Loan Documents or the earlier release of the lien of the Security Instruments (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, each Borrower hereby covenants and agrees with Lender that:

Section 4.1.         Existence. Each Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the State and (c) its franchises and trade names, if any.

Section 4.2.         Legal Requirements.

(a)               Borrower shall promptly comply and shall cause each Individual Property to comply with all Legal Requirements affecting such Individual Property or the use thereof (which such covenant shall be deemed to (i) include Environmental Laws and (ii) require Borrower to keep all Permits required for the ownership, operation, leasing or maintenance of the Individual Property in full force and effect).

(b)               Intentionally omitted.

(c)               Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any applicable Legal Requirements and of the commencement of any proceedings or investigations by any Governmental Authority for violation by an Individual Property or Borrower of any applicable Legal Requirements.

(d)               Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted, if applicable, under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such contest by Borrower; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement determined by the proceeding to have been violated; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the applicable Individual Property; (vi) Borrower shall furnish such security as may be required in the proceeding, or if no such security is required, as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith; and (vii) Borrower provides notice to Lender of such contest within a reasonable time following commencement thereof (which may be simultaneously with the delivery of the next succeeding information delivered pursuant to Section 4.12(a)(i) hereof). Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement (i) upon not less than ten (10) Business Days written notice to Borrower, when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or (ii) at any time when, in the judgment of Lender, the applicable Individual Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

Section 4.3.         Maintenance and Use of Property. Borrower shall cause each Individual Property to be maintained in a good and safe condition and repair, reasonable wear and tear excepted. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender or as otherwise permitted pursuant to Section 4.21 hereof. Subject to Borrower’s ability to release an Individual Property in accordance with Sections 7.4(c) and (d) hereof, Borrower shall perform (or shall cause to be performed) the prompt repair, replacement and/or rebuilding of any part of any Individual Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.14 hereof and shall complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the Land. Borrower shall operate each Individual Property for the same category of uses as such Individual Property is currently operated (e.g., retail, commercial office, etc.) and Borrower shall not, without the prior written consent of Lender, (i) change the use of any Individual Property or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of any Individual Property or any part thereof. If under applicable zoning provisions the use of all or any portion of any Individual Property is or shall become a nonconforming use, Borrower will not cause and, subject to the terms of the applicable Lease, will use commercially reasonable efforts to not permit Tenants to cause a nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 4.4.         Waste. Borrower shall not commit or suffer any waste of any Individual Property or make any change in the use of any Individual Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of such Individual Property, or take any action that could reasonably be expected to invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of such Individual Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Individual Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 4.5.         Taxes and Other Charges.

(a)               Subject to Section 4.5(b), Borrower shall pay (or cause to be paid) all Taxes and Other Charges now or hereafter levied or assessed or imposed against each Individual Property or any part thereof as the same become due and payable (except with respect to any Waived Tax Deposit Property whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property); provided, however, prior to the occurrence and continuance of an Event of Default, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 8.6 hereof. Except with respect to the Waived Tax Deposit Properties whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property, Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 8.6 hereof). Subject to Section 4.5(b), Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge relating to or arising from Taxes or Other Charges which may be or become a lien or charge against any Individual Property (or any portion thereof) (except with respect to any Waived Tax Deposit Property whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property), and shall promptly pay for all utility services provided to each Individual Property (or any portion thereof) (except with respect to those Properties with Leases that require the Tenants to pay such utility services). Borrower shall use commercially reasonable efforts to cause the Tenant with respect to any Waived Tax Deposit Property (whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property) to pay and discharge any lien or charge relating to or arising from Taxes or Other Charges which may be or become a lien or charge against such Waived Tax Deposit Property (or portion thereof) (whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property) and shall use commercially reasonable efforts to cause each Tenant with respect to each of those Properties with Leases that require the Tenants to pay such utility services to promptly pay all utility services provided to each such Property.

(b)               Borrower, at its own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost as a result of such contest of any such Taxes or Other Charges; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, if applicable; and (vii) Borrower provides notice to Lender of such contest within a reasonable time following commencement thereof (which may be simultaneously with the delivery of the next succeeding information delivered pursuant to Section 4.12(a)(i) hereof). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto (i) upon not less than ten (10) Business Days written notice to Borrower, when, in the reasonable judgment of Lender, the entitlement of such claimant is established or (ii) at any time when, in the judgment of Lender, the applicable Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien. In addition, to the extent any Tenant has the right pursuant to the applicable Lease to contest Taxes, Borrower shall be permitted to permit the applicable Tenant to contest Taxes in a manner permitted pursuant to the applicable Lease and in accordance with applicable Legal Requirements regardless of whether any Event of Default is continuing, and Borrower may execute such documents as are reasonably required in connection with the foregoing.

Section 4.6.         Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which could reasonably be expected to have a Material Adverse Effect.

Section 4.7.         Access to Property. Subject to the rights of Tenants and applicable Legal Requirements and compliance with any guidelines (whether or not having the authority of law) issued by any governmental or quasi-governmental agency, including, without limitation, the Center for Disease Control) regarding health and safety, Borrower shall permit agents, representatives and employees of Lender to inspect each Individual Property or any part thereof at reasonable hours upon reasonable advance notice.

Section 4.8.         Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s and/or Guarantor’s financial condition or of the occurrence of any Event of Default of which Borrower has knowledge.

Section 4.9.         Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which could reasonably be expected in any way to adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Security Instruments or the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.10.      Performance by Borrower. Borrower hereby acknowledges and agrees that Borrower’s observance, performance and fulfillment of each and every material covenant, term and provision to be observed and performed by Borrower under this Agreement, the Security Instruments, the Note and the other Loan Documents is a material inducement to Lender in making the Loan.

Section 4.11.       Environmental Remediation.

(a)               Borrower shall (i) perform or cause the performance of the environmental investigation and/or Remediation (as defined in the Environmental Indemnity) work at the Properties as set forth on Schedule VI hereto in the manner and in accordance with the time frames (if any) set forth on Schedule VI hereto and (ii) complete or cause the completion of any further investigation and/or Remediation work determined to be legally required and/or necessary and appropriate by an environmental consultant or engineer reasonably satisfactory to Lender based on the investigation and remediation activities set forth on Schedule VI; provided all work performed pursuant to each of the preceding clauses (i) and (ii), shall be performed in compliance with all Environmental Laws (as defined in the Environmental Indemnity) and other applicable Legal Requirements and to the extent necessary and appropriate in order for the Borrower to obtain or otherwise produce written documentation of regulatory closure from an applicable Governmental Authority with jurisdiction over such investigation and remediation in form and substance reasonably satisfactory to Lender, documenting the completion of such investigation and/or remediation such that no further action under any applicable Legal Requirements is required to protect human health and safety with respect to the identified environmental conditions in order to comply with applicable Environmental Laws (provided, however, in the event that it is not the custom or practice of the Governmental Authority to oversee such work or to issue such letter or documentation under such circumstances, such requirement shall be deemed satisfied by delivery of documentation in form and substance reasonably satisfactory to Lender from an environmental consultant or engineer reasonably acceptable to Lender evidencing completion of such work and concluding that no further action is required to protect human health and safety with respect to the identified environmental conditions in compliance with Environmental Laws and consistent with applicable regulatory requirements) (all such environmental investigation and/or Remediation work are hereinafter referred to as the “Environmental Remediation”). Borrower shall complete each of the Environmental Remediation on or before the respective deadline, if any, for each item of environmental investigation and Remediation work as set forth on Schedule VI hereto.

(b)               Borrower shall provide Lender with copies of the reports and other results of the Environmental Remediation promptly after Borrower receives such reports and results and Lender shall be entitled to rely on such reports and other results. Borrower shall promptly notify Lender of any material change in the scope, anticipated duration, timing or cost of the Environmental Remediation.

Section 4.12.       Books and Records.

(a)               Borrower shall furnish to Lender:

(i)           quarterly certified rent rolls for each Individual Property and sales reports with respect to each Individual Property (to the extent provided by the Tenants with respect to such Individual Property), in each instance within sixty (60) days after the end of each calendar quarter;

(ii)          within sixty (60) days after the end of each calendar quarter, (A) with respect to Borrower, a quarterly balance sheet (which shall (I) not include any Person other than Borrower and (II) shall show each Borrower individually and on a combined, aggregate basis), (B) a quarterly operating statement (showing both each Individual Property individually and all Individual Properties in the aggregate), in each case, detailing the revenues received, the expenses incurred and the components thereof (i.e. Gross Rents, Operating Income and Operating Expenses) and major capital improvements for the period of calculation and containing appropriate monthly, quarterly and year-to-date information, and (C) with respect to Guarantor, the quarterly consolidated financial statements of AFT, which financial statements shall be (I) prepared on an unaudited basis, in form substantially similar to those previously delivered by AFIN to Lender and which shall include Guarantor’s statement of net worth, and (II) certified by Guarantor or AFIN to Lender as true and correct in all material respects;

(iii)         (A) within one hundred five (105) days after the close of each fiscal year of Borrower, (I) with respect to Borrower, an annual balance sheet (which shall (x) not include any Person other than Borrower and (y) shall show each Borrower individually and on a combined, aggregate basis), (II) an annual operating statement (showing both each Individual Property individually and all Individual Properties in the aggregate), in each case, detailing the revenues received, the expenses incurred and the components thereof (i.e. Gross Rents, Operating Income and Operating Expenses) and major capital improvements for the period of calculation and containing appropriate monthly, quarterly and year-to-date information, and (III) with respect to Guarantor, the annual consolidated financial statements of AFIN, which financial statements shall (w) be prepared on an audited basis, in form substantially similar to those previously delivered by AFIN to Lender and which shall include Guarantor’s balance sheet, statement of net worth and, if available, cash flows for all Individual Properties and entities constituting Borrower, (x) with respect to AFIN’s annual financial statements, be prepared and audited by AFIN’s independent certified public accountants (which accountants shall be reasonably acceptable to Lender), (y) be certified by Guarantor or AFIN to Lender as true and correct in all material respects, and (z) contain such backup and/or supporting information as may be reasonably requested by Lender, and (B) within one hundred twenty (120) days after the close of each fiscal year of Borrower, annual financial statements with respect to Borrower prepared and audited by a “Big Four” public accounting firm or other independent certified public accounting firm reasonably acceptable to Lender (which shall (x) not include any Person other than Borrower and (y) shall show each Borrower individually and on a combined, aggregate basis), including an annual operating statement (showing both each Individual Property individually and all Individual Properties in the aggregate), in each case, detailing the revenues received, the expenses incurred and the components thereof (i.e. Gross Rents, Operating Income and Operating Expenses) and major capital improvements for the period of calculation and containing appropriate monthly, quarterly and year-to-date information;

(iv)         upon the occurrence and during the continuance of a Trigger Period, an annual operating budget for the current calendar year presented on a monthly basis for each Individual Property, including cash flow projections for the current year and all proposed capital replacements and improvements and upon the occurrence and during the continuance of a Trigger Period, by no later than December 1 of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis for each Individual Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which such budgets, in each instance, shall not take effect until approved by Lender, such approval not be unreasonably withheld (after such approval has been given in writing, each such approved budget shall be referred to herein, individually or collectively (as the context requires), as the “Approved Annual Budget”). Lender shall in good faith endeavor to approve each proposed budget (and any revisions thereof) within ten (10) Business Days after Lender’s receipt thereof or, if Lender does not approve of such proposed budget, provide Borrower with a reasonably detailed explanation as to its objections. Until such time that Lender approves a proposed annual budget that requires Lender approval pursuant to this paragraph (iv), (1) to the extent that an Approved Annual Budget does not exist for the immediately preceding calendar year, the budget provided to Lender for informational purposes shall apply, provided that the same shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, rent due under Ground Leases and utilities expenses and (2) to the extent that an Approved Annual Budget exists for the immediately preceding calendar year, such Approved Annual Budget shall apply to the then current calendar year; provided, that such Approved Annual Budget shall be adjusted to reflect (A) actual increases in Taxes, Insurance Premiums, rent due under Ground Leases and utilities expenses, (B) actual increases in other Non-Discretionary Expenses not covered by the preceding clause (A), and (C) other operating expenses and capital expenses provided that such additional operating expenses and capital expenses described in this clause (C) do not result in an increase in the overall budgeted expenses of more than five percent (5%) of the total budgeted expenses set forth in the annual budget or Approved Annual Budget, as applicable, for the preceding year;

(v)          by no later than thirty (30) days after and as of the end of each calendar month during the period prior to Securitization (if required by Lender), and thereafter by no later than thirty (30) days after and as of the end of each calendar quarter, a calculation of the then current Debt Yield, together with such back-up information as Lender shall reasonably require with respect to such calculation of the Debt Yield. Without limiting any requirements of this Section 4.12 or any right of Lender to request additional information in accordance with the terms of this Agreement, the calculation of the Debt Yield to be delivered by Borrower pursuant to this Section 4.12(a)(v) shall be in substantially the form of Schedule XIX attached hereto.

(vi)         by no later than thirty (30) days after and as of the end of each calendar month during the period prior to Securitization (if required by Lender) or during the continuance of a Trigger Period or an Event of Default, monthly financial statements (except for the month of January and the last month of each calendar quarter) and rent rolls.

(b)               Upon request from Lender (which request shall not be made more than two (2) times in any calendar year unless an Event of Default shall have occurred and is continuing), Borrower shall furnish (or make available) in a timely manner to Lender:

(i)           an accounting of all security deposits held in connection with any Lease of any part of any Individual Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution; and

(ii)          evidence reasonably acceptable to Lender of compliance with the terms and conditions of Articles 5 and 9 hereof.

(c)               Borrower shall, within ten (10) Business Days of request, furnish Lender (and shall cause Guarantor to furnish to Lender) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably requested by Lender if Borrower and/or Guarantor prepare the same in the ordinary course or the same are reasonably obtainable using systems of Borrower and/or Guarantor that are currently in place. Borrower shall furnish to Lender and its agents space for the examination and audit of any such books and records.

(d)               Borrower agrees that (i) Borrower shall keep adequate books and records of account and (ii) all Required Financial Items (defined below) to be delivered to Lender pursuant to Section 4.12 shall: (A) be complete and correct; (B) present fairly the financial condition of the applicable Person; (C) disclose all liabilities that are required to be reflected or reserved against; and (D) be prepared (1) in a manner which is consistent with the manner in which such books and records are maintained and such Required Financial Statements are prepared as of the date of this Agreement or in such other form as may be reasonably acceptable to Lender and certified by a Responsible Officer of Borrower (2) in electronic format and (3) to the extent applicable, in accordance with the Approved Accounting Method. Borrower agrees that all Required Financial Items shall not contain any intentional misrepresentation or omission of a material fact.

(e)               Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.12 and the other financial reporting items required by this Agreement (each, a “Required Financial Item” and, collectively, the “Required Financial Items”). Borrower shall pay to Lender the sum of $2,500.00 per occurrence for each failure by Borrower to deliver any of the Required Financial Items to Lender within ten (10) Business Days after the due date specified herein (a “Reporting Failure”).

Section 4.13.       Estoppel Certificates.

(a)               After request by Lender, Borrower, within ten (10) Business Days of such request, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the rate of interest of the Loan, (iv) the terms of payment and maturity date of the Loan, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Security Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether, to Borrower’s knowledge, any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified or terminated (or if modified or terminated, setting forth all modifications or terminations), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the obligations created and evidenced hereby and by the Security Instruments or the Properties (or any portion thereof); provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to deliver such statement to Lender more frequently than once in any twelve month period.

(b)               Borrower shall use its commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as reasonably required by Lender attesting to such facts regarding the Lease as Lender may reasonably request, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults beyond applicable notice and cure periods thereunder on the part of any party except only to Tenant’s knowledge as to Borrower defaults (or identifying any defaults beyond applicable notice and cure periods there may be), that none of the Rents have been paid more than one month in advance, except as security, identifying any free rent or other concessions due lessee (if any) and identifying, to Tenant’s knowledge, any defense or offset against the full and timely performance of its obligations under the Lease, provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to use commercially reasonable efforts to deliver such certificates to Lender more frequently than once in any twelve month period. Notwithstanding the foregoing, if Tenant provides an estoppel in the same form as the one delivered in connection with the closing of the Loan or in a form which complies with the requirements of the applicable Lease, Lender shall accept the same and Borrower shall be deemed to have satisfied the requirements of this subparagraph (b).

(c)               Borrower shall use commercially reasonable efforts to deliver to Lender, within ten (10) Business Days of written request from Lender (or such longer period for delivery of estoppels set forth in such Property Document and/or such Ground Lease), estoppel certificates from each party under any Property Document and/or any Ground Lease in form and substance reasonably acceptable to Lender or in such form required by the applicable Property Document and/or Ground Lease if the applicable Property Document and/or Ground Lease provides a form therefor or in the form delivered in connection with the closing of the Loan, provided that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to use commercially reasonable efforts to deliver such certificates to Lender more frequently than once in any twelve month period.

(d)               Borrower shall use commercially reasonable efforts to deliver to Lender, within thirty (30) days after Lender’s request, an estoppel certificate from the board of directors of the condominium association or other applicable governing body under the Condominium Documents in form and substance reasonably satisfactory to Lender or in such form required under the Condominium Documents; provided that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to use commercially reasonable efforts to deliver such certificates to Lender more frequently than once in any twelve month period.

Section 4.14.       Leases and Rents.

(a)               All Leases and all renewals of Leases executed after the date hereof shall (i) provide for rental rates comparable to existing local market rates for similar properties (except for renewals pursuant to the terms and conditions of Leases executed prior to the date hereof, the rental rates for which shall be consistent with the terms of the applicable Lease), (ii) be on commercially reasonable terms with unaffiliated, third parties (unless otherwise consented to by Lender or for renewals pursuant to the terms and conditions of Leases executed prior to the date hereof), and (iii) with respect to Leases entered into after the Closing Date, provide that such Lease is subordinate to the Security Instruments and that the lessee will attorn to Lender and any purchaser at a foreclosure sale, provided, that such subordination and attornment may be contingent on Lender’s agreement not to disturb the Tenant’s use of such premises so long as no event of default under such Lease has occurred and is continuing. Notwithstanding anything to the contrary contained herein, Borrower shall not, without the prior written approval of Lender (which approval shall not be unreasonably withheld, conditioned or delayed), enter into, renew, extend, amend, modify, enter into any Deferred Rental Agreements with respect to, permit any assignment of or subletting under (to the extent Borrower consent is required under the terms of the applicable Lease for the applicable assignment and/or subletting), waive any economic provisions or other material provisions of, release any party to, terminate (except in the case of default by the Tenant thereunder), reduce rents under, accept a surrender of space under (unless required pursuant to the terms and conditions of the applicable Lease), or shorten the term of, in each case, any Major Lease. For the avoidance of doubt, Borrower shall have the right to enter into Leases (and to renew, extend, amend, modify and consent to any assignment of or subletting under Leases) without Lender’s consent other than Major Leases provided that each Lease complies with the terms described in clauses (i), (ii) and (iii) of this Section 4.14(a). To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this subparagraph (a) and Lender thereafter fails to approve or disapprove the same, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.

(b)               Without limitation of subsection (a) above, Borrower (i) shall, subject to applicable Legal Requirements, observe and perform the material obligations imposed upon the lessor under the Leases in a commercially reasonable manner (including, without limitation, as set forth in the last sentence of this paragraph); (ii) shall, subject to applicable Legal Requirements, enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not, without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed), alter, modify or change any Lease to the extent the same would, individually or in the aggregate, (A) cause any such Lease to violate Section 4.14(a)(i) through (iii) above or (B) have a Material Adverse Effect; and (vi) shall hold all security deposits under all Leases in accordance with Legal Requirements. Upon request (but not more than two times during any calendar year so long as no Event of Default has occurred and is continuing), Borrower shall furnish (or make available) to Lender executed copies of all Leases. In addition, Borrower shall (i) perform such repairs as are necessary to address any issue relating to the Borrower’s repair obligations under the applicable Lease raised by a Tenant in the estoppel certificate such Tenant delivered to Lender prior to the Closing Date, and (ii) use commercially reasonable efforts to deliver to Lender an updated estoppel certificate from each applicable Tenant containing no objection to the repair status of the applicable Individual Property.

(c)               Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information reasonably required regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Borrower further agrees to provide Lender with written notice of a Tenant “going dark” under such Tenant’s Lease within ten (10) Business Days after Borrower’s knowledge that such Tenant has “gone dark”, provided that Borrower shall not be required to notify Lender of any suspension of operations by any Tenant under a Lease which is not a Major Lease attributable to compliance with any Legal Requirements restricting the rights of tenants generally (or categories of tenants generally) from operating for business in the applicable premises.

(d)               Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any cancellation, termination or default fee or payment or other cancellation, termination or default fee or payment paid by any Tenant under any Lease (such payments, collectively, “Termination Fees”), and Borrower shall cause such Termination Fees to be deposited into an Eligible Account with Lender to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the re-leasing of the applicable premises to which such Termination Fees relate within ten (10) Business Days after Borrower’s request therefor, provided no Event of Default is continuing. After the entirety of the space demised under the Lease to which such Termination Fees relate has been leased to a replacement Tenant in accordance with the terms and conditions of this Agreement and the Tenant thereunder is open for business and paying full and unabated rent under such Lease, Lender shall deposit any remaining Termination Fees held by Lender pursuant to this subclause (d) in the Cash Management Account for application in accordance with Section 9.3 hereof. During the continuance of an Event of Default, any such Termination Fees may also be held as collateral for the Debt or applied towards payment of the Debt, as so determined by Lender.

(e)               Lender agrees to reasonably cooperate with any request by Borrower to deliver a subordination and non-disturbance agreement in favor of a Tenant under a Major Lease, on Lender’s then current form of subordination and non-disturbance agreement; provided that Lender will cooperate reasonably in connection with reasonable changes requested thereto. Borrower shall pay all reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with such request.

Section 4.15.       Management Agreement.

(a)               As of the Closing Date, there are no Management Agreements other than (i) that certain Property Management Agreement dated as of October 23, 2013 between ARC AMWNRKY001, LLC, a Delaware limited liability company and CBRE, Inc., a Delaware corporation, and (ii) that certain Property Management and Leasing Agreement, dated as of the date hereof, by and among each Borrower other than ARC AMWNRKY001, LLC, collectively as owner, and American Finance Properties, LLC as manager. If, at any time, Borrower desires to enter into a replacement Management Agreement with respect to any Individual Property or extend the existing Management Agreements to apply to any additional Individual Property, Borrower shall do so in accordance with the terms and conditions of Section 4.15(g) and (i) hereof.

(b)               Borrower shall (i) diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of each Management Agreement on the part of Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under such Management Agreement, (ii) promptly notify Lender of any default under any Management Agreement beyond applicable notice and cure periods thereunder; (iii) promptly deliver to Lender a copy of any written notice of default or other material written notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any written notice that Borrower receives which provides that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly use commercially reasonable efforts (subject to applicable Legal Requirements) to enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. The management fee under the Management Agreement shall not exceed (x) in the case of any Affiliated Manager, two percent (2%) of Gross Rents or (y) in the case of any other Manager, three percent (3%) of Gross Rents,

(c)               Borrower shall not, without the prior written consent of Lender (which shall not be unreasonably withheld, conditioned or delayed), (i) surrender, terminate or cancel any Management Agreement, consent to any assignment of any Manager’s interest under the related Management Agreement or otherwise replace Manager or renew or extend any Management Agreement (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) or enter into any other new or replacement management agreement with respect to any Individual Property; provided, however, that Borrower may replace a Manager and/or consent to the assignment of a Manager’s interest under a Management Agreement, in each case to the extent permitted by and in accordance with the applicable terms and conditions hereof and of the other Loan Documents; (ii) reduce or consent to the reduction of the term of a Management Agreement; (iii) increase or consent to the increase of the amount of any charges under a Management Agreement; or (iv) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, a Management Agreement in any material respect. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this subparagraph (c) and Lender fails to approve or disapprove the same pursuant thereto, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.

(d)               If Borrower shall default after applicable notice and cure periods in the performance or observance of any material term, covenant or condition of a Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. If Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon, subject to the rights of tenants. Borrower shall notify Lender if Manager sub-contracts to a third party or an Affiliate any or all of its management responsibilities under the Management Agreement (which sub-contract shall be subject to Lender’s reasonable consent).

(e)               Borrower shall, from time to time (but not more frequently than two (2) times in any calendar year unless an Event of Default shall be continuing), use commercially reasonable efforts to obtain from Manager under the Management Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be reasonably requested by Lender.

(f)                In the event that the Management Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall submit to Lender by no later than 30 days prior to such expiration a draft replacement management agreement for approval in accordance with the terms and conditions hereof, which approval shall not be unreasonably withheld but may be conditioned on delivery of a Rating Agency Confirmation; provided, however, that if such replacement management agreement is substantially similar to the Management Agreement (including, without limitation, the fee payable thereunder (subject to any increases contemplated by the existing Management Agreement) to the extent such fee does not exceed (x) in the case of any Affiliated Manager, two percent (2%) of Gross Rents or (y) in the case of any other Manager, three percent (3%) of Gross Rents), neither Lender’s consent nor any Rating Agency Confirmation shall be required. The foregoing shall not apply to any renewal of any Management Agreement entered into in compliance with this Agreement in accordance with the terms thereof.

(g)               Borrower shall have the right to replace Manager or consent to the assignment of Manager’s rights under the Management Agreement without Lender’s consent, in each case, to the extent that (i) no Event of Default has occurred and is continuing, (ii) Lender receives at least thirty (30) days prior written notice of the same, (iii) such replacement or assignment (as applicable) will not result in a Property Document Event and/or any termination or cancellation of any Ground Lease or any default thereunder and (iv) the applicable New Manager is a Qualified Manager engaged pursuant to a Qualified Management Agreement.

(h)               Without limitation of the foregoing, if the Management Agreement is terminated or expires (including, without limitation, pursuant to the Assignment of Management Agreement), comes up for renewal or extension (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), then Lender, at its option, may require Borrower to engage, in accordance with the terms and conditions set forth herein and in the Assignment of Management Agreement, a New Manager to manage the Property, which such New Manager shall (i) if an Event of Default has occurred and is continuing and if opted by Lender, selected by Lender and subject to the reasonable approval of Borrower if Lender has not foreclosed on the Property and (ii) be a Qualified Manager and shall be engaged pursuant to a Qualified Management Agreement.

(i)                 As conditions precedent to any engagement of a New Manager hereunder, (i) New Manager and Borrower shall execute an Assignment of Management Agreement in substantially the same form as the Assignment of Management Agreement delivered to Lender on the date hereof, and (ii) if such New Manager is an Affiliated Manager, Borrower shall deliver to Lender a New Non-Consolidation Opinion (or update) with respect to such New Manager and new management agreement, and (iii) if requested by Lender, Borrower shall deliver to Lender a certificate representing that the engagement of such New Manager will not result in a Property Document Event and/or any termination or cancellation of any Ground Lease or any default thereunder.

(j)                 Borrower shall notify Lender in writing, within ten (10) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or similar payment or other termination fee or similar payment paid by any Manager, and Borrower further covenants and agrees that Borrower shall cause any such termination fee or payment to be promptly deposited into the Cash Management Account.

(k)               Lender shall have the right to cause Borrower to terminate the applicable Management Agreement and require Borrower to appoint a Qualified Manager, which is not an Affiliate of Borrower, to manage one or more Properties pursuant to a Qualified Management Agreement in accordance with the terms and conditions of this Agreement (i) during the continuance of an Event of Default, (ii) upon a Bankruptcy Action with respect to the applicable Manager, or (iii) upon the occurrence of a material default beyond applicable notice and cure periods by the applicable Manager under the applicable Management Agreement.

(l)                 Lender’s consent (not to be unreasonably withheld, conditioned or delayed) shall be required with respect to any Sale or Pledge of any Affiliated Manager over which Borrower, any SPE Component Entity and/or their respective Affiliates has Control, which consent may be conditioned upon receipt of a New Non-Consolidation Opinion to the extent such Sale or Pledge is to an Affiliate of Borrower, any SPE Component Entity and/or Guarantor.

(m)             Any reasonable out-of-pocket costs and expenses actually incurred by Lender pursuant to this Section shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor (and to the extent not paid within thirty (30) days of demand therefor by Lender shall bear interest at the Default Rate).

Section 4.16.     Payment for Labor and Materials.

(a)               Subject to Section 4.16(b) below, Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred by or on behalf of Borrower in connection with each Individual Property (any such bills and costs, a “Work Charge”) and not permit to exist in respect of any Individual Property or any part thereof any lien or security interest with respect to such Work Charges, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of any Individual Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instruments, except for the Permitted Encumbrances.

(b)               After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower or to any Individual Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost as a result of the contest of the same; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable and unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the applicable Individual Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to pay for such Work Charge (i) upon not less than ten (10) Business Days written notice to Borrower when, in the reasonable judgment of Lender, the validity, applicability and non-payment of such Work Charge is finally established or (ii) at any time when in the judgment of Lender the applicable Individual Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

Section 4.17.     Performance of Other Agreements. Borrower shall observe and perform each and every material term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to each Individual Property (or any portion thereof) and any amendments, modifications or changes thereto.

Section 4.18.     Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 4.19.     ERISA.

(a)               Neither Borrower nor Guarantor shall be subject to Title I of ERISA or Section 4975 of the Code. Assuming none of the assets of Lender being used in connection with the Loan constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA (unless such Lender is relying on an applicable prohibited transaction exemption, the conditions of which are satisfied), neither Borrower nor Guarantor shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.

(b)               Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instruments, as requested by Lender in its reasonable discretion, that (i) neither Borrower nor Guarantor is an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the IRS Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) neither Borrower nor Guarantor is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans (except where a governmental plan is a counterparty); and (iii) one or more of the following circumstances is true; provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to deliver such certifications or other evidence more frequently than once in any twelve month period:

(A)	Equity interests in Borrower and Guarantor are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);

(B)	Less than 25 percent of each outstanding class of equity interests in Borrower and Guarantor are held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; or

(C)	Each of Borrower and Guarantor qualify as an “operating company” or a “real estate operating company,” within the meaning of 29 C.F.R § 2510.3-101(c) or (e), or is an investment company registered under The Investment Company Act of 1940, as amended.

(c)               Neither Borrower nor Guarantor shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any member of Borrower’s or Guarantor’s “controlled group of corporations” or any trade or business treated as a “single employer” together with the Borrower or Guarantor, to maintain, sponsor, contribute to or become obligated to contribute to a “defined benefit plan” or a “multiemployer plan”. The terms in quotes above are defined in Section 3.7 of this Agreement.

Section 4.20.     No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from the applicable Individual Property, or (b) any portion of the applicable Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the applicable Individual Property.

Section 4.21.     Alterations. Notwithstanding anything contained herein (including, without limitation, Article 8 hereof) to the contrary, Lender’s prior approval shall be required in connection with (I) any alterations by Borrower to any Improvements with respect to any Individual Property (the “Landlord Alterations”) and (II) any alterations to any Improvements with respect to any Individual Property by any Tenant under any Lease to the extent that Borrower has the right to consent to, or approve, such alterations, in each instance (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the applicable Alteration Threshold, or (c) that are structural in nature, which approval, with respect to each of the preceding clauses (a) through (c) may be granted or withheld in Lender’s reasonable discretion. If the total unpaid amounts incurred and to be incurred with respect to any such Landlord Alterations to the Improvements shall at any time exceed the applicable Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) a Letter of Credit, (iv) other security reasonably acceptable to Lender, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), (v) a completion guaranty from Guarantor (provided that Lender shall have received a New Non-Consolidation Opinion and a Rating Agency Confirmation with respect to the same) or (vi) a completion bond (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the applicable Alteration Threshold. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this Section 4.21 and Lender thereafter fails to approve or disapprove the same, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.

Notwithstanding anything to the contrary in this Section 4.21, in the event that Borrower must perform any Emergency Alteration, Lender shall be deemed to have approved each such Emergency Alteration provided that (i) it would be impracticable, as reasonably determined by Borrower, under the circumstances to obtain Lender’s prior approval thereof despite Borrower using its commercially reasonable efforts to contact Lender to obtain such approval, or (ii) Lender shall have failed to respond to any request for such approval made by Borrower using its commercially reasonable efforts to contact Lender prior to the date on which such Emergency Alteration is required, as reasonably determined by Borrower, under the circumstances to be made. Borrower acknowledges and agrees to the extent that such Emergency Alteration exceeds the Alteration Threshold, Borrower shall comply with the second sentence of the paragraph immediately above. “Emergency Alteration” shall mean any alteration to an Individual Property required to be made by any Borrower by reason of the occurrence of an unexpected event that is reasonably likely to cause imminent harm to persons or property at an Individual Property or that is reasonably likely to cause a default beyond all applicable notice and cure periods by a Borrower under a Lease or any Property Document.

Section 4.22.     Property Document Covenants.

(a)               Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower shall (i) promptly perform and/or observe, in all material respects, all of the material covenants and agreements required to be performed and observed by it under the REAs and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default by Borrower under the REAs of which it is aware; (iii) enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed under the REAs in a commercially reasonable manner; (iv) cause the applicable Individual Property to which a REA applies to be operated, in all material respects, in accordance with the REAs; and (v) not, without the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed), (A) enter into any new REA or replace or execute modifications to any existing REA or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel the REAs, (C) reduce or consent to the reduction of the term of the REAs, (D) increase or consent to the increase of the amount of any charges payable by Borrower under the REAs, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the REAs in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any material action under the Property Documents.

Section 4.23.     Ground Lease Covenants. Without limitation of the other provisions herein, each Borrower makes the following covenants with respect to each Ground Lease:

(a)               Borrower shall (i) pay (or cause to be paid) all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of each Ground Lease when due and payable thereunder, (ii) diligently perform and observe (or cause to be performed and observed) all of the terms, covenants and conditions of each Ground Lease on the part of Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the landlord under any Ground Lease to Borrower of any default by Borrower and deliver to Lender a true copy of each such notice within seven (7) Business Days of receipt, and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the landlord under any Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within seven (7) Business Days of Borrower’s receipt.

(b)               Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by any Ground Lease or terminate or cancel any Ground Lease or modify, change, supplement, alter or amend any Ground Lease, either orally or in writing, and if Borrower shall default in the performance or observance of any term, covenant or condition of any Ground Lease on the part of Borrower and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default.

(c)               Borrower shall exercise each individual option, if any, to extend or renew the term of each Ground Lease within sixty (60) days prior to the expiration of such Ground Lease (the “Renewal Deadline”), and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower exercisable upon an Event of Default, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(d)               Notwithstanding anything contained in any Ground Lease to the contrary, Borrower shall not, without prior written consent of Lender, sublet any portion of the leasehold estate created by the Ground Lease except in accordance with the express terms and conditions of this Agreement.

(e)               With respect to each Individual Property which consists of a leasehold estate crated pursuant to a Ground Lease, neither Borrower nor any Affiliate of Borrower shall acquire the related Fee Estate without Lender’s prior written consent. To the extent Borrower or any Affiliate of Borrower shall acquire any such related Fee Estate, (i) the security interest created by the related Security Instrument shall be spread to cover such related Fee Estate, (ii) Borrower shall (and shall cause any applicable Affiliate of Borrower to) execute any such documents and instruments as Lender shall reasonably require to spread the lien of such Security Instrument to cover such related Fee Estate and ensure that Lender has a first priority perfected security interest with respect to such Fee Estate subject to Permitted Encumbrances, and (iii) Borrower shall obtain such endorsements or additional title coverage as Lender shall reasonably require to insure the lien of such Security Instrument on such related Fee Estate.

Section 4.24.     Embargoed Person; Patriot Act Compliance; Anti-Money Laundering Laws.

(a)               Each Borrower Party and each Affiliated Manager has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Sale or Pledge or other transfer permitted pursuant to the Loan Documents, (i) none of the funds or other assets of any Borrower Party and/or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (ii) no Embargoed Person has any interest of any nature whatsoever in any Borrower Party or any Affiliated Manager, as applicable, with the result that the investment in any Borrower Party or any Affiliated Manager, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (iii) none of the funds of any Borrower Party or any Affiliated Manager, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in any Borrower Party or any such Affiliated Manager, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any Individual Property (or any portion thereof) to be subject to forfeiture or seizure. Any violation of the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.

(b)               Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Properties, including those relating to money laundering and terrorism. Lender shall have the right, from time to time (at no cost to Borrower unless Lender reasonably determines that Borrower has failed to comply with the provisions of this Section 4.24), to audit Borrowers’ compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Properties, including those relating to money laundering and terrorism. In the event that any Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause such Borrower to comply therewith and any and all reasonable costs and expenses actually incurred by Lender in connection therewith shall be secured by the Mortgages and the other Loan Documents and shall be due and payable within ten (10) Business Days following Lender’s request therefor.

(c)               At all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to the Loan Documents, no Borrower nor Guarantor nor any partner in any Borrower or Guarantor nor member of any such partner nor any other owner of a direct or indirect interest in any Borrower or Guarantor (i) shall be listed on any Government Lists, (ii) shall be a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) shall have been previously indicted for or convicted of any felony involving any Patriot Act Offense, or (iv) shall be under investigation by any Governmental Authority for alleged criminal activity related to OFC, any Patriot Act Offense, or any violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(d)               At all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to the Loan Documents, (i) none of the funds or other assets of any Borrower or Guarantor, any partner in any Borrower or Guarantor, any member of any such partner or any other owner of a direct or indirect interest in any Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person is subject to Sanctions, (ii) none of any Borrower or Guarantor, any partner in any Borrower or Guarantor, any member of any such partner or any other owner of a direct or indirect interest in any Borrower or Guarantor shall be a Sanctioned Person, (iii) no Sanctioned Person shall have any interest of any nature whatsoever in any Borrower or Guarantor, any partner in any Borrower or Guarantor, any member of any such partner or any other owner of a direct or indirect interest in any Borrower or Guarantor with the result that the investment in any Borrower or Guarantor, any partner in any Borrower or Guarantor, any member of any such partner or any other owner of a direct or indirect interest in any Borrower or Guarantor would be prohibited by law or the Loan would be in violation of law, and (iv) none of the funds of any Borrower or Guarantor, any partner in any Borrower or Guarantor, any member of any such partner or any other owner of a direct or indirect interest in any Borrower or Guarantor shall be derived from any unlawful activity with the result that the investment in Borrower or Guarantor, any partner in any Borrower or Guarantor, any member of any such partner or any other owner of a direct or indirect interest in any Borrower or Guarantor would be prohibited by law or the Loan would be in violation of law.

(e)               No portion of the proceeds of the Loan will be used, directly or indirectly, (i) in violation of Anti-Corruption Laws or Anti-Money Laundering Laws, or (ii) for any payment, promise to pay, or authorization of any payment (or giving of anything of value) to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or obtain any improper advantage, in violation of Anti-Corruption Laws.

(f)                Notwithstanding the foregoing, the representations, warrants and covenants above are made only to Borrower’s knowledge with respect to the direct or indirect ownership of any shares of stock in AFT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange.

Section 4.25.     Condominium Covenants.

(a)               Borrower shall comply with all of the terms, covenants and conditions of the Condominium Documents and any rules and regulations that may be adopted for the Condominium, as the same shall be in force and effect from time to time to the extent applicable to Borrower.

(b)               Borrower shall pay, or cause to be paid, all assessments for common charges and expenses made against the Condominium unit owned by Borrower pursuant to the Condominium Documents as the same shall become due and payable (subject to Borrower’s rights to contest the same in a manner that would not be reasonably expected to result in a Material Adverse Effect).

(c)               Borrower shall not, without Lender’s prior consent, not to be unreasonably withheld, conditioned or delayed, modify, amend or supplement, or consent to or suffer any modification, amendment, or supplementation of any of the Condominium Documents (to the extent within Borrower’s control) or change, alter or amend, or waive or release any of its material rights and remedies under any of the Condominium Documents.

(d)               Borrower shall not take any action to terminate the Condominium, withdraw the Condominium from any state, local or federal laws, rules and regulations which affect the establishment and maintenance of condominiums in the applicable state, or cause a partition of the Condominium.

(e)               Borrower shall not assign (other than to Lender) or encumber (other than in favor of Lender as security for the Debt) any of its rights under the Condominium Documents.

(f)                Borrower shall not, without Lender’s prior consent, exercise any right it may have to vote for, (i) any additions or improvements to the common elements of the Condominium, except as such additions or improvements are permitted pursuant to this Agreement, (ii) any borrowing on behalf of the Condominium, or (iii) the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the Improvements other than in accordance with the provisions of this Agreement.

(g)               To the extent any voting member (including any officers or directors) of any applicable Condominium board is appointed or selected by Borrower after the Closing Date, Borrower shall obtain resignation letters in substantially the same form as the resignation letters delivered to Lender as of the Closing Date from each voting member of such Condominium board appointed by or selected by Borrower and any officers of such Condominium appointed by Borrower to be held by Lender in escrow, which resignation letters may, at Lender’s option, be submitted at any time after Lender’s acceleration of the Loan following an Event of Default.

Section 4.26.     Master Lease Covenants.

(a)               Borrower shall perform its obligations under the Master Leases.

(b)               Borrower shall enforce in a commercially reasonable manner the terms and conditions of the Master Leases.

(c)               Borrower shall not, without Lender’s prior consent, not to be unreasonably withheld, conditioned or delayed, modify, amend or supplement any of the Master Leases or waive any of its material rights under any of the Master Leases.

(d)               Borrower shall not, at any time while the Loan is outstanding, permit a Master Lease to demise any property or interests that do not comprise a portion of the Property that is collateral for the Loan.

Section 4.27.     Immediate Repairs; Landlord Repair Obligations.

(a)               Borrower shall perform the Immediate Repairs and shall complete each of the Immediate Repairs on or before (i) with respect to the Immediate Repairs pertaining to ADA and/or life safety matters, the date that is four (4) months following the Closing Date, and (ii) with respect to all other Immediate Repairs, the date that is one (1) year following the Closing Date.

(b)               Borrower represents and warrants to Lender that the applicable Tenant is responsible for the performance of each Immediate Tenant Repair. Borrower will use commercially reasonable efforts to cause the applicable Tenant to complete the Immediate Tenant Repairs pursuant to the terms of the applicable Lease within a reasonable period of time following the Closing Date.

(c)               Borrower shall perform the landlord repair obligations pursuant to a Lease described on Schedule XV hereto (which items are inclusive of the initial Unfunded Obligations) and shall complete each of such landlord repair obligations on or before the date that is one (1) year following the Closing Date.

ARTICLE 5.
AENTITY COVENANTS

Section 5.1.         Single Purpose Entity/Separateness.

(a)               Each Borrower has not since its formation and will not:

(i)                 engage in any business or activity other than the leasing, ownership, operation and maintenance of the applicable Individual Property, and activities incidental thereto;

(ii)              acquire or own any assets other than (A) the applicable Individual Property and/or Individual Properties, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of such applicable Individual Property or Individual Properties, as applicable;

(iii)            merge into or consolidate with any Person, become subject to a Division or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv)             fail to observe all organizational formalities, or fail to comply with the provisions of its organizational documents, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the special purpose entity/bankruptcy remote provisions of its organizational documents (provided, that, such organizational documents may be amended or modified to the extent that, in addition to the satisfaction of the requirements related thereto set forth therein, Lender’s prior written consent and, if required by Lender, a Rating Agency Confirmation are first obtained);

(v)               own any subsidiary, or make any investment in, any Person (other than, with respect to any SPE Component Entity, in the applicable Borrower);

(vi)             commingle its funds or assets with the funds or assets of any other Person (except for one or more other Borrowers);

(vii)          incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, and/or (B) any prior mortgage-loan financing with respect to the Property that has been paid off in full as of the date hereof, and/or (C) trade and operational indebtedness incurred in the ordinary course of business with trade creditors or in the routine administration of its affairs, provided such indebtedness is (1) unsecured, (2) not evidenced by a note and (3) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (D) such other liabilities as are permitted pursuant to this Agreement; provided however, the aggregate amount of the indebtedness described in clause (C) shall not exceed (I) five percent (5%) of the Allocated Loan Amount with respect to the applicable Individual Property, and (II) at any time with respect to all Properties in the aggregate, two percent (2%) of the outstanding amount of the Loan. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by any Individual Property;

(viii)        fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (except for one or more other Borrowers). Borrower’s assets will not be listed as assets on the financial statement of any other Person (except for one or more other Borrowers); provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)             except for capital contributions and distributions permitted under the terms and conditions of its organizational documents and properly reflected in its books and records, enter into any contract or agreement with any partner, member, shareholder, principal or Affiliate, except, in each case, upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x)               maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)             assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii)          make any loans or advances under any loan to any Person;

(xiii)        fail to file its own tax returns, separate from those of any other Person, except (A) to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file any tax return by applicable Legal Requirements, or (B) if Borrower is required to file consolidated tax returns by applicable Legal Requirements;

(xiv)         fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name (provided that it may commingle its assets with one or more other Borrowers) or (D) correct any known misunderstanding regarding its separate identity;

(xv)           fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the applicable Individual Property to do so); provided, however, that the foregoing shall not require any owners of Borrower to make additional capital contributions to Borrower;

(xvi)         without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, and the prior written consent of each Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPE Component Entity level), take any Bankruptcy Action with respect to Borrower or any SPE Component Entity (provided, that, none of any member, shareholder or partner (as applicable) of Borrower or any SPE Component Entity or any board of directors or managers (as applicable) of Borrower or any SPE Component Entity may vote on or otherwise authorize the taking of any of the foregoing actions unless, in each case, there are at least two (2) Independent Directors then serving in such capacity in accordance with the terms of the applicable organizational documents and each of such Independent Directors has consented to such foregoing action);

(xvii)      fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(xviii)    fail to pay its own liabilities (including, without limitation, salaries of its own employees and a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the applicable Individual Property to do so and except for payment of any Borrower’s liabilities by one or more other Borrowers and sharing of employees, personnel or overhead expenses by one or more Borrowers); provided, however, that the foregoing shall not require any owners of Borrower to make additional capital contributions to Borrower;

(xix)         acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;

(xx)           identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it; or

(xxi)         fail to conduct its business so that the material factual assumptions made with respect to Borrower in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion cease to be materially true.

(b)               If Borrower is a partnership or limited liability company (other than an Acceptable LLC), each general partner (in the case of a partnership) and at least one member (in the case of a limited liability company) of Borrower, as applicable, shall be an Acceptable LLC (each an “SPE Component Entity”) whose sole asset is its interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest). Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) through (vi) (inclusive) and (viii) through (xxi) (inclusive) and, if such SPE Component Entity is an Acceptable LLC, Section 5.1(c) and (d) hereof, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity unrelated to owning an interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest); (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest); (iv) will at all times continue to own no less than a 0.5% direct equity ownership interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), except for trade payables not to exceed $10,000.00 which are incurred in the routine administration of its affairs, are unsecured, are not evidenced by a note and are due not more than ninety (90) days past the date incurred and are either paid on or prior to such date or are being contested in good faith; and (vi) will cause Borrower to comply with the provisions of this Section 5.1. Lender acknowledges that as of the Closing Date each Borrower is an Acceptable LLC and there are no SPE Component Entities.

(c)               In the event Borrower or the SPE Component Entity is an Acceptable LLC, the limited liability company agreement of Borrower or the SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or the SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or the SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or the SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or the SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or the SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or the SPE Component Entity (as applicable) automatically be admitted to Borrower or the SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or the SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or the SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or the SPE Component Entity (as applicable) as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Directors of the SPE Component Entity or Borrower (as applicable) in accordance with Section 5.2 below. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or the SPE Component Entity (as applicable) upon the admission to Borrower or the SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower or the SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or the SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of Borrower or the SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or the SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or the SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or the SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or the SPE Component Entity (as applicable) including, without limitation, the merger, consolidation, Division or conversion of Borrower or the SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower or the SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or the SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or the SPE Component Entity (as applicable), but Special Member may serve as an Independent Director of Borrower or the SPE Component Entity (as applicable).

(d)               The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable) agree in writing (A) to continue Borrower or the SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or the SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or the SPE Component Entity (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable).

(e)               With respect to each Borrower, (i) such Borrower is and always has been duly formed, validly existing and in good standing in the state in which it was formed and in any other jurisdictions where it is qualified to do business; (ii) such Borrower has no outstanding judgments or liens of any nature against it; (iii) such Borrower is in compliance in all material respects with all laws, regulations and orders applicable to such Borrower and has received all material permits necessary for such Borrower to operate and for which a failure to possess would materially and adversely affect the condition, financial or otherwise, of Borrower; (iv) no Borrower is aware of any pending or threatened litigation involving such Borrower that, if adversely determined, might materially adversely affect the condition (financial or otherwise) of such Borrower, or the condition or ownership of the property owned by such Borrower; (v) such Borrower is not involved in any material dispute with any taxing authority; (vi) such Borrower has paid or has caused to be paid all real estate taxes that are due and payable with respect to its applicable Individual Property except as otherwise permitted pursuant to this Agreement; (vii) such Borrower is not now, a party to any lawsuit, arbitration, summons or legal proceeding that, if adversely determined, might materially adversely affect the condition (financial or otherwise) of such Borrower or the condition or ownership of the property owned by such Borrower nor has Borrower ever been a party to any lawsuit, arbitration, summons or legal proceeding that resulted in a judgment against it that has not been paid in full or otherwise resolved; (viii) all financial statements that Borrower has provided to Lender are true, correct and complete in all material respects and reflect an accurate view of the financial condition of Borrower (taken as a whole) as of the date hereof; (ix) except as set forth in the Environmental Reports, the most recent Phase I environmental audit for the applicable Individual Property owned by such Borrower recommended no action; (x) such Borrower has no material contingent or actual obligations not related to its applicable Individual Property and (xi) at all times since its formation to the date hereof, such Borrower has complied with the separateness covenants set forth in its organizational documents and has been a single purpose entity.

Section 5.2.         Independent Director.

(a)               The organizational documents of each Borrower (to the extent such Borrower is Acceptable LLC) or the SPE Component Entity, as applicable, shall provide that at all times there shall be at least two duly appointed independent directors or managers of such entity (each, an “Independent Director”) who each shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, any Borrower or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, any Borrower or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person (II) shall have, at the time of their appointment, had at least three (3) years experience in serving as an independent director and (III) be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider.

(b)               The organizational documents of each Borrower and the SPE Component Entity shall further provide that (I) the board of directors or managers of Borrower and the SPE Component Entity and the constituent equity owners of such entities (constituent equity owners, the “Constituent Members”) shall not take any action set forth in Section 5.1(a)(xvi) or any other action which, under the terms of any organizational documents of Borrower or the SPE Component Entity, requires the vote of the Independent Directors unless, in each case, at the time of such action there shall be at least two Independent Directors engaged as provided by the terms hereof and such Independent Directors vote in favor of or otherwise consent to such action; (II) no Independent Director may be removed or replaced without Cause, and any resignation, removal or replacement of any Independent Director shall not be effective without (1) prior written notice to Lender and the Rating Agencies (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice); (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPE Component Entity’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, Borrower and SPE Component Entity and (z) the interests of any group of Affiliates of which the Constituent Members, Borrower or SPE Component Entity is a part); (IV) other than as provided in subsection (III) above, the Independent Directors shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

Section 5.3.         Change of Name, Identity or Structure. Borrower shall not change (or permit to be changed) Borrower’s or the SPE Component Entity’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or (d) if not an individual, Borrower’s or the SPE Component Entity’s corporate, partnership or other structure or state of formation, without, in each case, notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or the SPE Component Entity’s structure or state of formation, without first obtaining the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed) and, if required by Lender, a Rating Agency Confirmation with respect thereto. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower or the SPE Component Entity intends to operate the applicable Individual Property, and representing and warranting that Borrower or the SPE Component Entity does business under no other trade name with respect to the applicable Individual Property.

Section 5.4.         Business and Operations. Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, leasing, management and operation of each Individual Property. Borrower will qualify to do business and will remain in good standing under the laws of the State and each other applicable jurisdiction in which each Individual Property is located, in each case, as and to the extent the same are required for the ownership, maintenance, leasing, management and operation of each Individual Property.

ARTICLE 6.

NO SALE OR ENCUMBRANCE

Section 6.1.         Transfer Definitions. As used herein and in the other Loan Documents, “Restricted Party” shall mean Borrower, AFT, Guarantor, any SPE Component Entity or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor or any SPE Component Entity; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

Section 6.2.         No Sale/Encumbrance.

(a)               It shall be an Event of Default hereof if, without the prior written consent of Lender, a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) occurs, a Sale or Pledge of an interest in any Restricted Party occurs and/or Borrower shall acquire any real property in addition to the real property owned by Borrower as of the Closing Date (each of the foregoing, collectively, a “Prohibited Transfer”), other than (i) pursuant to Leases entered into in accordance with the provisions of Section 4.14 and (ii) as permitted pursuant to the express terms of this Article 6, none of which shall constitute a Prohibited Transfer.

(b)              A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest (other than the security interest granted in favor of Lender pursuant to this Agreement and the other Loan Documents) in, Borrower’s right, title and interest in and to any (A) Leases or any Rents, (B) Property Documents or (C) Ground Leases; (iii) if a Restricted Party is a corporation, any merger, consolidation of such Restricted Party with any other Person or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation of such Restricted Party with any other Person or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such Sale or Pledge or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any Division, any merger or consolidation of such Restricted Party with any other Person or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such Sale or Pledge; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation of such Restricted Party with any other Person or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) intentionally omitted; (viii) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) and/or any other action instituted by (or at the behest of) Borrower or its Affiliates or consented to or acquiesced in by Borrower or its Affiliates which results in any termination or cancellation of any Ground Lease, and/or (ix) the incurrence of any property-assessed clean energy loans or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

Section 6.3.         Permitted Equity Transfers.

(a)               Notwithstanding the restrictions contained in this Agreement, including without limitation, this Article 6, the following equity transfers shall be permitted without Lender’s consent: (i) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party (but not the direct interests in Borrower or any SPE Component Entity), (ii) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party (but not the direct interests in Borrower or any SPE Component Entity), (iii) (A) the sale, transfer or issuance of shares of stock in AFT or in any Restricted Party (but not the direct interests in Borrower or any SPE Component Entity) that, in each instance, is a publicly traded entity, provided such shares of stock are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange or (B) the sale, transfer or issuance of shares of stock in AFT provided that such shares of stock are sold, transferred or issued in the ordinary course of business through licensed broker dealers in accordance with all applicable Legal Requirements to third party investors in a manner consistent with previous offerings conducted by AFT or its Affiliates as of the Closing Date, (iv) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) by AFT or Guarantor or any direct or indirect legal or beneficial owner of AFT or Guarantor for estate planning purposes to the transferor’s spouse, child, parent, grandparent, grandchild, niece, nephew, aunt, uncle or other immediate family members of such owner, or to a trust for the benefit of such spouse, child, parent, grandparent, grandchild, niece, nephew, aunt, uncle or other immediate family members and (v) a Permitted Pledge; and provided, further, that, the foregoing provisions of clauses (i), (ii), (iii), (iv) and (v) above shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents (including, without limitation, the covenants contained herein relating to ERISA matters)); provided, further, that, with respect to the transfers listed in clauses (i), (ii), (iii), (iv) and (v) above, (A) if such transfer results in the transfer of ten percent (10%) or more of the direct or indirect interest in Borrower to a Person which, prior to such transfer, did not own ten percent (10%) or more of a direct or indirect interest in Borrower, Lender shall receive not less than thirty (30) days prior written notice of (y) such transfers and (z) with respect to the pledge set forth in clause (v) above, the exercise of any rights or remedies by such Qualified Lender with respect to such pledge (provided, that, for purposes of clarification, with respect to the transfers contemplated in subsection (i) above, the aforesaid notice shall only be deemed to be required thirty (30) days following Borrower’s knowledge thereof and with respect to the transfers contemplated in subsection (iii) above, no notice of such transfer is required); (B) no such transfers shall result in a change in Control of Guarantor, Borrower or Affiliated Manager; (C) (x) after giving effect to such transfers, Guarantor shall (I) own at least a fifty-one percent (51%) direct or indirect equity ownership interest in each of each Borrower and each SPE Component Entity and (II) Control each Borrower and each SPE Component Entity and (y) after giving effect to such transfers, AFT shall (I) own at least a fifty-one percent (51%) direct or indirect equity ownership interest in Guarantor and (II) Control Guarantor; (D) after giving effect to such transfers, each Individual Property which has a Manager as of the date of such transfer shall continue to be managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof; (E) such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof; (F) in the case of (1) the transfer of the management of any Individual Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) if after giving effect to such transfer more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower or any SPE Component Entity are owned by any Person and/or its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in Borrower or any SPE Component Entity as of the Closing Date, Borrower shall deliver to Lender a New Non-Consolidation Opinion addressing such transfer; (G) after giving effect to the equity transfer in question (I) the representations contained herein relating to ERISA matters shall be true and correct as if made as of the date of such transfer (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (II) Borrower shall remain in compliance with the covenants contained herein relating to ERISA matters; (H) to the extent that any transfer results in the transferee (either itself or collectively with its affiliates) owning a twenty percent (20%) (or, with respect to any Person not domiciled in the United States, ten percent (10%)) or greater equity interest (directly or indirectly) in Borrower or in any SPE Component Entity (to the extent the transferee (collectively with its affiliates) did not previously own at least twenty percent (20%) (or, with respect to any Person not domiciled in the United States, ten percent (10%)) of the equity interest (directly or indirectly) in Borrower or in any SPE Component Entity), Lender’s receipt of the Satisfactory Search Results shall be a condition precedent to such transfer, (I) such transfers shall not be prohibited pursuant to the terms of the Property Documents and the Ground Leases; (J) after giving effect to such transfers, the Guarantor Control Condition shall continue to be satisfied, (K) intentionally omitted, (L) other than a transfer pursuant to clause (i), subclause (iii)(A) or (B) and/or clause (iv) above, no Event of Default has occurred and is continuing and (M) Borrower shall reimburse Lender within ten (10) Business Days after Lender’s written request for (I) all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees (of any outside counsel, if applicable), actually incurred by Lender (or any Servicer on its behalf) in connection therewith, and (II) all fees, costs and expenses of the Rating Agencies incurred in connection therewith. For the avoidance of doubt, any listing and/or trading of the shares of stock in AFT on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange or market in accordance with this Section 6.3(a) shall not be a Prohibited Transfer. For purposes of this Section 6.3(a) and for purposes of Section 6.3(b) below, the issuance of stock, partnership interests or other equity interests shall include the issuance of existing classes of stock, partnership interests and/or other equity interests as well as the creation and/or issuance of one or more new classes of stock, partnership interests or other equity interests.

(b)               Notwithstanding the restrictions contained in this Article 6, so long as no Event of Default has occurred and shall be continuing, the sale, transfer or issuance of direct or indirect interests in Guarantor shall be permitted without the consent of Lender provided that: (i) if such sale, transfer or issuance results in the transfer of ten percent (10%) or more of the direct or indirect interest in Borrower to a Person which, prior to such sale, transfer or issuance, did not own ten percent (10%) or more of a direct or indirect interest in Borrower, Lender receives thirty (30) days prior written notice with respect to such sale, transfer or issuance and in connection therewith, Borrower shall pay to Lender a non-refundable processing fee of $10,000.00, (ii) after giving effect to such sale, transfer or issuance, (I) to the extent that Guarantor shall not, after giving effect to such sale, transfer or issuance, (A) own at least a fifty-one percent (51%) direct or indirect interest in each Borrower and each SPE Component Entity and/or (B) Control Borrower and each SPE Component Entity, each Individual Property shall be managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof and (II) to the extent that Guarantor shall, after giving effect to such sale, transfer or issuance, (A) own at least a fifty-one percent (51%) direct or indirect interest in each Borrower and each SPE Component Entity and (B) Control Borrower and each SPE Component Entity, each Individual Property that has a Manager as of the date of such sale, transfer or issuance shall continue to be managed by a Manager or a New Manager approved in accordance with the applicable terms and conditions hereof, (iii) after giving effect to the sale, transfer or issuance in question (I) the representations contained herein relating to ERISA matters shall be true and correct as if made as of the date of such sale, transfer or issuance (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable sale, transfer or issuance) and (II) Borrower shall remain in compliance with the covenants contained herein relating to ERISA matters, (iv) to the extent that such sale, transfer or issuance results in the transferee (either itself or collectively with its affiliates) owning a twenty percent (20%) (or, with respect to any Person not domiciled in the United States, ten percent (10%)) or greater equity interest (directly or indirectly) in Borrower or in any SPE Component Entity (to the extent the transferee (collectively with its affiliates) did not previously own at least twenty percent (20%) (or, with respect to any Person not domiciled in the United States, ten percent (10%)) of the equity interest (directly or indirectly) in Borrower or in any SPE Component Entity, Lender’s receipt of the Satisfactory Search Results shall be a condition precedent to such sale, transfer or issuance; (v) such sale, transfer or issuance is not prohibited under the terms of the Property Documents and the Ground Leases, (vi) after giving effect to such sale, transfer or issuance, Borrower shall remain in compliance with the relevant provisions of Article 5 hereof, (vii) after giving effect to such sale, transfer or issuance, either (A) (x) Guarantor shall (I) own at least a fifty-one percent (51%) direct or indirect equity ownership interest in each Borrower and each SPE Component Entity and (II) Control each Borrower and each SPE Component Entity and (y) AFT shall (I) own at least a fifty-one percent (51%) direct or indirect equity ownership interest in Guarantor and (II) Control Guarantor, or (B) a Qualified Equityholder shall (I) own at least a fifty-one percent (51%) direct or indirect equity ownership interest in each of the Qualified Replacement Guarantor described in the immediately succeeding clause (B)(III) (unless such Qualified Replacement Guarantor is also such Qualified Equityholder), each Borrower and each SPE Component Entity, (II) Control each of the Qualified Replacement Guarantor described in the immediately succeeding clause (B)(III) (unless such Qualified Replacement Guarantor is also such Qualified Equityholder), each Borrower and each SPE Component Entity; and (III) shall deliver to Lender a replacement limited recourse guaranty in form and substance substantially identical to the Guaranty and a replacement environmental indemnity agreement in form and substance substantially identical to the Environmental Indemnity, each executed by a Qualified Replacement Guarantor with respect to actions or omissions first occurring on or after the date of such sale, transfer or issuance; (viii) to the extent that Guarantor shall not, after giving effect to such sale, transfer or issuance, (A) own at least a fifty-one percent (51%) direct or indirect interest in each Borrower and each SPE Component Entity and/or (B) Control each Borrower and each SPE Component Entity, Lender shall have received a Rating Agency Confirmation with respect to such sale, transfer or issuance, (ix) such Qualified Replacement Guarantor shall have furnished to Lender all appropriate papers evidencing such Person’s organization and good standing, and the qualification of the signers to execute the documents referenced in clause (vii)(B)(III) above, which papers shall include certified copies of all relevant documents relating to the organization and formation of such Qualified Replacement Guarantor and of the entities, if any, which are partners or members of the Qualified Replacement Guarantor, (x)(A) if, after giving effect to such sale, transfer or issuance, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower or any SPE Component Entity are owned by any Person and/or its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in Borrower or any SPE Component Entity as of the Closing Date, Borrower shall deliver to Lender a New Non-Consolidation Opinion addressing such sale, transfer or issuance and (B) Borrower shall furnish to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code with respect to the sale, transfer or issuance and the transactions related thereto and an additional opinion of counsel reasonably satisfactory to Lender and its counsel (I) that Qualified Replacement Guarantor’s good standing and due authorization to execute the documents required herein and that the documents referenced in clause (vii)(B)(3) above are valid, binding and enforceable against the Qualified Replacement Guarantor and Borrower, as applicable, in accordance with their terms, and (II) that the Qualified Replacement Guarantor and any entity which is a controlling stockholder, member or general partner of the Qualified Replacement Guarantor have been duly organized, and are in existence and good standing, (xi) unless Guarantor is replaced with a Qualified Replacement Guarantor as set forth herein, such sale, transfer or issuance shall not result in Guarantor’s non-compliance with the net worth and liquidity requirements provided in the Guaranty, and (xii) Borrower shall have paid to Lender, concurrently with the closing of such sale, transfer or issuance (I) all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees (of any outside counsel, if applicable), actually incurred by Lender (or any Servicer on its behalf) in connection therewith (II) all fees, costs and expenses of the Rating Agencies incurred in connection therewith, in each case, if any.

(c)               Upon request from Lender in connection with any transfer set forth above and otherwise no more than once each calendar quarter, Borrower shall promptly provide Lender with a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any equity transfer consummated in accordance with this Section 6.3.

Section 6.4.         Lender’s Rights. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee in the amount of $750,000.00 and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All out-of-pocket expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

Section 6.5.         Economic Sanctions, Anti-Money Laundering and Transfers. Borrower shall (a) at all times comply with the representations and covenants contained in Sections 3.29 and 4.24 such that the same remain true, correct and not violated or breached and (b) not permit a Prohibited Transfer to occur and shall cause the ownership requirements specified in this Article 6 (including, without limitation, those stipulated in Section 6.3 hereof) to be complied with at all times. Borrower hereby represents that, other than in connection with the Loan, the Loan Documents and any Permitted Encumbrances, as of the date hereof, there exists no Sale or Pledge of Borrower and/or any SPE Component Entity.

Section 6.6.         Immaterial Transfers and Easements.

(a)               Borrower may, without the consent of Lender, (i) make immaterial Transfers of unimproved, non-income producing portions of an Individual Property to Governmental Authorities for dedication or public use (each an “Outparcel”), and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) or (ii) shall materially impair the value, use or operation of such Individual Property or reasonably be expected to have a Material Adverse Effect. In connection with any Transfer permitted pursuant to this Section 6.6, Lender shall execute and deliver such instruments in form and substance reasonably satisfactory to Lender as may be reasonably necessary, in the case of the Transfers referred to in clause (i) above, to release the portion of the Individual Property affected by such Condemnation or such Transfer from the lien of the applicable Security Instrument or, in the case of clause (ii) above, to subordinate the lien of the applicable Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

(i)           fifteen (15) days’ prior written notice thereof;

(ii)          a copy of the instrument or instruments of Transfer;

(iii)         a certificate from an officer of Borrower stating (1) with respect to any Transfer, the consideration, if any, being paid for the Transfer, and (2) that such Transfer does not materially impair the value, use or operation of applicable the Individual Property and would not reasonably be expected to have a Material Adverse Effect; and

(iv)         reimbursement of all of Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred in connection with such Transfer (which shall be paid by Borrower whether or not the proposed Transfer actually occurs).

(b)               Notwithstanding the foregoing provisions of this Section 6.9, for so long as the Loan is included in a REMIC Trust in connection with a Securitization, no release of the Outparcel from the lien of the applicable Security Instrument will be permitted unless, immediately after such release, either (i) the Loan-to-Value Ratio is equal to or less than one hundred twenty-five percent (125%) (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, based solely on the value of the real property excluding personal property and going concern value, if any) or (ii) the principal balance of the Loan is paid down by the least of the following amounts: (A) an amount equal to the net proceeds or other compensation paid by a Governmental Authority in connection with a Transfer described in Section 6.9(a)(i), (B) the fair market value of the Outparcel at the time of release, or (C) an amount such that the Loan-to-Value Ratio (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release.

ARTICLE 7.

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1.         Insurance.

(a)               Each Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for each Borrower and each Individual Property providing at least the following coverages:

(i)           insurance with respect to the Improvements insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils” (including, without limitation, fire, lightning, windstorm/named storm, hail, terrorism and similar acts of sabotage, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles and smoke), in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation; (B) written on a no co-insurance form; (C) providing for no deductible in excess of $100,000.00 except (I) with respect to earthquake, hail and windstorm/named storms, which such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the Property, subject to a minimum of $250,000.00 and (II) as otherwise expressly and specifically permitted herein; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” endorsement in amounts reasonably acceptable to Lender. The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the reasonable request of Lender by an appraiser or contractor designated and paid by Borrower and reasonably approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii)          commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the applicable Individual Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold, manufactured or distributed from the applicable Individual Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000.00 and a per occurrence limit of not less than $1,000,000.00, with no deductible or self-insured retention; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; (5) contractual liability covering the indemnities contained in Article 13 hereof to the extent the same is available; and (6) acts of terrorism and similar acts of sabotage;

(iii)         loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 7.1(a)(i), (iv) and (vi) through (viii); (C) in an amount equal to 100% of the projected gross income from the applicable Individual Property (on an actual loss sustained basis) for a period continuing until the Restoration of the applicable Individual Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Lender’s determination of the projected gross income from the applicable Individual Property for a eighteen (18) month period; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, to the extent that insurance proceeds are payable to Lender pursuant to this Subsection (the “Rent Loss Proceeds”) and Borrower is entitled to disbursement of Net Proceeds for Restoration in accordance with the terms hereof, such Rent Loss Proceeds shall be deposited by Lender in the Cash Management Account and disbursed as provided in Article 9 hereof; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account (which shall deemed to be included within the definition of the “Accounts” hereunder) and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such Restoration;

(iv)         at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 7.1(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 7.1(a)(i), (3) including permission to occupy the applicable Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)         if and when Borrower has any employees, workers’ compensation, subject to the statutory limits of the state in which the applicable Individual Property is located, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the applicable Individual Property, or in connection with the applicable Individual Property or its operation (if applicable);

(vi)         comprehensive boiler and machinery insurance covering all mechanical and electrical equipment and pressure vessels and boilers in an amount not less than their replacement cost or in such other amounts as shall be reasonably required by Lender;

(vii)        if any portion of the Improvements is at any time located in an area identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the maximum limit of coverage available for the applicable Individual Property under the Flood Insurance Acts or its equivalent as determined by Lender (plus such higher amount as Lender may require in its sole discretion);

(viii)      earthquake, for any Individual Property located in seismic zone 3 or 4, in amounts equal to one-and-one-half times (1.5x) the probable maximum loss of the applicable Individual Property plus loss of rents/business interruption as required pursuant to subsection (iii) above as determined by Lender in its sole discretion and in form and substance satisfactory to Lender. In the event earthquake coverage is provided pursuant to a blanket policy, such earthquake coverage shall be in amount not less than the annual aggregate gross loss estimates as indicated in a portfolio seismic risk analysis for the 500-year return period for all high risk locations insured by such coverage (such analysis to be approved by Lender and secured by the applicable Borrower, and which shall include consideration of business interruption and loss amplification using the most current RMS software, or its equivalent) provided that the insurance pursuant to this Subsection (viii) shall be otherwise on terms consistent with the all risk insurance policy required under Section 7.1(a)(i);

(ix)          umbrella liability insurance, including acts of terrorism and similar acts of sabotage, in an amount not less than $100,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(x)          pollution legal liability insurance coverage for claims for clean-up costs and third party legal liability related to the Properties listed on Schedule XVI (“PLL Policy”) with the following terms and conditions: (A) such coverage shall be written on claims made form effective as of the Closing Date for a term of eight years, (B) such coverage shall have limits of liability of Three Million and No/100 Dollars ($3,000,000.00) individually for each pollution condition and Fifteen Million and No/100 Dollars ($15,000,000.00) in the aggregate, and a deductible of Fifty Thousand and No/100 Dollars ($50,000.00), (C) the premium shall paid in full on or before the Closing Date, (D) the Lender shall be named an Additional Insured, (E) automatic rights of assignment in the event of default pursuant to a Lender Assignment – No Consent endorsement, (F) the PLL Policy shall not be cancelled by Borrower without Lender’s written consent, (G) the PLL Policy shall not be cancelled by the Underwriters without prior written notice to Lender, (H) the PLL Policy shall be dedicated solely to the Properties listed on Schedule XVI and no additional Properties shall be added during the PLL term; and (I) other than to increase coverage, the PLL Policy shall not be materially changed by Borrower, (including, without limitation, to remove a Property from coverage) without Lender’s prior written consent;

(xi)          motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00) (if applicable); and

(xii)        such other insurance and in such amounts as (A) may be required pursuant to the terms of the Property Documents and the Ground Leases and (B) Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the applicable Individual Property located in or around the region in which the applicable Individual Property is located.

(b)               All insurance provided for in Subsection 7.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies approved to do business in the state in which the applicable Individual Property is located and approved by Lender. The insurance companies must have a general policy rating of (1) (x) “A” or better by S&P, (y)“A2” or better by Moody’s, if Moody’s rates the Securities and rates the applicable insurance company, and (z) “A” or better by Fitch, to the extent Fitch rates the Securities and rates the applicable insurance company (each such insurer shall be referred to below as a “Qualified Insurer”); provided, however for multi-layered policies, (A) if four (4) or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the Securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P, “Baa2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Securities and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the Securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P, “Baa2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Securities and rates the applicable insurance company), and (2) a rating of “A:X” or better in the current Best’s Insurance Reports. Notwithstanding the foregoing, Lender accepts Aspen American Insurance Company, rated A XV with AM Best, provided that (1) the rating of Aspen American Insurance Company is not withdrawn or downgraded below the date hereof and (2) at renewal of the current policy term, Borrower shall replace Aspen American Insurance Company with an insurance company meeting the rating requirements set forth hereinabove. For so long the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, Lender shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. Notwithstanding anything to the contrary herein, if TRIPRA or a similar or subsequent statute, extension or reauthorization thereof is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount. Prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 7.1(a), Borrower shall deliver complete copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders and Acord Form 28 Certificates therefor to be followed by the original Policies when issued.

(c)               Borrower shall not obtain (or permit to be obtained) (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender, Lender’s interest is included therein as provided in this Agreement, such Policy is issued by a Qualified Insurer and such Policy includes such changes to the coverages and requirements set forth herein as may be required by Lender (including, without limitation, increases to the amount of coverages required herein) or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 7.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains (or causes to be obtained) separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause complete copies of each Policy to be delivered as required in Subsection 7.1(a). Notwithstanding Lender’s approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its reasonable discretion, to require Borrower to obtain a separate Policy in compliance with this Section 7.1. Without limitation of any provision hereof, (i) Lender’s consent required hereunder with respect to any umbrella or blanket policy shall be subject to receipt of the schedule of locations and values with respect to the same, portfolio PML reports for the catastrophic perils of earthquake and windstorm/named storm, and such other information as requested by Lender or the Rating Agencies and (ii) any umbrella or blanket Policy shall otherwise provide the same protection as would a separate Policy insuring only such Individual Property in compliance with the provisions of Section 7.1(a) as determined by Lender. Borrower shall notify Lender of any material changes to the blanket policy, including changes to the limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction of flood (SFHA), earthquake or wind/named storm limits or the addition of locations that are subject to the perils of flood (special flood hazard area locations), earthquake or Tier 1 wind/named storm, and such changes shall be subject to Lender’s approval, which shall not be unreasonably withheld. Lack of a written response by Lender within five (5) Business Days of receipt by Lender of all requested information shall be deemed approval of such changes.

(d)               All Policies of insurance provided for or contemplated by Subsection 7.1(a) shall name Borrower as a named insured and, in the case of liability Policies (except for the Policies referenced in Subsections 7.1(a)(v) and (xi) and for Subsection 7.1(a)(x) for which Lender shall also be a named insured), shall name Lender as an additional insured, as their respective interests may appear, and, in the case of property damage Policies (including, but not limited to, terrorism, rent loss, business interruption, boiler and machinery, earthquake and flood insurance), such Policies shall contain a standard noncontributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Notwithstanding the foregoing, the Borrower shall be named as Loss Payee, Additional Interest or the equivalent thereof, as it pertains to the flood hazard insurance provided through the Flood Insurance Act or its equivalent, when such policy is provided by a Tenant.

(e)               All Policies of insurance provided for in Subsection 7.1(a) shall:

(i)                 with respect to property damage Policies, provide that (1) the following shall in no way affect the validity or enforceability of the Policy insofar as Lender is concerned: (A) any act or negligence of Borrower, of anyone acting for Borrower or of any other Person named as an insured, additional insured and/or loss payee, (B) any foreclosure or other similar exercise of remedies and (C) the failure to comply with the provisions of the Policy which might otherwise result in a forfeiture of the insurance or any part thereof; and (2) the Policy shall not be cancelled without at least 30 days’ written notice, except for ten (10) days’ written notice for cancellation due to non-payment of premium;

(ii)              with respect to all other Policies, if available using commercially reasonable efforts, provide that the Policy shall not be materially changed (other than to increase the coverage provided thereby), terminated or cancelled without at least 30 days’ written notice, except for ten (10) days’ written notice for cancellation due to non-payment of premium, to Lender and any other party named therein as an insured;

(iii)            if available using commercially reasonable efforts, provide that the issuer(s) of the Policy shall give ten (10) days’ written notice to Lender if the issuers elect not to renew the Policy prior to its expiration; and

(iv)             not contain any provision which would make Lender liable for any Insurance Premiums thereon or subject to any assessments or commissions thereunder provided that, Lender shall, at its option and with no obligation to do so, have the right to directly pay Insurance Premiums in order to avoid cancellation, expiration and/or termination of the Policy due to non-payment of Insurance Premiums.

(f)                Borrower shall promptly forward to Lender a copy of each written notice received by any Borrower Party of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(g)               If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, upon not less than ten (10) days’ notice to Borrower (or such shorter period of time as may be necessary to avoid the lapse of any such insurance) to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(h)               In the event of a foreclosure of the Security Instrument or other transfer of title to any Individual Property (or any portion thereof) in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the applicable Individual Property (or any portion thereof) and all proceeds payable thereunder shall thereupon vest exclusively in Lender.

(i)                 As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 7.1, Borrower will not be in default under this Section 7.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) received Lender’s prior written consent thereto not to be unreasonably withheld, delayed or conditioned and (2) confirmed that Lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy. Notwithstanding the foregoing, Lender hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Lender has consented to the same on any prior occasion.

(j)                 Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or insurance proceeds lawfully or equitably payable in connection with any Individual Property (or any portion thereof), and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting any Individual Property or any part thereto) out of such Awards or insurance proceeds.

Section 7.2.         Casualty. Subject to Borrower’s ability to release an Individual Property in accordance with Sections 7.4(c) and (d) hereof, if any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”) which is reasonably estimated by Borrower to cost $250,000.00 or more to repair, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 7.4. Borrower shall pay all costs of any such Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by the Net Proceeds. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

Section 7.3.         Condemnation.

(a)               Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property (or portion thereof) of which Borrower has written knowledge and shall deliver to Lender copies of any and all material papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4. Borrower shall pay all costs of Restoration whether or not such costs are covered by the Net Proceeds. If any Individual Property (or any portion thereof) is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

(b)               Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the lien of the Security Instrument in connection with a Condemnation of an Individual Property (but taking into account any proposed Restoration on the remaining portion of such Individual Property) (based solely on real property and excluding any personal property or going concern value), the Loan-to-Value Ratio (as determined in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust) is greater than 125%, the principal balance of the Loan must be paid down by an amount not less than the least of the following amounts: (i) the net amount of the Award, after deduction of Lender’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio (as determined in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the lien of the Security Instrument.

Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.7(a) hereof (other than the requirements to provide ten (10) days’ notice to Lender and other than payment of any Yield Maintenance Premium or other prepayment premium or penalty (as applicable)).

Section 7.4.         Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

(a)               If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 7.4(b)(i) (other than clause (F) thereof) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)               If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4(b).

(i)                 The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:

(A)             no Event of Default shall have occurred and be continuing;

(B)              (1) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of (i) fair market value of the applicable Individual Property as reasonably determined by Lender, and (ii) rentable area of the applicable Individual Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than ten percent (10%) of each of (i) the fair market value of the applicable Individual Property as reasonably determined by Lender and (ii) rentable area of the applicable Individual Property is taken, such land is located along the perimeter or periphery of the applicable Individual Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to the applicable Individual Property;

(C)              Leases demising in the aggregate a percentage amount equal to or greater than 70% of the total rentable space in the applicable Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence reasonably satisfactory to Lender that all Tenants under Major Leases shall continue to operate their respective space at the applicable Individual Property after the completion of the Restoration;

(D)       Borrower shall commence (or shall cause the commencement of) the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to reasonably satisfactory completion in compliance with all applicable Legal Requirements, including, without limitation, all applicable Environmental Laws, and the applicable requirements of the Property Documents and the Ground Leases, if any;

(E)       Lender shall be reasonably satisfied that any operating deficits which will be incurred with respect to the applicable Individual Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1(a)(iii) above, or (3) by other funds of Borrower;

(F)       Lender shall be reasonably satisfied that the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient to cover the cost of the Restoration;

(G)       Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, the Ground Leases and the Property Documents, (3) such time as may be required under applicable Legal Requirements or (4) the expiration of the insurance coverage referred to in Section 7.1(a)(iii) above;

(H)       the applicable Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements, the Ground Leases and the Property Documents;

(I)        the Restoration shall be done and completed in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements, the Ground Leases and the Property Documents; and

(J)        the Ground Leases and the Property Documents will remain in full force and effect during and after the Restoration and a Property Document Event shall not occur as a result of the applicable Casualty, Condemnation and/or Restoration.

(ii)              The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents. The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii)            All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer reasonably selected by Lender (the “Casualty Consultant”), in each case not to be unreasonably withheld, conditioned or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors engaged in the Restoration shall be subject to prior review and acceptance by Lender and the Casualty Consultant, in each case not to be unreasonably withheld, conditioned or delayed. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. Borrower shall have the right to settle all claims under the Policies jointly with Lender, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.

(iv)             In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Subsection 7.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed (subject only to non-material punch list items) in accordance with the provisions of this Subsection 7.4(b) and that all approvals necessary for the re-occupancy and use of the applicable Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed (subject only to non-material punch list items) all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of the Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)               Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)             If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4(b) shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.

(vii)            The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed (subject only to non-material punch list items) in accordance with the provisions of this Section 7.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under this Agreement, the Security Instrument, the Note or any of the other Loan Documents.

(c)               Provided that no Event of Default has occurred and is continuing, all Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 7.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable pro rata among the Notes (without Yield Maintenance Premium or other penalty or prepayment fee). If Lender shall receive and retain Net Proceeds, the lien of the Security Instruments shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

(d)               In addition to the foregoing, in connection with any partial Condemnation or any Casualty, if (i) any Net Proceeds shall be equal to or greater than sixty percent (60%) of the Allocated Loan Amount in respect of the applicable Individual Property or (ii) provided no Event of Default shall be continuing, any Net Proceeds shall be equal to or greater than the Restoration Threshold and after Borrower shall have used commercially reasonable efforts to satisfy each of the other conditions set forth in Section 7.4(b)(i) Borrower shall be unable to satisfy all such conditions and Lender does not disburse the Net Proceeds to Borrower for Restoration, then Borrower shall have the right, but not the obligation to elect not to proceed with a Restoration and to prepay the Loan in an amount equal to the Release Price of the applicable Individual Property and any Interest Shortfall associated therewith (a “Casualty/Condemnation Prepayment”) utilizing the Net Proceeds (together with other funds of the Borrower if such Net Proceeds are less than the Release Price and any Interest Shortfall associated therewith) and obtain the release of the applicable Individual Property from the lien of the Security Instrument thereon (and related Loan Documents), provided that (i) Borrower shall have satisfied the requirements of Section 2.9 hereof (including, without limitation, Section 2.9(h) hereof), (ii) Borrower shall consummate the Casualty/Condemnation Prepayment on or before the second Monthly Payment Date occurring following date the Net Proceeds shall be available to Borrower for such Casualty/Condemnation Prepayment and (iii) Borrower shall pay to Lender, concurrently with making such Casualty/Condemnation Prepayment, any other amounts required pursuant to Section 2.9 hereof (without duplication of the Release Price and Interest Shortfall payable pursuant to this subclause (d)). For the avoidance of doubt, unless such payment is made during the continuance of an Event of Default, no Yield Maintenance Premium or other premium or penalty or charge shall be due with respect to a Casualty/Condemnation Prepayment.

ARTICLE 8.

RESERVE FUNDS

Section 8.1.         Immediate Repair Funds.

(a)               On the Closing Date, Borrower shall deposit into an Eligible Account held by Cash Management Bank (the “Immediate Repair Account”) an amount equal to $529,901.00, such amount representing 110% of the estimated costs of the Immediate Repairs. Amounts deposited pursuant to this Section 8.1 are referred to herein as the “Immediate Repair Funds”.

(b)               Lender shall cause the disbursement to Borrower of the Immediate Repair Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Immediate Repairs to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) Lender shall have received a certificate from Borrower (A) stating that all Immediate Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority, if any, required in connection with the Immediate Repairs, (B) identifying each Person that supplied materials or labor in connection with the Immediate Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement (or for ongoing work, such Person has been or will be paid upon such disbursement for the work identified in such certificate from Borrower with respect to such disbursement), such certificate to be accompanied by, as applicable, partial (with respect to such ongoing work) or complete lien waivers, invoices and/or other evidence of payment reasonably satisfactory to Lender; (iv) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such Immediate Repair relates is less than $5,000,000.00 and the cost of the Immediate Repairs exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such Immediate Repair relates is equal to or greater than $5,000,000.00 and the cost of the Immediate Repairs exceeds $500,000.00, a title search for the applicable Individual Property indicating that the applicable Individual Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances; (v) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such Immediate Repair relates is less than $5,000,000.00 and the cost of the Immediate Repairs exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such Immediate Repair relates is equal to or greater than $5,000,000.00 and the cost of the Immediate Repairs exceeds $500,000.00, Lender shall have received a report reasonably satisfactory to Lender in its reasonable discretion from an architect or engineer reasonably approved by Lender in respect of such architect or engineer’s inspection of the required repairs; and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Immediate Repairs to be funded by the requested disbursement have been completed (or, if the work is ongoing, are in the process of being completed). Lender shall not be required to disburse Immediate Repair Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total Immediate Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Following the completion of all Immediate Repairs as reasonably determined by Lender, so long as no Event of Default has occurred and is continuing, Lender shall cause any Immediate Repair Funds remaining in the Immediate Repair Account to be deposited into the Cash Management Account to be applied in accordance with Section 9.3 hereof.

Section 8.2.         Replacement Reserve Funds.

(a)               Borrower shall deposit (to the extent not deposited pursuant to Section 9.3(f) hereof) into an Eligible Account held by Cash Management Bank (the “Replacement Reserve Account”) on each Monthly Payment Date following the occurrence and during the continuance of a Trigger Period an amount equal to the Replacement Reserve Monthly Deposit for the Replacements; provided that Borrower’s obligation to deposit funds into the Replacement Reserve Account shall be suspended during any period when the balance of funds then on deposit in the Replacement Reserve Account is in an amount equal to the Replacement Reserve Cap. Amounts deposited pursuant to this Section 8.2 are referred to herein as the “Replacement Reserve Funds”.

(b)               Lender shall cause the disbursement of Replacement Reserve Funds only for Replacements. Lender shall cause the disbursement to Borrower of the Replacement Reserve Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Replacements to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Replacements, (B) stating that all Replacements at the applicable Individual Property to be funded by the requested disbursement have been completed (or, for ongoing work, are in the process of being completed) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority, if any, in connection with the Replacements, (C) identifying each Person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement (or for ongoing work, such Person has been or will be paid upon such disbursement for the work identified in such certificate from Borrower with respect to such disbursement), such certificate to be accompanied by, as applicable, partial (with respect to such ongoing work) or complete lien waivers, invoices and/or other evidence of payment reasonably satisfactory to Lender; (iv) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such individual Replacement relates is less than $5,000,000.00 and the cost of such individual Replacement exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such individual Replacement relates is equal to or greater than $5,000,000.00 and the cost of the individual Replacement exceeds $500,000, a title search for the applicable Individual Property indicating that the applicable Individual Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances; (v) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such individual Replacement relates is less than $5,000,000.00 and the cost of such individual Replacement exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such individual Replacement relates is equal to or greater than $5,000,000.00 and the cost of the individual Replacement exceeds $500,000.00, Lender shall have received a report reasonably satisfactory to Lender in its reasonable discretion from an architect or engineer reasonably approved by Lender in respect of such architect or engineer’s inspection of the required repairs; and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Replacements at the Property to be funded by the requested disbursement have been completed (or, for ongoing work, are in the process of being completed). Lender shall not be required to cause the disbursement of Replacement Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Replacement Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)               Nothing in this Section 8.2 shall (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Funds to complete any Replacements; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to complete any Replacements.

(d)               Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section.

(e)               Provided no Event of Default has occurred and is continuing, Lender shall cause any Replacement Reserve Funds remaining in the Replacement Reserve Account to be disbursed to Borrower provided that no Trigger Period is continuing.

Section 8.3.         Leasing Reserve Funds.

(a)               Borrower shall deposit (to the extent not deposited pursuant to Section 9.3(g) hereof) into an Eligible Account held by Cash Management Bank (the “Leasing Reserve Account”) on each Monthly Payment Date following the occurrence and during the continuance of a Trigger Period the Leasing Reserve Monthly Deposit for tenant improvements and leasing commissions that may be incurred following the date hereof (but not including any tenant improvements or leasing commissions already reserved for pursuant to Section 8.8 hereof); provided that Borrower’s obligation to deposit funds into the Leasing Reserve Account shall be suspended during any period when the balance of funds then on deposit in the Leasing Reserve Account is in an amount equal to the Leasing Reserve Cap. Amounts deposited pursuant to this Section 8.3 are referred to herein as the “Leasing Reserve Funds”.

(b)               Lender shall cause the disbursement to Borrower of the Leasing Reserve Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) Lender shall have reviewed and approved the Lease (to the extent that Lender’s approval is required under the provisions of this Agreement) and related leasing commissions in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions, which approval shall not be unreasonably withheld, conditioned or delayed; (iv) Lender shall have received and approved a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments; (v) Lender shall have received a certificate from Borrower (A) stating that all tenant improvements at the applicable Individual Property to be funded by the requested disbursement have been completed (or, for ongoing work, are in the process of being completed) in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval, if any, by any Governmental Authority required in connection with the tenant improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement (or for ongoing work, such Person has been or will be paid upon such disbursement for the work identified in such certificate from Borrower with respect to such disbursement), such certificate to be accompanied by lien waivers, invoices and/or other evidence of payment reasonably satisfactory to Lender; (vi) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such individual tenant improvement relates is less than $5,000,000.00 and the cost of such individual tenant improvement exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such individual tenant improvement relates is equal to or greater than $5,000,000.00 and the cost of the individual tenant improvement exceeds $500,000.00, a title search for the applicable Individual Property indicating that the applicable Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender; and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the applicable Individual Property to be funded by the requested disbursement have been completed (to the extent applicable) and/or leasing commissions to be funded by the requested disbursement are due and payable and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Leasing Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Leasing Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)               Provided no Event of Default has occurred and is continuing, Lender shall cause any Leasing Reserve Funds remaining in the Leasing Reserve Account to be disbursed to Borrower provided that no Trigger Period is continuing.

Section 8.4.         Ground Rent Funds. On each Monthly Payment Date occurring on and after the occurrence and continuance of a Trigger Period (to the extent not deposited pursuant to Section 9.3(a) hereof), Borrower shall pay (or cause to be paid) to Lender one-twelfth of an amount which would be sufficient to pay the Ground Rent payable, or estimated by Lender, in its reasonable discretion, to be payable during the ensuing twelve (12) months with respect to each Individual Property under each related Ground Lease in order to pay installments of Ground Rent at least thirty (30) days prior to the due date for such Ground Rent (the “Monthly Ground Rent Deposit”), which deposits shall be held in an Eligible Account by Cash Management Bank and hereinafter referred to as the “Ground Rent Account” (amounts held in the Ground Rent Account are hereinafter referred to as the “Ground Rent Funds”). Additionally, if, at any time, Lender determines, in its reasonable discretion, that amounts on deposit in or scheduled to be deposited in the Ground Rent Account will be insufficient to pay all Ground Rent due under the Ground Lease at least thirty (30) days prior to the due date for such Ground Rent, Borrower shall make a True Up Payment with respect to such insufficiency into the Ground Rent Account. Borrower agrees to promptly notify Lender of any changes to the amounts, schedules and instructions for payment of any Ground Rent of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Ground Rent directly from the landlord under such applicable Ground Lease. Provided there are sufficient amounts in the Ground Rent Account and no Event of Default exists, Lender shall be obligated to pay the Ground Rent as it becomes due on its respective due dates on behalf of Borrower by applying the Ground Rent Funds to the payment of such Ground Rent.

Section 8.5.         Excess Cash Flow Funds.

(a)               After the occurrence and during the continuance of a Trigger Period, subject to the last sentence of this paragraph, all amounts required to be deposited pursuant to Section 9.3(j) hereof shall be deposited on each Business Day into an Eligible Account with Cash Management Bank (the “Excess Cash Flow Account”) in the amount required to be deposited pursuant to Section 9.3(j) hereof (each such deposit being herein referred to as the “Monthly Excess Cash Flow Deposits” and the amounts on deposit in the Excess Cash Flow Account being herein referred to as the “Excess Cash Flow Funds”). Provided no Event of Default is continuing, the requirement to make any deposits of Excess Cash Flow into the Excess Cash Flow Account shall be waived to the extent funds on deposit therein are equal to at least $75,000,000.00, and in such event, any funds that would otherwise be required to be deposited into the Excess Cash Flow Account in excess of such funds that would be required to cause the balance therein to equal $75,000,000.00 shall be remitted to Borrower.

(b)               During the continuance of a Trigger Period (Full) pursuant only to clause (ii) of the definition thereof or a Trigger Period (Partial), Lender will release excess Cash Flow Funds within ten (10) Business Days following Borrower’s request therefor to pay for Operating Expenses and other capital expenses set forth in the Approved Annual Budget and such other operating costs and capital expenses that have been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed.

(c)               Provided no Event of Default has occurred and is continuing, Lender shall cause any Excess Cash Flow Funds remaining in the Excess Cash Flow Account to be disbursed to Borrower provided that no Trigger Period is continuing.

Section 8.6.         Tax and Insurance Funds. Borrower shall pay (or cause to be paid) to Lender on each Monthly Payment Date occurring on and after the occurrence and continuance of a Trigger Period (to the extent not deposited pursuant to Section 9.3(b) and (c) hereof) (a) (i) with respect to each Individual Property other than a Waived Tax Deposit Property, one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months assuming that said Taxes are to be paid in full on the Tax Payment Date and (ii) upon the occurrence and following a Borrower Tax Period with respect to any Waived Tax Deposit Property, one-twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months with respect to each Waived Tax Deposit Property that is subject to a Borrower Tax Period assuming that said Taxes are to be paid in full on the Tax Payment Date (the “Monthly Tax Deposit”), each of which such deposits shall be held in an Eligible Account with Cash Management Bank (the “Tax Account”), and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Property (or any portion thereof) shall not constitute an approved blanket or umbrella Policy pursuant to Subsection 7.1(c) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to Subsection 7.1(c) hereof, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the “Monthly Insurance Deposit”), each of which such deposits shall be held in an Eligible Account with Cash Management Bank (the “Insurance Account”; amounts held in the Tax Account and the Insurance Account are collectively herein referred to as the “Tax and Insurance Funds”). Additionally, if, at any time after the occurrence and during the continuance of a Trigger Period, Lender reasonably determines that amounts on deposit in or scheduled to be deposited in (i) the Tax Account will be insufficient to pay all applicable Taxes in full on the Tax Payment Date and/or (ii) the Insurance Account will be insufficient to pay all applicable Insurance Premiums in full on the Insurance Payment Date, Borrower shall make a True Up Payment with respect to such insufficiency into the applicable Reserve Account. Borrower agrees to promptly notify Lender of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. Provided there are sufficient amounts in the Tax Account and Insurance Account, respectively, and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Tax and Insurance Funds to the payment of such Taxes and Insurance Premiums. If the amount of the Tax and Insurance Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4.5 and 7.1 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Funds. Provided no Event of Default has occurred and is continuing, Lender shall cause any Tax and Insurance Funds remaining in the Tax Account and/or the Insurance Account to be disbursed to Borrower provided that no Trigger Period is continuing.

Section 8.7.         Environmental Remediation Funds.

(a)               On the Closing Date, Borrower shall deposit into an Eligible Account held by Cash Management Bank (the “Environmental Remediation Account”) an amount equal to $145,200.00, such amount representing 110% of the estimated costs of the Environmental Remediation Borrower is required to perform pursuant to Section 4.11 hereof. Amounts deposited pursuant to this Section 8.7 are referred to herein as the “Environmental Remediation Funds”.

(b)               Lender shall cause the disbursement to Borrower of the Environmental Remediation Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and either (I) specifies the Environmental Remediation to be paid or (II) provides evidence reasonably acceptable to Lender that ongoing investigation or Remediation in accordance with the terms and conditions of Section 8.7(a) above shall have disclosed that the amounts reserved with respect to an Individual Property for Environmental Remediation are no longer necessary; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) Lender shall have received a certificate from Borrower (A) stating that all Environmental Remediation to be funded by the requested disbursement has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and in accordance with the terms and conditions of Section 8.7(a) above, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority, if any, required in connection with the Environmental Remediation, (B) identifying each Person that supplied materials or labor in connection with the Environmental Remediation to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement (or for ongoing work, such Person has been or will be paid upon such disbursement for the work identified in such certificate from Borrower with respect to such disbursement), such certificate to be accompanied by, as applicable, partial (with respect to such ongoing work) or complete lien waivers, invoices and/or other evidence of payment reasonably satisfactory to Lender; (iv) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such Environmental Remediation relates is less than $5,000,000.00 and the cost of such individual Environmental Remediation exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such Environmental Remediation relates is equal to or greater than $5,000,000.00 and the cost of the individual Environmental Remediation exceeds $500,000.00, a title search for the applicable Individual Property indicating that the applicable Individual Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances; (v) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such Environmental Remediation relates is less than $5,000,000.00 and the cost of such individual Environmental Remediation exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such Environmental Remediation relates is equal to or greater than $5,000,000.00 and the cost of the individual Environmental Remediation exceeds $500,000.00, Lender shall have received a report reasonably satisfactory to Lender in its reasonable discretion from an environmental consultant or engineer reasonably approved by Lender in respect of such consultant or engineer’s inspection of the required Environmental Remediation; and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Environmental Remediation to be funded by the requested disbursement has been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Environmental Remediation Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total Environmental Remediation Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Following the completion of all Environmental Remediation as reasonably determined by Lender, so long as no Event of Default has occurred and is continuing, Lender shall cause any Environmental Remediation Funds remaining in the Environmental Remediation Account to be deposited into the Cash Management Account to be applied in accordance with Section 9.3 hereof.

Section 8.8.         Unfunded Obligations Funds.

(a)               On the Closing Date Borrower shall deposit into an Eligible Account held by Cash Management Bank (the “Unfunded Obligations Account”) the sum of $221,659.00 for free rent and rent credits and other credits, and other obligations of Borrower (including, without limitation, obligations to perform repairs at the applicable Individual Property) to Tenants under Leases that are outstanding on the Closing Date as set forth on Schedule VII hereto (the “Unfunded Obligations”). Borrower represents and warrants that Schedule VII is a true, correct and complete list of all free rent and rent credits and other credits, and other obligations of Borrower (including, without limitation, obligations to perform repairs at the applicable Individual Property) to Tenants under Leases that are outstanding on the Closing Date. Amounts deposited pursuant to this Section 8.8 are referred to herein as the “Unfunded Obligations Funds”. Borrower shall pay and/or perform the Unfunded Obligations when due.

(b)               Lender shall cause the disbursement to Borrower the Unfunded Obligations Funds (or portions thereof) upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and, if such request relates to a disbursement of Unfunded Obligations Funds for rent credits and/or other credits and/or security deposits, such request shall provide evidence reasonably satisfactory to Lender that such rent and/or other credits under the applicable Lease for which Borrower is requesting disbursement of Unfunded Obligations Funds has expired and/or have been paid to the Tenant, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) to the extent the amount of the requested disbursement for any item set forth on Schedule VII (together with any previous disbursements for such item) exceeds the amount set forth on Schedule VII, Lender shall have reasonably approved such disbursement; (iv) Lender shall have received a certificate from Borrower (A) stating that (I) with respect to disbursements of Unfunded Obligations Funds for credits for tenant improvements and/or for payment of the cost of any landlord obligations to perform repairs at the applicable Individual Property, all tenant improvements and/or repairs at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority, if any, required in connection with the tenant improvements and/or repairs, and (II) with respect to disbursement of Unfunded Obligations Funds for rent credits and/or other credits, the applicable rent credits and/or other credits under the Lease for which disbursement is sought by Borrower have expired and/or have been paid to Tenant, (B) with respect to disbursements of Unfunded Obligations Funds for credits for tenant improvements and/or for payment of the cost of any landlord obligations to perform repairs at the applicable Individual Property, identifying each Person that supplied materials or labor in connection with the tenant improvements and/or repairs to be funded by the requested disbursement, and (C) with respect to disbursements of Unfunded Obligations Funds for credits for tenant improvements and/or for payment of the cost of any landlord obligations to perform repairs at the applicable Individual Property, stating that each such Person has been paid in full with respect to all amounts then due or will be paid in full with respect to all amounts then due upon such disbursement (or for ongoing work, such Person has been or will be paid upon such disbursement for the work identified in such certificate from Borrower with respect to such disbursement), such certificate to be accompanied by, as applicable, partial (with respect to such ongoing work) or complete lien waivers, invoices and/or other evidence of payment reasonably satisfactory to Lender; (v) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such credits for individual tenant improvement and/or repair relates is less than $5,000,000.00 and the cost of such individual tenant improvement and/or repair exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such credits for individual tenant improvement and/or repair relates is equal to or greater than $5,000,000.00 and the cost of the individual tenant improvement and/or repair exceeds $500,000.00, a title search for the applicable Individual Property indicating that the applicable Individual Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances, (vi) at Lender’s option, if (A) the Allocated Loan Amount of the Individual Property to which such credits for individual tenant improvement and/or repair relates is less than $5,000,000.00 and the cost of such individual tenant improvement and/or repair exceeds $250,000.00 or (B) the Allocated Loan Amount of the Individual Property to which such individual tenant improvement and/or repair relates is equal to or greater than $5,000,000.00 and the cost of the individual tenant improvement and/or repair exceeds $500,000.00, Lender shall have received a report reasonably satisfactory to Lender in its reasonable discretion from an architect or engineer reasonably approved by Lender in respect of such architect or engineer’s inspection of such tenant improvement and/or repair, and (vii) with respect to any Unfunded Obligations Lender for payment of the cost of any landlord obligations to perform repairs at the applicable Individual Property, Lender shall have received such other evidence as Lender shall reasonably request that the applicable repairs to be funded by the requested disbursement have been completed (or, if the work is ongoing, are in the process of being completed). Lender shall not be required to disburse Unfunded Obligations Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Unfunded Obligations Funds remaining, is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Notwithstanding the foregoing, any disbursement of Unfunded Obligations Funds with respect to rent credits and/or other credits shall instead of being disbursed to Borrower be deposited into the Cash Management Account for application in accordance with the Cash Management Agreement on the next Monthly Payment Date. Following the completion of all Unfunded Obligations as reasonably determined by Lender, so long as no Event of Default has occurred and is continuing, Lender shall cause any Unfunded Obligations Funds remaining in the Unfunded Obligations Account to be deposited into the Cash Management Account to be applied in accordance with Section 9.3 hereof.

Section 8.9.         Intentionally Omitted.

Section 8.10.      The Accounts Generally.

(a)               Borrower grants to Lender a first-priority perfected security interest in each of the Accounts and any and all sums now or hereafter deposited in the Accounts as additional security for payment of the Debt. Until expended or applied or disbursed in accordance herewith, the Accounts and the funds deposited therein shall constitute additional security for the Debt. The provisions of this Section 8.10 (together with the other related provisions of the other Loan Documents) are intended to give Lender and/or Servicer “control” of the Accounts and the Account Collateral and serve as a “security agreement” and a “control agreement” with respect to the same, in each case, within the meaning of the UCC. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein. The funds on deposit in the Accounts shall not constitute trust funds and (other than funds in the Cash Management Account and/or the Restricted Account) may be commingled with other monies held by Cash Management Bank. Notwithstanding anything to the contrary contained herein, unless otherwise consented to in writing by Lender, Borrower shall only be permitted to request (and Lender shall only be required to disburse) Reserve Funds on account of the liabilities, costs, work and other matters (as applicable) for which said sums were originally reserved hereunder, in each case, in accordance with the terms of this Agreement.

(b)               Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Accounts or the sums deposited therein or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Subject to the Security Instruments, Borrower hereby authorizes Lender to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

(c)               Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Lender or Servicer (i) Borrower shall have no rights in respect of the Accounts, (ii) Lender may liquidate and transfer any amounts then invested in Permitted Investments pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (iii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instruments, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

(d)               The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e)               Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages (excluding consequential, incidental, special, indirect, exemplary and punitive damages and lost profits except to the extent Lender or its Affiliates are responsible therefor to third parties), obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, Servicer or their respective agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f)                Borrower and Lender (or Servicer on behalf of Lender) shall maintain (or cause to be maintained) each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Lender. In the event that Cash Management Bank no longer satisfies the criteria for an Eligible Institution, Borrower shall cooperate with Lender in transferring the applicable Accounts to an institution that satisfies such criteria. Borrower hereby grants Lender power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment of accounts with a successor institution, which power of attorney Lender may exercise only during the continuation of an Event of Default.

(g)               Interest accrued on any Account other than an Interest Bearing Account shall not be required to be remitted either to Borrower or to any Account and may instead be retained by Lender. Funds deposited in the Interest Bearing Accounts shall be invested in Permitted Investments as provided for in Section 8.10(h) hereof. Interest accrued, if any, on sums on deposit in the Interest Bearing Accounts shall be remitted to and become part of the applicable Account. All such interest that so becomes part of the applicable Account shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Account; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.

(h)               Provided no Event of Default is continuing, sums on deposit in the Interest Bearing Accounts shall, upon Borrower’s written request, be invested in Permitted Investments selected by Lender or Servicer provided (i) such investments are then regularly offered by Lender (or Servicer on behalf of Lender) for accounts of this size, category and type (Borrower acknowledges that the Servicer or Lender may only offer as an investment opportunity the right to place funds on deposit in the applicable Accounts in an interest bearing account (bearing interest at the money market rate)), (ii) such investments are permitted by applicable federal, State and local rules, regulations and laws, (iii) the maturity date of the Permitted Investment is not later than the date on which sums in the Interest Bearing Accounts are required to be disbursed pursuant to the terms hereof, and (iv) no Event of Default shall have occurred and be continuing. All income earned from the aforementioned Permitted Investments shall be property of Borrower and Borrower hereby irrevocably authorizes and directs Lender (or Servicer on behalf of Lender) to hold any income earned from the aforementioned Permitted Investments as part of the applicable Interest Bearing Account. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. No other investments of the sums on deposit in the Interest Bearing Accounts shall be permitted. Lender shall not be liable for any loss sustained on the investment of any funds in the Interest Bearing Accounts unless due to the gross negligence or willful misconduct of Lender.

(i)                 Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender, Servicer and Cash Management Bank, as applicable, for all fees, charges, costs and expenses in connection with the Accounts, the execution and delivery of this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender, Servicer or Cash Management Bank in connection with the administration of the Accounts (but subject to Section 17.6 hereof) and the reasonable fees and expenses of legal counsel to Lender, Cash Management Bank and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

Section 8.11.       Letters of Credit.

(a)               Notwithstanding anything herein to the contrary, in lieu of maintaining any of the Tax Account, the Insurance Account, the Replacement Reserve Account, the Leasing Reserve Account, the Unfunded Obligations Account, the Ground Rent Account and/or the Excess Cash Flow Account, Borrower may from time to time deliver to Lender one or more Letters of Credit in accordance with the provisions of this Section 8.11 (i) in replacement of the amounts then required to be on deposit in the applicable Reserve Account, and/or (ii) as frequently as every three (3) months in an amount that Borrower reasonably projects will be deposited into the applicable Reserve Account during the succeeding three (3) month period; provided that, to the extent of any shortfall in the amount of any such Letter of Credit delivered pursuant to this clause (ii), (x) Borrower shall be required to promptly deposit such amount with Lender for deposit into the applicable Reserve Account (or deliver a replacement Letter of Credit in the increased amount) and (y) in the case of the Excess Cash Flow Account, Lender shall retain its rights to deposit into the Excess Cash Flow Account any amounts of Excess Cash Flow in excess of the amount of any Letter of Credit that has been delivered to Lender pursuant to the terms hereof. In the event Borrower delivers one or more Letters of Credit in lieu of making deposits into a Reserve Account as set forth herein, Borrower shall be required to deliver to Lender contemporaneously with its quarterly reporting required hereunder a reconciliation of the actual amounts that would be required to be on deposit in the applicable Reserve Account and, if such reconciliation shows any deficiency, a replacement Letter of Credit or true-up deposit with respect to any such deficiency. Any Letter of Credit from time to time delivered in replacement of funds on deposit or to be on deposit in any Reserve Account shall be in an amount at least equal to (i) with respect to the Tax Account, the Insurance Account, the Unfunded Obligations Account, the Leasing Reserve Account, the Replacement Reserve Account and/or the Ground Rent Account, the amount required to be on deposit in the applicable Reserve Account on the date such Letter of Credit is delivered to Lender, and/or (ii) with respect to the Excess Cash Flow Account, amounts projected to be deposited into the Excess Cash Flow Account during the succeeding three (3) month period, and Borrower shall give Lender no less than ten (10) days written notice of Borrower’s election to deliver a Letter of Credit together with a draft of the proposed Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Upon such delivery to Lender of a Letter of Credit in the amount equal to the amount required to be held in the applicable Reserve Account on the date of delivery of such Letter of Credit and provided that no Event of Default has occurred and is continuing, Lender shall promptly cause the Cash Management Bank to disburse any funds held by the Cash Management Bank in cash in the applicable Reserve Account to Borrower. No party other than Lender shall be entitled to draw on any such Letter of Credit. In the event that any disbursement of any Reserve Funds relates to a portion thereof provided through a Letter of Credit, any “disbursement” of said funds as provided above shall be deemed to refer to (i) Borrower providing Lender a replacement Letter of Credit in an amount equal to the original Letter of Credit posted less the amount of the applicable disbursement provided hereunder and (ii) Lender, after receiving such replacement Letter of Credit, returning such original Letter of Credit to Borrower.

(b)               Each Letter of Credit delivered hereunder shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the terms and conditions hereof relating to application of sums to the Debt. Lender shall have the additional rights to draw in full any Letter of Credit: (i) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least forty five (45) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions hereof or a substitute Letter of Credit is provided by no later than forty five (45) days prior to such termination); (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not substituted a Letter of Credit from an Approved Bank within fifteen (15) days after notice; and/or (v) if the bank issuing the Letter of Credit shall fail to (A) issue a replacement Letter of Credit in the event the original Letter of Credit has been lost, mutilated, stolen and/or destroyed or (B) consent to the transfer of the Letter of Credit to any Person designated by Lender in connection with a Secondary Market Transaction. If Lender draws upon a Letter of Credit pursuant to the terms and conditions of this Agreement, provided no Event of Default exists, Lender shall apply all or any part thereof for the purposes for which such Letter of Credit was established. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in clause (i), (ii), (iii), (iv) or (v) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

(c)               Notwithstanding anything herein to the contrary, in the event that Borrower elects to deliver a Letter of Credit pursuant to this Section 8.11 for which an Affiliate of Borrower provides collateral, and if such Letter of Credit, together with all outstanding Letters of Credit, is in an aggregate amount equal to or greater than ten percent (10%) of the principal amount of the Loan, then Borrower shall deliver a New Non-Consolidation Opinion which takes into account such Letters of Credit.

ARTICLE 9.

CASH MANAGEMENT

Section 9.1.         Establishment of Certain Accounts.

(a)               Borrower shall, simultaneously herewith, establish an Eligible Account (the “Restricted Account”) with KeyBank National Association (in such capacity, the “Restricted Account Bank”) pursuant to the Restricted Account Agreement in the name of ARG 1CBHGNJ001, LLC for the sole and exclusive benefit of Lender into which Borrower shall deposit, or cause to be deposited, all revenue generated by the Property. Pursuant to the Restricted Account Agreement, funds on deposit in the Restricted Account shall be transferred on each Business Day during the continuance of a Trigger Period to the Cash Management Account.

(b)               Lender, on Borrower’s behalf, shall establish an Eligible Account (the “Cash Management Account”) with an Eligible Institution (the “Cash Management Bank”), in the name of Borrower for the sole and exclusive benefit of Lender in accordance with that certain Cash Management Agreement, dated as of the date hereof, by and among the Cash Management Bank, Borrower and Lender (as the same may be amended, restated or modified from time to time, the “Cash Management Agreement”). In addition, Lender, on Borrower’s behalf, shall establish with Lender, Cash Management Bank or Servicer an account (which may be a sub-account of the Cash Management Account) into which Borrower shall deposit, or cause to be deposited the amounts required for the payment of Debt Service under the Loan (the “Debt Service Account”).

Section 9.2.         Deposits into the Restricted Account; Maintenance of Restricted Account; Disbursements from Restricted Account.

(a)               Borrower represents, warrants and covenants that, so long as the Debt remains outstanding, (i) Borrower shall, and shall cause Manager to, immediately deposit all revenue derived from the Properties and received by Borrower or Manager, as the case may be, into the Restricted Account; (ii) Borrower shall instruct Manager to immediately deposit (A) all revenue derived from the Properties collected by Manager, if any, pursuant to the Management Agreement (or otherwise) into the Restricted Account and (B) all funds otherwise payable to Borrower by Manager pursuant to the Management Agreement (or otherwise in connection with the Properties) into the Restricted Account; (iii) (A) Borrower shall promptly instruct each Tenant now occupying space at the Properties, pursuant to a notice in substantially the form approved by Lender, directing them to pay all rent and other sums due under the Lease to which they are a party into the Restricted Account (such notice, the “Tenant Direction Notice”), (B) simultaneously with the execution of any Lease entered into on or after the date hereof in accordance with the applicable terms and conditions hereof, Borrower shall furnish each Tenant under each such Lease the Tenant Direction Notice, and (C) Borrower shall continue to send the aforesaid Tenant Direction Notices until each addressee thereof complies with the terms thereof; (iv) there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Properties (or any portion thereof) are directly deposited; and (v) neither Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with the Properties (or any portion thereof). Until deposited into the Restricted Account, any Rents and other revenues from the Properties held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender pursuant to the Security Instruments and shall not be commingled with any other funds or property of Borrower. Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 9.2 without Lender’s prior written consent not to be unreasonably withheld, conditioned or delayed.

(b)               Borrower shall maintain the Restricted Account for the term of the Loan, which Restricted Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Restricted Account Agreement). The Restricted Account shall have a title evidencing the foregoing in a manner reasonably acceptable to Lender. Borrower hereby grants to Lender a first-priority security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof and will take all commercially reasonable actions necessary to maintain in favor of Lender a perfected first priority security interest in the Restricted Account. Borrower hereby authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof. All reasonable costs and expenses for establishing and maintaining the Restricted Account (or any successor thereto) shall be paid by Borrower. All monies now or hereafter deposited into the Restricted Account shall be deemed additional security for the Debt while such funds are in the Restricted Account. Borrower shall pay all sums due from Borrower under and otherwise comply with the Restricted Account Agreement. Borrower shall not alter or modify either the Restricted Account or the Restricted Account Agreement, in each case without the prior written consent of Lender. The Restricted Account Agreement shall permit (and Borrower shall provide) Lender online access to bank and other financial statements relating to the Restricted Account (including, without limitation, a listing of the receipts being collected therein). In connection with any Secondary Market Transaction, Lender shall have the right to cause the Restricted Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Restricted Account. Lender shall provide Borrower with prompt written notice of any such renaming of the Restricted Account. Borrower shall not further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. The Restricted Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower or Bank. Upon (A) Bank ceasing to be an Eligible Institution, (B) the Restricted Account ceasing to be an Eligible Account, (C) any resignation by Bank or termination of the Restricted Account Agreement by Bank or Lender, and/or (D) the occurrence and continuance of an Event of Default, Borrower shall, within fifteen (15) days of Lender’s request, (1) terminate the existing Restricted Account Agreement, (2) appoint a new Bank (which such Bank shall (I) be an Eligible Institution, (II) other than during the continuance of an Event of Default, be selected by Borrower and approved by Lender, and (III) during the continuance of an Event of Default, be selected by Lender), (3) cause such Bank to open a new Restricted Account (which such account shall be an Eligible Account) and enter into a new Restricted Account Agreement with Lender and Borrower on substantially the same terms and conditions as the previous Restricted Account Agreement, and (4) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Restricted Account Agreement and Restricted Account. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section 9.2 in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

(c)               During the continuance of a Trigger Period, all funds on deposit in the Restricted Account shall be swept on each Business Day into the Cash Management Account and applied and disbursed in accordance with this Agreement.

Section 9.3.        Disbursements from the Cash Management Account. Upon the occurrence and during the continuance of a Trigger Period, provided no Event of Default is then continuing, on each Business Day, Lender or Servicer, as applicable, shall allocate all funds, if any, on deposit in the Cash Management Account and disburse such funds in the following amounts and order of priority:

(a)               First, to the extent that a Trigger Period has occurred and is continuing, funds sufficient to pay the Monthly Ground Rent Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited into the Ground Rent Account;

(b)               Second, to the extent that a Trigger Period has occurred and is continuing, funds sufficient to pay the Monthly Tax Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited in the Tax Account;

(c)               Third, to the extent that a Trigger Period has occurred and is continuing, funds sufficient to pay the Monthly Insurance Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited in the Insurance Account;

(d)               Fourth, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited into the Debt Service Account;

(e)               Fifth, funds sufficient to pay the Debt Service due for the Monthly Payment Date on or immediately succeeding the date of such deposit shall be deposited in the Debt Service Account;

(f)                Sixth, to the extent that a Trigger Period has occurred and is continuing, funds sufficient to pay the Replacement Reserve Monthly Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited in the Replacement Reserve Account;

(g)               Seventh, to the extent that a Trigger Period has occurred and is continuing, funds sufficient to pay the Leasing Reserve Monthly Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited in the Leasing Reserve Account;

(h)               Eighth, funds sufficient to pay any other amounts due and owing to Lender and/or Servicer pursuant to the terms hereof and/or of the other Loan Documents, if any, shall be deposited with or as directed by Lender;

(i)                Ninth, to the extent that a Trigger Period has occurred and is continuing, to Borrower, funds in an amount equal to the Op Ex Monthly Amount; and

(j)                Tenth, all amounts remaining in the Cash Management Account after deposits for items (a) through (i) above (“Excess Cash Flow”) shall be disbursed as follows: (i) to the extent that a Trigger Period (Full) has occurred and is continuing, all Excess Cash Flow shall be deposited into the Excess Cash Flow Account, (ii) to the extent that a Trigger Period (Partial) has occurred and is continuing, (A) fifty percent (50%) of the Excess Cash Flow shall be deposited into the Excess Cash Flow Account and (B) fifty percent (50%) of the Excess Cash Flow shall be disbursed to Borrower, or (iii) to the extent that no Trigger Period exists, all Excess Cash Flow shall be disbursed to Borrower.

Section 9.4.        Withdrawals from the Debt Service Account. Prior to the occurrence and continuance of an Event of Default, funds on deposit in the Debt Service Account, if any, shall be used to pay Debt Service when due, together with any late payment charges or interest accruing at the Default Rate.

Section 9.5.        Payments Received Under this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Reserve Accounts shall (provided Lender is not prohibited from withdrawing or applying any funds in the applicable Accounts by operation of law) be deemed satisfied to the extent sufficient amounts are deposited in applicable Accounts to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE 10.

EVENTS OF DEFAULT; REMEDIES

Section 10.1.      Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)               if (A) any monthly Debt Service payment or the payment due on the Maturity Date is not paid when due, (B) any deposit to any of the Accounts required hereunder or under the other Loan Documents is not paid when due or (C) any other portion of the Debt is not paid when due and such non-payment continues for five (5) Business Days following notice to Borrower that the same is due and payable; except, in each case, to the extent sums sufficient to pay such Debt Service or any other portion of the Debt have been deposited with Lender for such specific purpose in accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained by Borrower or its Affiliates;

(b)               if any of the Taxes or Other Charges are not paid prior to the date on which penalties and interest would be due except to the extent (A) sums sufficient to pay the Taxes or Other Charges in question had been reserved hereunder prior to the applicable due date for the Taxes or Other Charges in question for the express purpose of paying the Taxes or Other Charges in question and Lender failed to pay the Taxes or Other Charges in question when required hereunder, (B) Lender’s access to such sums was not restricted or constrained by Borrower or its Affiliates and (C) no other Event of Default was continuing;

(c)               if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 7.1 hereof;

(d)               intentionally omitted;

(e)               if any of the representations or covenants contained in Article 5 are breached or violated; provided, that, (A) with respect to any failure to comply with the requirements relating to trade and operational indebtedness set forth in Section 5.1(a)(vii) hereof, it shall only be an Event of Default if Borrower does not cure such failure within fifteen (15) days after notice thereof from Lender to Borrower and (B) except as provided in (A) of this clause (e) with respect to trade and operational indebtedness, any such breach or violation shall not constitute an Event of Default (1) if such breach or violation is inadvertent and non-recurring, (2) if such breach or violation is curable, Borrower shall promptly cure such breach within thirty (30) days from the earlier of (I) Borrower’s knowledge of such breach or violation or (II) notice thereof from Lender and (3) Borrower shall have within such thirty (30) day period delivered to Lender a New Non-Consolidation Opinion to the effect that such breach or violation does not negate or impair the Non-Consolidation Opinion previously delivered to Lender;

(f)                if (A) a Prohibited Transfer shall occur in violation of this Agreement or (B) any representation or covenants contained in Section 6.5 hereof is breached or violated in any material respect unless, with respect to this clause (B), (I) such breach or violation was immaterial, inadvertent and non-recurring and (II) Borrower corrects (or causes to be corrected) such failure within thirty (30) days of obtaining knowledge thereof;

(g)               if there is a breach of any of the covenants contained within any of Section 4.22 and Section 4.23 in any material respect, which breach continues for a period of thirty (30) days after Borrower’s receipt of notice from Lender;

(h)               if any representation or warranty made herein (other than the representations or warranties described in clause (e) of this Section 10.1), in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender by or on behalf of Borrower in connection with the Loan shall have been false or misleading in any material adverse respect when made; provided that if such untrue representation or warranty is susceptible of being cured, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender;

(i)                if (i) Borrower, any SPE Component Entity or Guarantor shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets, or Borrower, any SPE Component Entity or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower, any SPE Component Entity or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; (iii) there shall be commenced against Borrower, any SPE Component Entity or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; (iv) Borrower, any SPE Component Entity, any Affiliated Manager or Guarantor shall collude with respect to, approve of, or acquiesce in, any of the actions set forth in clause (i), (ii), or (iii) above; (v) Borrower, any SPE Component Entity or Guarantor shall admit in writing its inability to pay its debts as they become due; (vi) Borrower or any SPE Component Entity is substantively consolidated with any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Guarantor or its subsidiaries and/or Affiliates; or (vii) a Bankruptcy Event occurs (provided, that if there is any inconsistency between the other provisions of this subclause (i) and the definition of Bankruptcy Event, the other provisions of this subclause (i) shall control);

(j)                if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instruments;

(k)               if any Individual Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after Borrower first receives notice of the same;

(l)                 if any federal tax lien is filed against Borrower, any SPE Component Entity, Guarantor or any Individual Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after Borrower first receives notice of the same;

(m)             if Borrower shall fail to deliver to Lender, within ten (10) Business Days after request by Lender, the estoppel certificates required by Section 4.13(a) hereof and such failure continues for five (5) Business Days after Borrower’s receipt of notice thereof from Lender;

(n)              if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues after the expiration of applicable grace periods, if any;

(o)               if any of the factual assumptions as to Borrower and/or any SPE Component Entity contained in the Non-Consolidation Opinion, or in any New Non-Consolidation Opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue or shall become untrue as a result of Borrower’s and/or any SPE Component Entity’s violation of Article 5 hereof in any material respect and, provided no action has been filed with respect to Borrower or any SPE Component Entity under any Creditor Rights Law prior to the time that Lender becomes aware of the untrue assumption, Borrower shall fail to deliver to Lender within ten (10) Business Days after Lender’s request a New Non-Consolidation Opinion without such assumption;

(p)               if Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder (and the Manager terminates the same) or if the Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Borrower, within thirty (30) days of such cancellation, termination, surrender, expiration or cessation, enters into a Qualified Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;

(q)               if Borrower fails to appoint a New Manager within ten (10) Business Days of the request of Lender and/or fails to comply with any limitations on instructing the Manager and such failure continues for more than ten (10) Business Days after notice from Lender, each as required by and in accordance with, as applicable, the terms and provisions of, this Agreement, the Assignment of Management Agreement and the Security Instrument;

(r)                if (A) Borrower shall fail (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any Ground Lease as and when payable thereunder (unless funds are on deposit with Lender for such purpose and Lender’s access to such funds is not restricted or constrained by Borrower or its Affiliates), (B) Borrower defaults under any Ground Lease beyond the expiration of applicable notice and grace periods, if any, thereunder, (C) any Ground Lease is amended, supplemented, replaced, restated or otherwise modified by Borrower without Lender’s prior written consent, in each instance, to the extent that Lender’s consent is required pursuant to this Agreement, (D) any Ground Lease and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms without Lender’s consent (to the extent that Lender’s consent is required pursuant to this Agreement), or (E) a Property Document Event occurs which results in a Material Adverse Effect;

(s)               With respect to any default or breach of any term, covenant or condition of this Agreement not specified in subsections (a) through (r) above or not otherwise specifically specified as an Event of Default in this Agreement, if the same is not cured (i) within ten (10) days after notice from Lender (in the case of any default which can be cured by the payment of a sum of money) or (ii) for thirty (30) days after notice from Lender (in the case of any other default or breach); provided, that, with respect to any default or breach specified in subsection (ii), if the same cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure the same within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure the same, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days; or

(t)               if any default not specified above exists under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

Section 10.2.     Remedies.

(a)               Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) above with respect to Borrower or any SPE Component Entity) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Security Instruments, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Security Instruments, the Note and the other Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(f) above with respect to Borrower or any SPE Component Entity, the Debt and all other obligations of Borrower under this Agreement, the Security Instruments, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Security Instruments, the Note and the other Loan Documents to the contrary notwithstanding.

(b)              Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement, the Security Instruments, the Note or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Security Instruments, the Note or the other Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by applicable law, equity or contract or as set forth herein or in the Security Instruments, the Note or the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

(c)               With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

(d)               Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(e)               Notwithstanding anything to the contrary contained herein or in any other Loan Document, any amounts recovered from the Property (or any portion thereof) or any other collateral for the Loan and/or paid to or received by Lender may, after an Event of Default, be applied by Lender toward the Debt in such order, priority and proportions as Lender in its sole discretion shall determine.

(f)                Upon the occurrence and during the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any such obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Upon the occurrence and during the continuance of an Event of Default, Lender is authorized to enter upon the Properties and/or any Individual Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Properties and/or any Individual Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by applicable law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

ARTICLE 11.

SECONDARY MARKET

Section 11.1.      Securitization.

(a)               Lender shall have the right (i) to sell or otherwise transfer the Loan (or any portion thereof and/or interest therein), (ii) to sell participation interests in the Loan (or any portion thereof and/or interest therein) or (iii) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or a pooled asset securitization. The transactions referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”. Notwithstanding the foregoing, Lender agrees that in the event it effects one or more Securitizations of any portion of the Loan consisting of a pooled asset Securitization, the portion of the Loan contributed to such Securitization shall not exceed twenty percent (20%), of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization.

(b)           If requested by Lender, Borrower and Guarantor shall cooperate with Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions (but in no event shall such cooperation result in any increase in any obligations of Borrower or rights of Lender or decrease in any rights of Borrower or obligations of Lender under the Loan Documents or change in any of the economic or monetary provisions of the Loan or the Loan Documents and not result in any “rate creep” under the Loan Agreement (other than due to the occurrence and continuance of an Event of Default), Borrower acknowledging and agreeing that Borrower and/or Guarantor complying with requests by Lender pursuant to, and in accordance with, this Section 11.1 in and of itself shall not be deemed to increase any obligations of Borrower or decrease any rights of Borrower) which cooperation shall, include, without limitation, to:

(i)               (A) provide updated financial and other information with respect to the Properties, the business operated at the Properties, Borrower, Guarantor, SPE Component Entity and any Affiliated Manager, and updated budgets relating to the Properties, which (in each case) are available or reasonably obtainable using systems of Borrower that are currently in place (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Lender and acceptable to the Rating Agencies, (B) cooperate with Lender in obtaining updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Properties and (C) use commercially reasonable efforts to obtain revisions with respect to the Property Documents and Ground Leases as requested by the Rating Agencies in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies;

(ii)              provide new and/or updated opinions of counsel, which may be relied upon by Lender and the Rating Agencies, as to substantive non-consolidation, matters of Delaware and federal bankruptcy law relating to limited liability companies with respect to Borrower and SPE Component Entities and due execution and enforceability of the Loan Documents, customary in Secondary Market Transactions or required by the Rating Agencies, which counsel and opinions shall be reasonably satisfactory in form and substance to Lender and satisfactory in form and substance to the Rating Agencies;

(iii)            provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents consistent with the facts covered by such representations and warranties as they exist on the date thereof; and

(iv)            execute such amendments to the Loan Documents and Borrower’s or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies in order to effect any Secondary Market Transaction, including, without limitation, (A) to amend and/or supplement the Independent Director provisions provided herein and therein, in each case, in accordance with the applicable requirements of the Rating Agencies, (B) bifurcating the Loan into two or more components, re-allocating the Loan among existing components or existing Notes, reducing the number of components of the Loan or of any Note and/or creating additional separate notes and/or creating additional senior/subordinate note structure(s), including, without limitation, re-allocating the principal amounts of the Loan (any of the foregoing, a “Loan Bifurcation”) and (C) to modify all operative monthly payment dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that (I) Borrower and/or Guarantor shall not be required to so modify or amend any Loan Document if such modification or amendment would change any economic or non-economic term, including without limitation the interest rate or the stated maturity (except as would not have any adverse effect on Borrower, Guarantor and/or any of their Affiliates) or otherwise increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents or increase the rights or reduce the obligations of Lender, except in connection with a Loan Bifurcation which may result in varying fixed interest rates but will have the same weighted average coupon of the original Note throughout the term (i.e., there shall be no “rate creep”) (except following an Event of Default) and (II) none of Borrower nor any SPE Component Entity shall be required to modify its organizational structure or make any other modification, if such modification would cause it or any of its Affiliates or direct or indirect owners to incur any additional tax liability or suffer other adverse consequences. Borrower and Lender acknowledge and agree that the execution of any Loan Bifurcation in accordance with terms and conditions hereof shall not in and of itself increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents.

(c)               If, at the time a Disclosure Document is being prepared for a Securitization, Lender reasonably expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon reasonable request the following financial information:

(i)               If Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%), but be less than twenty percent (20%), of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties or selected financial data as required under Item 1112(b)(1) of Regulation AB, or

(ii)              If Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB.

(d)          In the event all or a portion of the Loan is included in a securitization involving a registered public offering of Securities pursuant to the Securities Act, and if Lender reasonably determines that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Properties alone or the Properties and the Related Properties, collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, net operating income for the Property or Related Properties or selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of Securities under Regulation AB or applicable Legal Requirements.

(e)               Any financial data or financial statements required pursuant to Section 11.1(d) above shall be furnished to Lender (1) with respect to quarterly reporting, not later than forty-one (41) days after the end of the fiscal quarter of Borrower and (2) with respect to all other reporting, no later than five (5) Business Days prior to the date required pursuant to Regulation AB.

(f)                If requested by Lender, Borrower shall provide Lender, promptly following Lender’s request therefor, and in any event within the time periods required to comply with Regulation AB or other Legal Requirements relating to a Securitization (but no earlier than five (5) Business Days following notice from Lender), with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization.

(g)               All financial data and statements provided by Borrower hereunder in connection with a Securitization shall meet (and shall be accompanied by such auditors’ reports or consents and such certificates as may be necessary to comply with) the requirements of Regulation AB and other Legal Requirements, in each case to the extent applicable and as specified by Lender.

Section 11.2.     Disclosure.

(a)           Borrower (on its own behalf and on behalf of each other Borrower Party) understands that information provided to Lender by Borrower, any other Borrower Party and/or their respective agents, counsel and representatives may be (i) included in (A) the Disclosure Documents and (B) filings under the Securities Act and/or the Exchange Act and (ii) made available to Investors, the Rating Agencies and service providers, in each case, in connection with any Secondary Market Transaction.

(b)               Borrower and Guarantor shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages (other than special, consequential, incidental, indirect, exemplary or punitive damages or lost profits except to the extent Lender or its Affiliates are responsible therefor to third parties) or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with any Provided Information contained in any Disclosure Document and/or any Covered Rating Agency Information, in each case, insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

(c)               Borrower and Guarantor shall provide in connection with each of (i) a preliminary and a final private placement memorandum, offering memorandum or offering circular, (ii) a free writing prospectus, (iii) a preliminary and final prospectus or prospectus supplement and (iv) a structural and collateral term sheet, as applicable, an agreement (A) certifying that Borrower has examined the portions of such Disclosure Documents specified in writing by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Properties (or any portion thereof), any Affiliated Manager, Guarantor, the Ground Leases, the Management Agreements and the use of Loan proceeds (but excluding (I) any forward-looking budgets and projections, (II) any underwritten financial information (except to the extent such underwritten financial information is included in the Provided Information), (III) any information (including financial information or forecasted information) that is solely obtained from any third party report, including, without limitation appraisals, property condition reports or environmental reports, and (IV) any statements and information relating to the cities and regions in which the Properties are located (other than the Property addresses), including local market information and local market performance data) (collectively, with the Provided Information, the “Covered Disclosure Information”), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 11.2(c), Lender hereunder shall include its officers and directors), the Affiliate of Lender (“Lender Affiliate”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement or Affiliate of Lender that has acted as sponsor or depositor in connection with the Securitization, and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), and Lender Affiliate, and any other placement agent, initial purchaser or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lender Affiliate or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Covered Disclosure Information or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lender Group and/or the Underwriter Group for any out-of-pocket legal or other expenses reasonably incurred by Lender, the Lender Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that (I) Borrower and Guarantor will be liable in any such case under Section 11.2(b) or clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Properties, or is contained in the Disclosure Documents with respect to the matters referenced in clause (A) above (but, in each case, excluding forward-looking budgets and projections), (II) Borrower and Guarantor shall not be obligated to provide the certification set forth in clause (A) above or be liable under Section 11.2(b) or clause (B) or (C) above if Borrower has not been afforded five (5) Business Days to review and comment on the applicable sections of the applicable Disclosure Document, and (III) Borrower and Guarantor shall not be liable under Section 11.2(b) or clause (B) or (C) above with respect to any statement or omission or any failure of Lender to accurately transcribe any portion of the Covered Disclosure Information provided by Borrower if Borrower shall have notified Lender as to the existence of such untrue statement, omission or inaccuracy within a reasonable period of time prior to pricing of the securities and Lender shall have failed to cause such Disclosure Document to be revised accordingly. The indemnification provided for in clauses (B) and (C) above shall be effective (subject to the proviso set forth in the immediately preceding sentence) whether or not the indemnification agreement described above is provided. The aforesaid indemnity will be in addition to any liability which Borrower and Guarantor may otherwise have subject to Section 13.1.

(d)               In connection with filings under Exchange Act and/or the Securities Act, Borrower and Guarantor shall (i) indemnify Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the financial reporting required to be provided pursuant to Section 11.1(d) hereof a material fact required to be stated in such financial reporting in order to make the statements in connection with such filings under Exchange Act and/or the Securities Act, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any out-of-pocket legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, that Borrower and Guarantor will be liable in any such case under this Section 11.2(d) only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of such filings under Exchange Act and/or the Securities Act or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Properties, or is contained in the Disclosure Documents with respect to the matters referenced in Section 11.2(c)(A) above (but, in each case, excluding forward-looking budgets and projections).

(e)               Promptly after receipt by an Indemnified Person under this Section 11.2 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnifying Person under this Section 11.2, notify the Indemnifying Person in writing of the commencement thereof (but the omission to so notify the Indemnifying Person will not relieve the Indemnifying Person from any liability which the Indemnifying Person may have to any Indemnified Person hereunder except to the extent that failure to notify causes prejudice to the Indemnifying Person). In the event that any action is brought against any Indemnified Person, and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled, jointly with any other Indemnifying Person, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person. After notice from the Indemnifying Person to such Indemnified Person under this Section 11.2, such Indemnifying Person shall pay for any legal or other expenses subsequently incurred by such Indemnifying Person in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the Indemnifying Person and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the Indemnifying Person, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the Indemnifying Person.

After notice from such Indemnifying Person to such Indemnified Person of its election to so assume the defense of such claim or action, such Indemnifying Person shall not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, unless, (1) if the defendants in any such action include both an Indemnified Person and any of the Indemnifying Persons and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to an Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person at the expense of the Indemnifying Persons, (2) the Indemnifying Person shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the action (provided that the Indemnified Person has provided the Indemnifying Person with ten (10) days prior written notice that it intends to exercise its rights pursuant to this clause (2) and the Indemnifying Person has not employed counsel reasonably satisfactory to the Indemnified Person within such 10-day period), or (3) the Indemnifying Person has authorized in writing the employment of counsel of the Indemnified Person at the expense of the Indemnifying Person.

Without the prior written consent of the applicable Indemnified Persons (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless (i) such Indemnifying Person shall have given the Indemnified Persons reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceedings and (ii) such settlement, compromise or judgment does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person(s) without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel to which the Indemnified Person is entitled pursuant to this Agreement, the Indemnifying Person shall be liable for any settlement, compromise or entry of a judgment in connection with any proceeding effected without its written consent if (i) such settlement, compromise or judgment is entered into or entered, as applicable, more than ninety (90) days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, compromise or judgment, and (iii) such settlement, compromise or judgment does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any such Indemnifying Person; provided, that the Indemnified Person has provided the Indemnifying Person with five (5) Business Days prior notice of its intent to exercise its rights under this sentence.

The Indemnifying Person agrees that if any indemnification or reimbursement sought pursuant to this Agreement is judicially determined to be unenforceable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities from which such Indemnified Person is entitled to be held harmless under this Agreement), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the foregoing, no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by such Indemnified Persons in connection with the closing of the Loan or the Securitization.

The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Agreement shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Agreement.

(f)                The liabilities and obligations of each of Borrower, Guarantor and Lender under this Section 11.2 (subject in each case to Article 13) shall survive the termination of this Agreement and the satisfaction and discharge of the Debt. Failure by Borrower and/or any Borrower Party to comply with the provisions of Section 11.1 and/or Section 11.2 within the timeframes specified therein and/or as otherwise required by Lender shall, if not cured within five (5) Business Days, at Lender’s option, constitute an Event of Default. Borrower (on its own behalf and on behalf of each Borrower Party) hereby expressly authorizes and appoints Lender its attorney-in-fact to take any actions required of any Borrower Party under Sections 11.1, 11.2, 11.6 and/or 11.8 in the event any Borrower Party fails to do the same, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(g)               Notwithstanding anything to the contrary contained in this Article 11, in connection with Lender’s efforts to effect a Securitization pursuant to Section 11.1, all reasonable third party costs and expenses actually incurred by Borrower and Guarantor (excluding legal fees and expenses incurred by Borrower, Guarantor or their Affiliates and any indemnification obligations of Borrower, Guarantor or their respective Affiliates) (collectively, the “Cooperation Costs”) shall be reimbursed by Lender, provided that each Borrower Party shall bear its own cost of any ongoing financial reporting required pursuant to the terms hereof; provided, further, that each Borrower Party (and its Affiliates) shall bear its own cost of compliance with its obligations under Section 11.6, Section 11.8 and/or Section 11.9 hereof to the extent Lender has notified Borrower of its good faith intention to pursue any such matter pursuant to Section 11.6, Section 11.8 and/or Section 11.9 hereof within thirty (30) days following the Closing Date. In the event a Borrower Party incurs any Cooperation Costs in connection with its compliance with its obligations under Section 11.6, Section 11.8 and/or Section 11.9 hereof and the conditions set forth in clauses (i) and (ii) of the preceding sentence have not been satisfied, such Cooperation Costs shall be reimbursed by Lender.

Section 11.3.     Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.

Section 11.4.     Servicer. At the option of Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Lender (collectively, the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer; provided, however, Lender shall remain liable hereunder regardless of any such delegation. Subject to such party’s agreement to perform the applicable responsibilities pursuant to commercially reasonable terms, Lender shall appoint KeyBank National Association as the initial master servicer of a standalone Securitization of the Loan, and provided KeyBank National Association is willing to continue to perform the applicable responsibilities pursuant to commercially reasonable terms, KeyBank National Association shall continue to serve as the master servicer of any such standalone Securitization of the Loan, subject to change only for cause pursuant to the customary terms (including, without limitation, a failure by KeyBank National Association to satisfy the requirements to act as a servicer, and the commission of an act that would disqualify KeyBank National Association from acting as servicer) of the servicing agreement with respect to a standalone Securitization of the Loan.

Section 11.5.     Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

Section 11.6.     Mezzanine Option. Lender shall have the option (the “Mezzanine Option”) at any time prior to Securitization to divide the Loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall at all times equal the Interest Rate and there shall be no rate creep (except, with respect to such mezzanine loan, following an event of default under such mezzanine loan and with respect to a prepayment of the mortgage loan in connection with the Casualty and/or Condemnation and except, with respect to such mortgage loan, following an event of default under such mortgage loan). Borrower shall cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies (provided, that any such amendment shall not change any economic or non-economic term, including the interest rate or the stated maturity, or otherwise have an adverse effect on Borrower, Guarantor and/or any of their Affiliates or increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents and will not increase the rights or decrease the obligations of Lender, except as provided in clause (ii) of the immediately preceding sentence), (ii) creating one or more Single Purpose Entities (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) execute such agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies, documents and/or instruments relating to the Property Documents, Ground Leases and other diligence materials as may be reasonably required by Lender or required by the Rating Agencies, but none of the foregoing shall increase the obligations of Borrower or rights of Lender or decrease the rights of Borrower or obligations of Lender under the Loan Documents or change any of the economic or monetary provisions of the Loan or the Loan Documents. Borrower and Lender acknowledge and agree that the execution of any documents in connection with Lender’s exercise of the Mezzanine Option in accordance with terms and conditions hereof shall not in itself increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents.

Section 11.7.     Conversion to Registered Form. At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

Section 11.8.     Uncross of Properties.

(a)               Borrower agrees that at any time Lender shall have the unilateral right to elect to, from time to time, uncross any of the Properties (such uncrossed Property or Properties, collectively, the “Affected Property” and the remaining Property or Properties, collectively, the “Unaffected Property”) in order to separate the Loan from the portion of the Debt to be secured by the Affected Property (such portion of the Debt to be secured by the Affected Property, the “Uncrossed Loan” and the remaining portion of the Debt secured by the Unaffected Property, the “Remaining Loan”). In furtherance thereof, Lender shall have the right to (i) sever and/or divide the Note and the other Loan Documents so that (A) the original Loan Documents (collectively, the “Remaining Loan Documents”) evidence and secure only the Remaining Loan and relate only to the Unaffected Property and (B) amended and/or new documents and other instruments (collectively, the “Uncrossed Loan Documents”) evidence and secure only the Uncrossed Loan and relate only to the Affected Property, (ii) allocate the applicable portion of each of the Reserve Funds relating to the Affected Property to the Uncrossed Loan, (iii) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property (but such Affected Property shall be cross-defaulted an cross-collateralized with each other Affected Property) and (iv) take such additional reasonable actions consistent therewith (including, without limitation, requiring delivery of the Uncrossed Loan Documents and amendments to the Loan Documents, in each case, to give effect to the foregoing); provided, that the Uncrossed Loan Documents and the Remaining Loan Documents, shall not, in the aggregate, increase (A) any monetary obligation of Borrower under the Loan Documents or (B) any other obligation of Borrower under the Loan Documents; provided, however, none of the foregoing shall increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents nor increase the rights or decrease the obligations of Lender (Borrower acknowledging and agreeing that Borrower complying with requests by Lender pursuant to, and in accordance with, this Section 11.8 in and of itself shall not be deemed to increase any obligations of Borrower or decrease any rights of Borrower). In connection with the uncrossing of any such Affected Property as provided for in this Section 11.8 (an “Uncrossing Event”), the Remaining Loan shall be reduced by an amount equal to amount of the Uncrossed Loan and the Uncrossed Loan shall be in an amount equal to the Allocated Loan Amount applicable to the Affected Property.

(b)               Borrower shall (and shall cause each Borrower Party to) fully cooperate with Lender to effectuate each Uncrossing Event. Without limitation of the foregoing, upon Lender’s request, Borrower shall (and shall cause each Borrower Party to), among other things, (i) deliver evidence to Lender that the single purpose nature and bankruptcy remoteness of the Borrower(s) owning Properties other than the Affected Property following such Uncrossing Event have not been adversely affected and are in accordance with the terms and provisions of the Remaining Loan Documents; (ii) deliver evidence to Lender that the single purpose nature and bankruptcy remoteness of the Borrower(s) owning the Affected Property following such release have not been adversely affected and are in accordance with the terms and provisions of the Uncrossed Loan Documents; (iii) deliver to Lender such legal opinions and updated legal opinions as Lender reasonably shall require or the Rating Agencies shall require (including, without limitation, an update to the Non-Consolidation Opinion acceptable to the Rating Agencies and reasonably acceptable to Lender or a New Non-Consolidation Opinion and Borrower shall use commercially reasonable efforts to deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code); (iv) take the actions contemplated in subsection (a) above (including, without limitation, executing the Uncrossed Loan Documents and amendments to the Loan Documents); and (v) deliver such title endorsements, title insurance policies, documents and/or instruments relating to the Property Documents, Ground Leases and other materials as may be required by Lender or the Rating Agencies.

Section 11.9.     Syndication. Without limiting Lender’s rights under Section 11.1, the provisions of this Section 11.9 shall only apply prior to a Securitization and following a Securitization of the Loan, the provisions of this Section 11.9 (and the related terms defined herein and used elsewhere in the Loan Documents) shall be deemed deleted in their entirety.

(a)               Sale of Loan, Co-Lenders, Participations and Servicing.

(i)          Lender and any Co-Lender may, at their option, without Borrower’s consent (but with notice to Borrower), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents from and after the date of such transfer.

(ii)         The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan.

(iii)        Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Agent, furnish Agent with the certificates required under Sections 4.12 and 4.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.

(iv)       As of the Closing Date, CF (or an Affiliate of CF) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 11.9. Borrower acknowledges that CF, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as a Lender and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement. Each Lender acknowledges that CF, as Agent, shall retain the exclusive right to grant approvals and give consents with respect to all matters requiring consent hereunder. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of CF as Agent to bind CF and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders. CF may resign as Agent of the Co-Lenders, in its sole discretion, or if required to by the Co-Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of but upon prior written notice to Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement. The term Agent shall mean any successor Agent.

(v)        Notwithstanding any provision to the contrary in this Agreement, the Agent (as Agent only) shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and except as expressly set forth herein and in the Co-Lending Agreement, no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.

(vi)       Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, CF, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively. The term “Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include CF in its individual capacity. CF and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(vii)      If required by any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.

(viii)     CF, as Agent, shall maintain at its domestic lending office or at such other location as CF, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co-Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, CF, as Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent and to Borrower which notice shall only be effective upon actual receipt by CF, as Agent and Borrower, which receipt will be acknowledged by CF, as Agent and Borrower upon request.

(ix)        Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”). No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and any Participant, notwithstanding that the particular action in question may, pursuant to this Agreement or any participation agreement be subject to the consent or direction of some or all of the Participants. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co-Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder.

(x)         Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

(b)               Cooperation in Syndication.

(i)          Each of Borrower and Guarantor shall reasonably cooperate with Lender in completing a Syndication. Such assistance shall include (i) direct contact between senior management and advisors of Borrower and Guarantor and the proposed Co-Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with Lender, of one or more meetings of prospective Co-Lenders or with the Rating Agencies, and (iv) assisting Lender in Lender’s attempt to procure a rating for the Loan by the Rating Agencies.

(ii)         Lender shall manage all aspects of the Syndication of the Loan, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Co-Lenders and the amount and distribution of fees among the Co-Lenders. To assist Lender in its Syndication efforts, Borrower agrees promptly to prepare and provide to Lender all information with respect to Borrower, Affiliated Manager, Guarantor, any SPE Component Entity (if any) and the Properties contemplated hereby, including all financial information and projections (the “Projections”), as Lender may reasonably request in connection with the Syndication of the Loan. Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to Lender by Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lender by Borrower or any of their representatives have been or will be prepared in good faith based upon reasonable assumptions. Borrower understands that in arranging and syndicating the Loan, Lender, the Co-Lenders and, if applicable, the Rating Agencies, may use and rely on the Information and Projections without independent verification thereof.

(iii)        If required in connection with the Syndication, Borrower hereby agrees that, in addition to complying with the other provisions of this Section 11.9, it shall use commercially reasonable efforts to obtain and deliver reliance letters reasonably satisfactory to Lender with respect to the environmental assessments and reports delivered to Lender prior to the Closing Date, which will run to Lender, any Co-Lender and their respective successors and assigns.

(c)               Limitation of Liability. No claim may be made by Borrower, or any other Person against Agent, Lender or any Co-Lenders or the Affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect, consequential, incidental, exemplary or punitive damages or lost profits in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)               No Joint Venture. Notwithstanding anything to the contrary herein contained, neither Agent, Lender nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower.

ARTICLE 12.

INDEMNIFICATIONS

Section 12.1.     General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Persons and arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property or any part thereof; (d) any failure of any Individual Property (or any portion thereof) to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, management agreement, any Ground Lease or any Property Documents; (f) the payment of any brokerage commission, charge or fee to anyone (other than a broker or other agent retained by Lender) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Security Instruments; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Accounts; provided, however, that the foregoing covenant shall not apply to any matter to the extent arising from (x) the gross negligence, fraud, illegal acts or willful misconduct of an Indemnified Person or (y) any Losses first arising after foreclosure of the lien of the Loan Documents or deed-in-lieu of such foreclosure, or Lender exercising any remedy which results in Lender or its successors or assigns or their respective agents or appointees controlling the Properties (or any Individual Property, if applicable) solely with respect to those Properties which are no longer controlled by Borrower and solely with respect to actions, events or conditions which are not caused by Borrower or any of its Affiliates. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become due and payable immediately after demand therefor by Lender and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

Section 12.2.     Mortgage and Intangible Tax Indemnification. Subject to Article 13, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Persons and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instruments, the Note or any of the other Loan Documents.

Section 12.3.     ERISA Indemnification. Subject to Article 13, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.7 or 4.19 of this Agreement.

Section 12.4.     Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Person, Borrower shall defend such Indemnified Person (if requested by any Indemnified Person, in the name of the Indemnified Person) by attorneys and other professionals selected by Borrower and reasonably approved by the Indemnified Persons. Notwithstanding the foregoing, any Indemnified Persons may, in their sole discretion and at the Indemnified Persons’ sole cost and expense, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Persons, their attorneys shall control the resolution of any claim or proceeding, provided, however, that Borrower shall have the right to reasonably approve any settlement such Indemnified Persons desire to enter into with respect to such matter and any such settlement shall provide a full release of Borrower with respect to such matter. Upon demand if Borrower is not defending the Indemnified Persons in accordance with this Section 12.4, Borrower shall pay or, in the sole discretion of the Indemnified Persons, reimburse, the Indemnified Persons for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 12.5.     Survival. The obligations and liabilities of Borrower under this Article 12 (in each case, subject to Article 13) shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

Section 12.6.     Environmental Indemnity. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.

ARTICLE 13.

EXCULPATION

Section 13.1.     Exculpation.

(a)               Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instruments or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instruments and the other Loan Documents, or in the Properties (or any portion thereof), the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instruments and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instruments or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instruments; (3) affect the validity or enforceability of the Guaranty, the Environmental Indemnity and/or any guaranty set forth in Section 11.2 hereof or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 13); (4) impair the rights of Lender to (A) obtain the appointment of a receiver and/or (B) enforce its security interest in the Accounts as provided in Articles 8 and 9 hereof; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instruments and in any other Loan Documents; (6) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instruments or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Properties (or any portion thereof); or (7) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Loss incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)           fraud or intentional material misrepresentation by any Borrower Party in connection with the Loan;

(ii)         the gross negligence or willful misconduct of any Borrower Party;

(iii)        the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto;

(iv)        material physical waste to the Properties caused by the intentional acts or intentional omissions of any Borrower Party (it being agreed that is shall not be waste for purposes of this clause (iv)(A) if Borrower fails to maintain the Properties because (1) the revenue generated by the Properties (on an aggregate basis) on a current basis (after payment of the applicable Priority Payments) is insufficient to do so or (2) the Properties (on an aggregate basis) generated sufficient revenue (after payment of the applicable Priority Payments) to maintain the Properties but Borrower lacks access to such revenue as a result of any cash trap by Lender during a Trigger Period or any exercise of Lender’s remedies under the Loan Documents) and/or (B) the removal or disposal of any portion of the Properties after an Event of Default in violation of the terms of the Loan Documents;

(v)         the misappropriation, conversion or intentional misapplication by any Borrower Party of (A) any insurance proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents, or (D) any Rents paid more than one (1) month in advance;

(vi)        failure to pay charges for labor or materials or other charges or judgments that can create liens on any portion of the Properties except to the extent the same are being contested in good faith in accordance with this Agreement; provided, however, that there shall be no personal liability under this subsection solely for the failure to pay charges for labor or materials or other charges that can create liens on any portion of the Properties if (A) the revenue generated by the Properties (on an aggregate basis) on a current basis (after payment of the applicable Priority Payments) is insufficient to pay such charges, (B) the Properties (on an aggregate basis) generated sufficient revenue (after payment of the applicable Priority Payments) to pay such charges but Borrower lacks access to such revenue as a result of any cash trap by Lender during a Trigger Period or any exercise of Lender’s remedies under the Loan Documents and/or (C) sufficient sums had been reserved with Lender under the Loan Documents for the express purpose of paying the charges for labor or materials or other charges that can create liens on any portion of the Properties in question and Lender failed to pay same or give Borrower access to such sums to pay same (and in each case, Lender’s access to such funds was not restricted or impeded in any way);

(vii)       any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action-in-lieu thereof or previously delivered to Lender;

(viii)      any zoning matters with respect to the Property, and/or any zoning violations identified in any of the Zoning Reports;

(ix)        a breach of Section 4.23(e), Section 11.2 and/or Section 17.17 of this Agreement;

(x)         the failure to pay Taxes or Insurance Premiums in accordance with the terms of this Agreement or the failure to maintain the Policies (to the extent such Policies are generally available) required pursuant to the terms of this Agreement in full force and effect; provided, however, that there shall be no personal liability under this subsection solely for the failure to pay Taxes and Insurance Premiums if (A) the revenue generated by the Properties (on an aggregate basis) over the prior twelve (12) month period (after payment of the applicable Priority Payments) is insufficient to pay such Taxes and Insurance Premiums, (B) the Properties (on an aggregate basis) generated sufficient revenue (after payment of the applicable Priority Payments) to pay such Taxes and Insurance Premiums but Borrower lacks access to such revenue as a result of any cash trap by Lender during a Trigger Period or any exercise of Lender’s remedies under the Loan Documents, and/or (C) sufficient sums had been reserved with Lender under Section 8.6 hereof for the express purpose of paying the Taxes and/or Insurance Premiums in question and Lender failed to pay same or give Borrower access to such sums to pay same (and in each case, Lender’s access to such funds was not restricted or impeded in any way);

(xi)        if Borrower or any Affiliate of Borrower, in any judicial or quasi-judicial case, action or proceeding relating to the Debt brought by Lender (A) contests the validity or enforceability of the Loan Documents or (B) directly or indirectly contests or intentionally hinders, delays or obstructs the pursuit of any rights or remedies by Lender (including the commencement and/or prosecution of a foreclosure action, judicial or non-judicial, the appointment of a receiver for the Property or any portion thereof or any enforcement of the terms of the Assignment of Leases) after an Event of Default; provided, however, that there shall be no liability to Borrower under this subsection for raising and pursuing actions or defenses to the extent the same are raised and pursued in good faith;

(xii)       any termination of a Ground Lease (other than (A) a termination due to the occurrence of a casualty or condemnation which gives the lessor the unilateral right to terminate a Ground Lease and in connection with which the insurance proceeds and condemnation award, as applicable, have been paid to Lender in accordance with this Agreement or (B) a termination in connection with the acquisition of the underlying Fee Estate provided there is no violation of the terms of the Loan Documents and Borrower causes the lien of the Security Instrument to be spread to cover such Fee Estate) or the material modification of a Ground Lease, in each case without Lender’s consent;

(xiii)      any material amendment or modification of any Lease affecting any Individual Property in violation of the terms of this Agreement or any cancellation or termination of any Lease (other than a termination of a Lease due to the Tenant’s unilateral right to terminate such Lease as set forth in such Lease at the time of Lender’s approval or deemed approval thereof) in violation of the terms of this Agreement;

(xiv)      the failure by any Individual Borrower or SPE Component Entity to comply with any representation, warranty or covenant set forth in Article 5 of this Agreement; and/or

(xv)       Borrower fails to obtain Lender’s prior written consent to any transfer to the extent required pursuant to the terms of this Agreement that is not a Full Recourse Transfer or Borrower fails to obtain Lender’s prior written consent, to the extent required pursuant to the terms of this Agreement, to any Indebtedness or voluntary Lien encumbering the Property that is not a Full Recourse Lien.

(b)               Notwithstanding anything to the contrary in this Agreement, the Notes or any of the Loan Documents, (I) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instruments or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents and (II) the Debt shall be fully recourse to Borrower in the event of any of the following: (A) Borrower filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (B) the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law in which Borrower or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (C) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law (provided that the foregoing shall not be deemed to require Borrower to file an objection to any such involuntary petition if Borrower determines reasonably and in good faith that it has no reasonable basis for doing so, or if Borrower is otherwise not permitted by law to file such an objection); (D) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Properties other than at Lender’s request (provided that in connection with any acquiescence, Borrower shall not be required to file an objection to any such application if Borrower determines reasonably and in good faith following consultation with legal counsel that it has no reasonable basis for doing so, or if Borrower is otherwise not permitted by law to file such an objection); (E) Borrower making an assignment for the benefit of creditors other than at Lender’s request, or admitting, in writing or in any legal proceeding other than at Lender’s request, its insolvency or inability to pay its debts as they become due; (F) if any Borrower fails to maintain its status as a Single Purpose Entity and such failure is cited in a final non-appealable judgment by a court of competent jurisdiction as a material factor in the substantive consolidation of such Borrower with any other Person in connection with any federal or state bankruptcy proceeding; (G) Borrower fails to obtain Lender’s prior written consent (to the extent such consent is required pursuant to the terms of the Loan Documents) to any transfer (1) that results in a direct or indirect change in Control over Borrower or (2) of any of the Properties by deed, bill of sale, installment sales agreement, ground lease (but excluding any space Lease entered into in the ordinary course of business) or any similar agreement (collectively, a “Full Recourse Transfer”); and/or (H) Borrower fails to obtain Lender’s prior written consent (to the extent such consent is required pursuant to the terms of the Loan Documents) to any voluntary mortgage, deed of trust, collateral assignment or other voluntary lien or interest encumbering all or a substantial portion of the Property (a “Full Recourse Lien”); provided that nothing in clauses (B), (C), (D) and (E) of this paragraph shall impose on Borrower or Guarantor any recourse liability for providing (x) any truthful testimony or (y) truthful responses to duly-served discovery or legal process in the event that Borrower or Guarantor or any of their respective Affiliates, as applicable, is advised by counsel that such Person is required to provide such testimony or response pursuant to applicable law.

(c)               As used in this Section 13.1, “Priority Payments” shall mean: (i) with respect to the applicable recourse carveout liability described in Section 13.1(a)(x) above as it relates to the failure to pay Taxes and Insurance Premiums, no other payments; (ii) with respect to the applicable recourse carveout liability described in Section 13.1(a)(iv) above, the payment of all Taxes and Insurance Premiums, Ground Rent, Debt Service and sums required to be deposited into any Reserve Accounts other than the Excess Cash Flow Account, and (iii) with respect to the applicable recourse carveout liability described in Section 13.1(a)(vi) above as it relates to the failure to pay any charges that create Liens, the payment of all Taxes, Insurance Premiums, Ground Rent, Debt Service and sums required to be deposited into any Reserve Account other than the Excess Cash Flow Account, and all sums necessary to avoid material physical waste to the Property, in each case on a current basis.

ARTICLE 14.

NOTICES

Section 14.1.     Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	c/o American Finance Trust, Inc.
38 Washington Square
Newport, RI 02840
Attention: Asset Management

And to:	c/o American Finance Trust, Inc.
650 Fifth Avenue
New York, NY 10019
Attention: Legal Department

With a copy to:	Eversheds Sutherland (US) LLP
The Grace Building
1114 Avenue of the Americas, 40th Floor
New York, New York 10036-7703
Attention: John J. Busillo, Esq.
Facsimile No.: 212-389-5099

If to Lender:	Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Attention: General Counsel Division
Facsimile No.: (212) 325-8717

And to:	Column Financial, Inc.
11 Madison Avenue, 11th Floor
New York, New York 10010
Attention: N. Dante LaRocca

With a copy to:	Dechert LLP
1095 Avenue of the Americas
New York, New York 10036-6797
Attention: Krystyna M. Blakeslee, Esq.
Facsimile No.: (212) 314-0014

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 15.

FURTHER ASSURANCES

Section 15.1.     Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor.

Section 15.2.     Recording of Security Instrument, etc.

(a)               Borrower forthwith upon the execution and delivery of the Security Instruments and thereafter, from time to time, will cause the Security Instruments and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Properties and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Properties. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Security Instruments, this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Properties and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instruments, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by applicable law so to do. The foregoing taxes, fees, expenses, duties, imposts, assessments and charges, as applicable, are herein referred to as the “Security Instrument Taxes”.

(b)               Borrower represents that it has paid all Security Instrument Taxes imposed upon the execution and recordation of each Security Instrument.

Section 15.3.     Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instruments, or for complying in all material respects with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 15.3, exercisable, in each case, to the extent that Borrower fails to take the necessary actions within ten (10) days after Borrower’s receipt of written request therefor from Lender.

Section 15.4.     Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)               If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Properties (or any portion thereof) for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Properties (or any portion thereof) (other than an Excluded Tax), Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred eighty (180) days to declare the Debt immediately due and payable (without payment of any Yield Maintenance Premium or other fee, payment or penalty).

(b)               Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Properties, or any part thereof, for real estate tax purposes by reason of the Security Instruments or the Debt. If such claim, credit or deduction shall be required by applicable law, Lender shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable (without payment of any Yield Maintenance Premium or other fee, payment or penalty).

(c)               If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Security Instruments, or any of the other Loan Documents or impose any other tax or charge on the same (other than an Excluded Tax or income tax of Lender), Borrower will pay for the same, with interest and penalties thereon, if any.

ARTICLE 16.

WAIVERS

Section 16.1.     Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement, the Security Instruments, the Note or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 16.2.     Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Security Instrument, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 16.3.     Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instruments, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instruments, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instruments, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 16.4.     Waiver of Trial by Jury.

BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

Section 16.5.     Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 16.6.     Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by applicable law or under this Agreement, the Security Instruments, the Note and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 16.7.     Marshalling and Other Matters.

Borrower hereby waives, to the extent permitted by applicable Legal Requirements, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of the Security Instruments and on behalf of all persons to the extent permitted by applicable Legal Requirements.

Section 16.8.     Intentionally Omitted.

Section 16.9.    Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 16.10. Sole Discretion of Lender. Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

ARTICLE 17.

MISCELLANEOUS

Section 17.1.     Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Security Instruments, the Note or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 17.2.     Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT AS PROVIDED IN THE PREVIOUS SENTENCE WITH RESPECT TO THE SECURITY INSTRUMENTS, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WILL BE INSTITUTED IN (OR, IF PREVIOUSLY INSTITUTED, MOVED TO) ANY FEDERAL OR STATE COURT DESIGNATED BY LENDER IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. BORROWER HEREBY (I) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AND LENDER HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING AGREEMENT, WAIVER AND SUBMISSION ARE MADE PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY
80 STATE STREET
ALBANY, NEW YORK 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 17.3.     Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 17.4.     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 17.5.     Preferences. After the occurrence and during the continuance of an Event of Default or in connection with any proceedings under the Bankruptcy Code and/or any other Creditors Rights Laws, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 17.6.     Expenses. Except as otherwise provided herein, Borrower covenants and agrees to pay its own costs and expenses in connection with the Loan and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Security Instruments, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement, the Security Instruments, the Note and the other Loan Documents with respect to the Properties); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement, the Security Instruments, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all Borrower requests pursuant to this Agreement, the Security Instruments, the Note and the other Loan Documents; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Security Instruments, the Note and the other Loan Documents and any other documents or matters requested by Borrower; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Security Instruments, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the Security Instruments, the Note, the other Loan Documents, the Property, or any other security given for the Loan; (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the Security Instruments, the Note and the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings (with respect to Borrower, any SPE Component Entity or Guarantor); and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of Borrower’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated (including, without limitation, Borrower’s rights hereunder to Release an Individual Property and/or permit or undertake transfers (including under Sections 2.9, 6.3 and 6.4 hereof), in each case, in accordance with the applicable terms and conditions hereof); provided, however, that, with respect to each of subsections (i) though (ix) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include the following fees and expenses: any related appraisal costs if the Loan is a specially serviced loan, special servicing fees if the Loan is a specially serviced loan, liquidation fees, modification fees, work-out fees, special servicer inspection costs if the Loan is a specially serviced loan, operating advisor consulting fees and other similar costs or expenses payable to any Servicer, trustee, operating advisor and/or special servicer (if the Loan is a specially serviced loan) (or any portion thereof and/or interest therein) and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s and/or any other Borrower Party’s defaults under the Loan Documents  and (II) exclude any requirement that Borrower pay the servicing fees due to any master servicer on account of the day to day, routine servicing of the Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or its agents, employees, trustees or any Servicer or special servicer.

Section 17.7.     Cost of Enforcement. In the event (a) that any Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement, the Security Instruments, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

Section 17.8.     Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 17.9.     Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Security Instruments, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 17.10. No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)               Borrower and Lender intend that the relationships created under this Agreement, the Security Instruments, the Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)               This Agreement, the Security Instruments, the Note and the other Loan Documents are solely for the benefit of Lender and Borrower and Guarantor (as applicable) and nothing contained in this Agreement, the Security Instruments, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower and Guarantor, as applicable, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c)               The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Properties, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Properties. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Properties (or any portion thereof).

(d)               Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations related to the Properties (or any portion thereof) (including, without limitation, under the Leases); or (ii) any obligations with respect to any agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents (other than the Loan Documents) to which any Borrower Party and/or the Properties (or any portion thereof) is subject.

(e)               By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Security Instruments, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f)                Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instruments and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Properties (or any portion thereof) and notwithstanding any investigation of the Properties (or any portion thereof) by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Security Instruments and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement

Section 17.11. Publicity.

(a)               All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instruments or the other Loan Documents, the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, Lender or any of its Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Nothing in this Section 17.11 shall prevent Borrower or any of its Affiliates from disclosing any information in connection with any statutory reporting requirement or other reporting requirements required by any governmental agency or other Legal Requirements applicable to Borrower or any of its Affiliates.

(b)               Except in connection with an actual or a potential Secondary Market Transaction or other sale, or syndication of the Loan or any mezzanine loan entered into after the Closing Date and except for any “tombstone” in a format typically used by Lender (in any one or more such instances, Lender’s and/or Lender’s Affiliate’s rights shall not be limited by the terms of this Section 17.11), all news releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instruments or the other Loan Documents, the financing evidenced by this Agreement, the Note, the Security Instruments or the other Loan Documents, Borrower or any of its Affiliates shall be subject to the prior written approval of Borrower, not to be unreasonably withheld.

Section 17.12. Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its Affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential, incidental, exemplary or punitive damages or lost profits in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

No claim may be made by Lender, or any other Person against Borrower, any of its Affiliates or any directors, officers, employees, attorneys or agents of any of Borrower or any of its Affiliates for any special, indirect, consequential, incidental, exemplary or punitive damages or lost profits in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith (except, in the case of Borrower or Guarantor only, to the extent Lender or its Affiliates are responsible therefor to third parties); and Lender hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 17.13. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and the Security Instruments, the Note or any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Security Instruments and the other Loan Documents and this Agreement, the Note, the Security Instruments and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Security Instruments and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.

Section 17.14. Entire Agreement. This Agreement, the Note, the Security Instrument the other Loan Documents and that certain side letter agreement, dated as of the date hereof, among Lender, Borrower and American Finance Operating Partnership, L.P. (the “Side Letter”) contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement, the Note, the Security Instruments, the other Loan Documents and the Side Letter.

Section 17.15. Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 17.16. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 17.17. Brokers. Borrower agrees (i) to pay any and all fees imposed or charged by all brokers, mortgage bankers and advisors (each a “Broker”) hired or contracted by any Borrower Party or their Affiliates in connection with the transactions contemplated by this Agreement and (ii) to indemnify and hold Lender harmless from and against any and all claims, demands and liabilities for brokerage commissions, assignment fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Lender by any Person except any Persons claiming to be retained by or on behalf of Lender. The foregoing indemnity shall survive the termination of this Agreement and the payment of the Debt. Borrower hereby represents and warrants that no Broker was engaged by any Borrower Party in connection with the transactions contemplated by this Agreement. Lender hereby agrees to pay any and all fees imposed or charged by any Broker hired solely by Lender and agrees to indemnify and hold Borrower harmless from and against any and all claims, demands and liabilities for brokerage commissions, assignment fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Borrower by any Person except any Persons claiming to be retained by or on behalf of Borrower. Borrower acknowledges and agrees that (a) any Broker is not an agent of Lender and has no power or authority to bind Lender, (b) Lender is not responsible for any recommendations or advice given to any Borrower Party by any Broker, (c) Lender and the Borrower Parties have dealt at arms-length with each other in connection with the Loan, (d) no fiduciary or other special relationship exists or shall be deemed or construed to exist among Lender and the Borrower Parties and (e) none of the Borrower Parties shall be entitled to rely on any assurances or waivers given, or statements made or actions taken, by any Broker which purport to bind Lender or modify or otherwise affect this Agreement or the Loan, unless Lender has, in its sole discretion, agreed in writing with any such Borrower Party to such assurances, waivers, statements, actions or modifications. Borrower acknowledges and agrees that Lender may, in its sole discretion, pay fees or compensation to any Broker in connection with or arising out of the closing and funding of the Loan. Such fees and compensation, if any, (i) shall be in addition to any fees which may be paid by any Borrower Party to such Broker and (ii) create a potential conflict of interest for Broker in its relationship with the Borrower Parties. Such fees and compensation, if applicable, may include a direct, one-time payment, servicing fees and/or incentive payments based on volume and size of financings involving Lender and such Broker.

Section 17.18. Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 17.19. Contributions and Waivers.

(a)               In the event of (a) any payment by any one or more of Borrowers of any amount in excess of the principal amount set forth for each Borrower in Schedule XII attached hereto (each such amount, an “Allocable Principal Balance”) together with interest thereon and its proportionate share (based on its Allocable Principal Balance) of any other amounts payable with respect thereto (the “Overpayment Amount”), or (b) the foreclosure of, or the delivery of deeds in lieu of foreclosure, or private sale or other means by which Lender realizes on any collateral for the Loan relating to any of the Individual Properties owned by one or more Borrowers, (the “Overpaying Borrower”) whose Individual Property or Individual Properties or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Borrowers (each a “Benefitted Borrower”) and such Overpaying Borrower shall be entitled to contribution from each of the Benefitted Borrowers in an amount equal to each such Benefitted Borrower’s allocable portion of the Overpayment Amount paid by such Overpaying Borrower (“Contribution Payment”). In no event shall a Benefitted Borrower be required to make a Contribution Payment that would cause the Benefitted Borrower to become an Overpaying Borrower. Any such contribution payments shall be made within ten (10) days after demand therefor.

(b)               If a Benefitted Borrower (a “Defaulting Borrower”) shall have failed to make a Contribution Payment as hereinabove provided, the Overpaying Borrower shall be subrogated to the rights of Lender against such Defaulting Borrower, including the right to receive a portion of such Defaulting Borrower’s Individual Property or Properties in an amount equal to the Contribution Payment required hereunder that such Defaulting Borrower failed to make; provided, however, if Lender returns any payments in connection with a bankruptcy of a Borrower, or amounts are otherwise disgorged from Lender, all subrogated Overpaying Borrowers shall jointly and severally repay Lender all such amounts returned or disgorged until Lender shall have been paid in full thereof.

(c)               At the request of any Borrower or Borrowers, upon full payment and satisfaction of the Loan, Lender shall, at Borrowers’ expense, assign the Individual Property or Individual Properties it then holds title to, without recourse, to such Borrower or Borrowers; provided, that, if Lender shall have received conflicting requests from more than one Borrower to receive or release its security interest in such Individual Property or Individual Properties and such requesting Borrowers cannot agree as to the disposition of such Individual Property or Individual Properties, Lender shall have no obligation to deliver such Individual Property or Individual Properties to such requesting Borrowers unless and until such requesting Borrowers shall have agreed as to the disposition of such Individual Property or Individual Properties and so authorized Lender. Provided Lender shall have received such authorization, Lender shall assign the Individual Property or Individual Properties in question, without recourse, to the Borrower entitled to receive such Individual Property or Individual Properties within seven (7) Business Days thereafter. Prior to delivering such Individual Property or Individual Properties, Lender shall be entitled to receive from the requesting Borrower or Borrowers such other assurances and agreements as may be reasonably requested by Lender.

Section 17.20. Cross-Default; Cross-Collateralization.

(a)               Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that each of the Loan Documents (including, without limitation, the Security Instruments) are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.

(b)               To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ARC AAANGIN001, LLC
ARC AABNLFL001, LLC
ARC AATNTMA001, LLC
ARC AAWSNGA001, LLC
ARC ABHNDMS001, LLC
ARC AMWNRKY001, LLC
ARC ARERIPA001, LLC
ARC ARVIRMN001, LLC
ARC AZCROMI001, LLC
ARC AZCTOLA001, LLC
ARC AZTMPGA001, LLC
ARC BFFTMFL001, LLC
ARC BKMST41001, LLC
ARC CBDTNPA001, LLC
ARC CBLDLPA001, LLC
ARC CBLMAPA001, LLC
ARC CBPHLPA001, LLC
ARC CBPHLPA002, LLC
ARC CBPHLPA003, LLC
ARC CBPHLPA004, LLC
ARC CBRBRPA001, LLC
ARC CBWNEPA001, LLC
ARC CHLKJTX001, LLC
ARC CHVCTTX001, LLC
ARC CKMST19001, LLC
ARC CVANSAL001, LLC
ARC CVHYKMA001, LLC, each a Delaware limited liability company

By:	/s/ Michael Anderson
Name:	Michael Anderson
Title:	Authorized Signatory

ARC DGATHMI001, LLC
ARC DGBGLLA001, LLC
ARC DGBKHMS001, LLC
ARC DGBNBGA001, LLC
ARC DGCHEOK001, LLC
ARC DGCMBMS001, LLC
ARC DGDNDLA001, LLC
ARC DGDVLLA001, LLC
ARC DGFHLLA001, LLC
ARC DGFLRMI001, LLC
ARC DGFRTMS001, LLC
ARC DGFTSAR001, LLC
ARC DGGNWLA001, LLC
ARC DGGSBVA001, LLC
ARC DGGVLMS002, LLC
ARC DGHBKLA001, LLC
ARC DGHDNMI001, LLC
ARC DGHTGWV001, LLC
ARC DGHTSAR001, LLC
ARC DGLAFTN001, LLC
ARC DGLCRMN002, LLC
ARC DGMBLAR001, LLC
ARC DGMKNMI001, LLC
ARC DGMRALA001, LLC
ARC DGMSNTX002, LLC
ARC DGNTALA001, LLC
ARC DGRLFMS001, LLC
ARC DGRSEMI001, LLC
ARC DGRYLAR001, LLC
ARC DGSRBMO001, LLC
ARC DGSTNVA001, LLC
ARC DGSVNMO001, LLC
ARC DGTLSLA001, LLC
ARC DGVDRTX001, LLC
ARC DGVNLTN001, LLC
ARC DGWPTMS001, LLC
ARC DGWRNIN001, LLC
ARC DGWSNNY001, LLC, each a Delaware limited liability company

By:	/s/ Michael Anderson
Name:	Michael Anderson
Title:	Authorized Signatory

ARC FDBRNLA001, LLC
ARC FDBTLKY001, LLC
ARC FDCHLID001, LLC
ARC FDCRLMO001, LLC
ARC FDDNVAR001, LLC
ARC FDDXRNM001, LLC
ARC FDFNTPA001, LLC
ARC FDHCRTX001, LLC
ARC FDKRMCO001, LLC
ARC FDOCYLA001, LLC
ARC FDPLSTX001, LLC
ARC FDWLDCO001, LLC
ARC FEBSMND001, LLC
ARC FECNBIA001, LLC
ARC FEEGLWI001, LLC
ARC FEGRFND001, LLC
ARC FELELMS001, LLC
ARC FESOUIA001, LLC
ARC FEWAUWI001, LLC
ARC FEWTNSD001, LLC
ARC FLCLTNC001, LLC
ARC FMMTCNJ001, LLC
ARC FMMTVAL001, LLC
ARC FMSNHPA001, LLC
ARC HR5BEIL001, LLC
ARC HR5BIAL001, LLC
ARC HR5BPMN001, LLC
ARC HR5CURI001, LLC
ARC HR5CVGA001, LLC
ARC HR5DOGA001, LLC
ARC HR5GAGA001, LLC
ARC HR5GASC001, LLC
ARC HR5HASC001, LLC
ARC HR5MSSE001, LLC
ARC HR5PEGA001, LLC
ARC HR5PISC001, LLC
ARC HR5SINJ001, LLC
ARC HR5SOCT001, LLC
ARC HR5VAGA001, LLC
ARC HR5ZUMN001, LLC, each a Delaware limited liability company

By:	/s/ Michael Anderson
Name:	Michael Anderson
Title:	Authorized Signatory

ARC LWAKNSC001, LLC
ARC LWFYTNC001, LLC
ARC LWMCNGA001, LLC
ARC LWNBNNC001, LLC
ARC LWRMTNC001, LLC
ARC MFKXVTN002, LLC
ARC ORMNTWI001, LLC
ARC TKLWSFL001, LLC
ARC TPEGPTX001, LLC
ARC TSHRLKY001, LLC
ARC TSHTNMI001, LLC
ARC TSVRNCT001, LLC
ARC WGBEATX001, LLC
ARC WGGLTWY001, LLC
ARC WGLNSMI001, LLC
ARC WGOKCOK001, LLC
ARC WGTKRGA001, LLC
ARG AA12PCK001, LLC
ARG AA14PCK001, LLC
ARG CCFAYNC001, LLC
ARG CCLTZFL001, LLC
ARG CCNLVTX001, LLC
ARG CCPBLCO01, LLC
ARG CHDUBGA001, LLC
ARG DDEPOTX001, LLC
ARG DGBRWKY001, LLC
ARG DGCLKIA001, LLC
ARG DGCSTKY001, LLC
ARG DGCTSMI001, LLC
ARG DGELKKY001, LLC
ARG DGFLSKY001, LLC
ARG DGLCNMI001, LLC
ARG DGSDLKY001, LLC
ARG DI51PCK001, LLC
ARG DNMGCIN001, LLC, each a Delaware limited liability company

By:	/s/ Michael Anderson
Name:	Michael Anderson
Title:	Authorized Signatory

ARG FMATHTX001, LLC
ARG FMBKHMS001, LLC
ARG FMCHIIL001, LLC
ARG FMCTVMS001, LLC
ARG FMIDBOK001, LLC
ARG FMTYLTX001, LLC
ARG IM12PKSLB001, LLC
ARG ME19PCK001, LLC
ARG MESMOAR001, LLC
ARG PH14SLB001, LLC
ARG ATCHTTN001, LLC
ARG 1CBHGNJ001, LLC
ARG OCPOOL2001, LLC
ARG OCPOOL4001, LLC
ARG WLGREFI001, LLC, each a Delaware limited liability company

By:	/s/ Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

LENDER:

COLUMN FINANCIAL, a Delaware limited liability corporation

By:	/s/ David Tlusty
	Name:	David Tlusty
	Title:	Authorized Signatory

SCHEDULE I

BORROWER/FEDERAL TAX IDENTIFICATION NUMBER/ORGANIZATIONAL
IDENTIFICATION NUMBER

SCHEDULE II

IMMEDIATE REPAIRS

SCHEDULE III

ORGANIZATIONAL CHART

SCHEDULE IV

DESCRIPTION OF REA’S

SCHEDULE V

ALLOCATED LOAN AMOUNTS

SCHEDULE VI

ENVIRONMENTAL REMEDIATION

SCHEDULE VII

UNFUNDED OBLIGATIONS

SCHEDULE VIII

WAIVED TAX DEPOSIT PROPERTY

SCHEDULE IX

RENT ROLL

SCHEDULE X

MASTER LEASE

SCHEDULE XI

GROUND LEASE ESTOPPELS

SCHEDULE XII

ALLOCATED LOAN AMOUNTS PER BORROWER

SCHEDULE XIII-A

DAVITA BALTIMORE PROPERTY CONDOMINIUM DOCUMENTS

SCHEDULE XIII-B

CONWAY NH PROPERTY CONDOMINIUM DOCUMENTS

SCHEDULE XIV

PROPERTIES NOT ELIGIBLE FOR SUBSTITUTION

SCHEDULE XV

SECTION 3.18 EXCEPTIONS

SCHEDULE XVI

PLL POLICY PROPERTIES

SCHEDULE XVII

DEFERRED RENTAL AGREEMENTS

SCHEDULE XVIII

NON-DISCRETIONARY SUBSTITUTION PROPERTIES

SCHEDULE XIX

FORM OF DEBT YIELD CALCULATION

EXHIBIT A

[Form of Notice Letter - Tenants]

___________, 20[__]

[TENANT]

Re:         [Describe Lease] (the “Lease”)

To Whom it May Concern:

A new cash management system has been adopted in connection with our loan from [_________________], its successors and/or assigns (“Lender”). Consequently, from and after the date of this letter, all payments due under the Lease should be delivered as follows:

(i)       If by check, money order, or its equivalent, please mail such items to:

[INSERT RESTRICTED ACCT. INFO]

Attention:
Facsimile No.:

(c)               If by wire transfer to:

[INSERT RESTRICTED ACCT. INFO]

Payee:
ABA Routing #:
For Account:
Account #:
Bank Contact:

This payment direction may not be rescinded or altered, except by a written direction signed by the Lender or its agent.

We appreciate your cooperation.

Very truly yours,

[BORROWER]

Exhibit B-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [_____________], 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among COLUMN FINANCIAL, INC. and BARCLAYS CAPITAL REAL ESTATE INC., collectively as Lender and each of the entities listed on Schedule I attached hereto, collectively as Borrower.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note(s) evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRS Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRS Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRS Code.

The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit B-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [_____________], 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among COLUMN FINANCIAL, INC. and BARCLAYS CAPITAL REAL ESTATE INC., collectively as Lender and each of the entities listed on Schedule I attached hereto, collectively as Borrower.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRS Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRS Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRS Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT C-2

Exhibit B-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [_____________], 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among COLUMN FINANCIAL, INC. and BARCLAYS CAPITAL REAL ESTATE INC., collectively as Lender and each of the entities listed on Schedule I attached hereto, collectively as Borrower.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRS Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRS Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRS Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT C-3

Exhibit B-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes and Are Providing a U.S. Tax Certificate on Behalf of Their Partners)

Reference is hereby made to the Loan Agreement dated as of [_____], 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among COLUMN FINANCIAL, INC., as Lender and each of the entities listed on Schedule I attached hereto, collectively as Borrower.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan (as well as any Note(s) evidencing such Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan (as well as any Note(s) evidencing such Loan), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRS Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRS Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRS Code.

The undersigned has furnished the Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]